As filed with the Securities and Exchange Commission on November 13, 2006

Registration No.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

BRE PROPERTIES, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Maryland	BRE Properties, Inc. 525 Market Street, 4th Floor, San Francisco, CA 94105-2712 (415) 445-6530	94-1722214
(State or Other Jurisdiction of Incorporation or Organization)	(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)	(I.R.S. Employer Identification Number)

Edward F. Lange, Jr.

Executive Vice President,

Chief Financial Officer and Secretary

BRE Properties, Inc.

525 Market Street, 4th Floor,

San Francisco, CA 94105-2712

(415) 445-6530

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copy to:

Laura L. Gabriel, Esq.

Keith Benson, Esq.

Latham & Watkins LLP

505 Montgomery Street, Suite 2000

San Francisco, California 94111

(415) 391-0600

Approximate date of commencement of proposed sale to the public:

From time to time after this registration statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.   ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title Of Each Class Of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount Of Registration Fee
4.125% Convertible Senior Notes due 2026	$460,000,000	100%	$460,000,000	$49,220
Common Stock, $0.01 par value per share	8,236,346 shares (2)(3)	—	—	—(4)

(1)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(o) of the Securities Act of 1933, as amended (the “Securities Act”).

(2)	Represents the maximum number of shares of common stock that could be issuable upon conversion of the notes at the maximum rate of 17.9051 common shares per $1,000 principal amount of notes. Pursuant to Rule 416 of the Securities Act, this registration statement also covers such additional common shares that may be issued from time to time upon exchange of the notes as a result of the anti-dilution provisions of the notes.

(3)	In the event of a stock split, stock dividend or similar transaction involving the common stock, the number of shares registered shall be automatically increased to cover additional shares in accordance with Rule 416(a) under the Securities Act.

(4)	Pursuant to Rule 457(i) under the Securities Act, there is no filing fee payable with respect to the shares of common stock issuable upon conversion of the notes because no additional consideration will be received in connection with the exercise of the conversion right.

PROSPECTUS

BRE Properties, Inc.

$460,000,000 Aggregate Principal Amount of 4.125% Convertible Senior Notes due 2026

8,236,346 Shares of Common Stock That May Be Issuable Upon Conversion of the Notes

On August 15, 2006, we issued and sold in a private placement $460,000,000 aggregate principal amount of our 4.125% Convertible Senior Notes due 2026 at an issue price of $1,000 per note. This prospectus and any accompanying prospectus supplement will be used by selling securityholders to resell the notes and the common stock that may be issuable upon conversion of the notes. Additional selling securityholders may be named by prospectus supplements.

THE NOTES

•	The notes bear interest at the rate of 4.125% per year, payable on February 15 and August 15 of each year beginning February 15, 2007. The notes will mature on August 15, 2026.

•	The notes are our direct unsecured and unsubordinated obligations and rank equally in right of payment with all of our other senior unsecured indebtedness from time to time outstanding. The notes are effectively subordinated in right of payment to our secured indebtedness and to all liabilities and preferred equity of our subsidiaries.

•	Holders may convert their notes into cash or a combination of cash and common stock, at our option, at any time on or after July 15, 2026, but prior to the close of business on the second business day immediately preceding August 15, 2026, and also under the following circumstances: (i) if the closing sale price of our common stock reaches a specified threshold over a specified time period; (ii) if the trading price of the notes is below a specified threshold for a specified time period; (iii) if the notes have been called for redemption; or (iv) upon the occurrence of the specified transactions described in this prospectus. Subject to the exceptions described under “Description of Notes” in this prospectus, upon a conversion of notes we will deliver cash and shares of our common stock, if any, with an aggregate value, which we refer to as the “conversion value,” equal to the applicable conversion rate multiplied by the average price (as defined in this prospectus) of our common stock as follows: (i) an amount in cash, which we refer to as the “principal return,” equal to the lesser of (a) the principal amount of the converted notes and (b) the conversion value; and (ii) if the conversion value is greater than the principal return, an amount with a value equal to the difference between the conversion value and the principal return, which we refer to as the “net amount.” We may pay the net amount, at our option, in cash, common stock or a combination of cash and common stock.

•	The initial conversion rate for each $1,000 principal amount of notes is 14.0432 shares of our common stock. This is equivalent to an initial conversion price of approximately $71.21 per share of common stock. For a discussion of the circumstances in which the conversion rate will be subject to adjustment, see “Description of Notes — Conversion Rate Adjustments” in this prospectus. In addition, if certain change in control transactions occur prior to February 21, 2012 and a holder elects to convert notes in connection with any such transaction, we will increase the conversion rate in connection with such conversion.

•	On or after February 21, 2012, we may redeem the notes in whole or in part for cash at 100% of the principal amount of the notes to be redeemed plus accrued and unpaid interest (including additional interest, if any) to but excluding the redemption date. We may not redeem the notes prior to February 21, 2012 except to the extent necessary to preserve our status as a real estate investment trust.

•	On February 21, 2012, August 15, 2013, August 15, 2016 and August 15, 2021, as well as following the occurrence of certain change in control transactions, holders may require us to repurchase notes in whole or in part for cash at 100% of the principal amount of the notes to be repurchased plus accrued and unpaid interest (including additional interest, if any).

TRADING

•	Our common stock is listed on the New York Stock Exchange under the symbol “BRE”. The last reported sale price of our common stock on the New York Stock Exchange on November 10, 2006 was $60.75 per share.

•	The notes are not listed, and we do not intend to list the notes, on any securities exchange or to include the notes in any automated quotation system. The notes issued and sold in the initial private placement are eligible for trading in the PORTAL Market™ of the National Association of Securities Dealers, Inc. However, any notes resold pursuant to this prospectus will no longer be eligible for the PORTAL™ Market.

The selling securityholders identified in this prospectus or any accompanying prospectus supplement may offer from time to time up to $460,000,000 aggregate principal amount of the notes and any shares of common stock that may be issuable upon conversion of the notes. The notes and any shares of common stock may be offered by the selling securityholders directly or through underwriters, broker-dealers or agents at fixed prices, at the prevailing market prices at the time of sale, at varying prices determined at the time of sale or at negotiated prices. We will pay substantially all of the expenses incident to the registration of the notes and the common stock that may be issuable upon conversion of the notes, except that the selling securityholders will pay all brokers’ commissions and, in connection with an underwritten offering, if any, underwriting discounts and commissions. See “Plan of Distribution.” We will not receive any proceeds from the sale by the selling securityholders of the notes or any shares of common stock issuable upon conversion of the notes.

You should consider carefully the risk factors beginning on page 6 of this prospectus as well as the risk factors relating to our business that are incorporated by reference in this prospectus before investing in the notes or the shares of common stock that may be issuable upon conversion of the notes.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 13, 2006.

You may rely only on the information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement. We have not authorized anyone to provide information different from that contained in this prospectus and any accompanying prospectus supplement. Neither the delivery of this prospectus and any accompanying prospectus supplement nor the sale of the notes means that information contained or incorporated by reference in the prospectus and any accompanying prospectus supplement is correct after their respective dates. This prospectus and any accompanying prospectus supplement are not an offer to sell or solicitation of an offer to buy these securities in any circumstances under which the offer or solicitation is unlawful. We are not, and the selling securityholders are not, making an offer to sell any security in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in this prospectus, any accompanying prospectus supplement and the documents incorporated herein or therein by reference is accurate only as of their respective dates. The financial condition, results of operations, business and prospects of us and our subsidiaries may have changed since those dates.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC, using a “shelf” registration process for the delayed offering and sale of securities pursuant to Rule 415 under the Securities Act of 1933, as amended. Under the shelf process, the selling securityholders may, from time to time, sell the offered securities described in this prospectus in one or more offerings. Additionally, under the shelf process, in certain circumstances, we may provide a prospectus supplement that will contain specific information about the terms of a particular offering by one or more securityholder. We may also provide a prospectus supplement to add, update or change information contained in this prospectus.

This prospectus and any accompanying prospectus supplement do not contain all of the information included in the registration statement. We have omitted parts of the registration statement in accordance with the rules and regulations of the SEC. For further information, we refer you to the registration statement on Form S-3 of which this prospectus is a part, including its exhibits. Statements contained in this prospectus and any accompanying prospectus supplement about the provisions or contents of any agreement or other document are not necessarily complete. If the SEC rules and regulations require that an agreement or document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of these matters.

You should read both this prospectus and any accompanying prospectus supplement together with the additional information described under the caption “Incorporation by Reference” in this prospectus.

AVAILABLE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission (“SEC”). You can read and copy these reports, proxy statements and other information at the public reference facilities of the Securities and Exchange Commission, in Room 1580, 100 F Street, N.E., Washington, D.C. 20549. You can also obtain copies of these materials from the public reference section of the SEC at 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. The SEC also maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC (http://www.sec.gov). Our SEC filings and other information about us may also be obtained from our website at www.breproperties.com, although the information on our website does not constitute a part of this prospectus, and we are not incorporating such information into this prospectus.

Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance we refer you to the copy of the actual contract or document, each statement being qualified in all respects by that reference.

INCORPORATION BY REFERENCE

We have elected to “incorporate by reference” certain information into this prospectus. By incorporating by reference, we are disclosing important information to you by referring you to documents we have filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for information incorporated by reference that is superseded by information contained in this prospectus. This prospectus incorporates by reference the documents set forth below that we have previously filed with the SEC:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2005, including the information specifically incorporated by reference into our Form 10-K from our definitive proxy statement for our 2005 Annual Meeting of Stockholders;

•	Quarterly Reports on Form 10-Q for the quarters ended March 31, 2006, June 30, 2006 and September 30, 2006;

ii

•	Item 8.01 of the Current Report on Form 8-K filed with the SEC on February 2, 2006;

•	Current Report on Form 8-K filed with the SEC on February 9, 2006;

•	Current Report on Form 8-K filed with the SEC on February 16, 2006;

•	Current Report on Form 8-K filed with the SEC on February 28, 2006;

•	Current Report on Form 8-K filed with the SEC on March 13, 2006;

•	Current Report on Form 8-K filed with the SEC on March 15, 2006;

•	Item 8.01 of the Current Report on Form 8-K filed with the SEC on April 28, 2006;

•	Current Report on Form 8-K filed with the SEC on May 18, 2006;

•	Items 1.01 and 8.01 of the Current Report on Form 8-K filed with the SEC on August 1, 2006;

•	Current Report on Form 8-K filed with the SEC on August 7, 2006;

•	Current Report on Form 8-K filed with the SEC on August 9, 2006;

•	Current Report on Form 8-K filed with the SEC on August 21, 2006;

•	Current Report on Form 8-K filed with the SEC on November 8, 2006; and

•	The description of our Common Stock contained in our Registration Statement on Form 8-B (File No. 001-14306), filed with the Securities and Exchange Commission on March 7, 1996.

We are also incorporating by reference all other reports that we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this prospectus. Information included or incorporated by reference in this prospectus shall be deemed automatically updated and superseded if information contained in any document we subsequently file with the SEC prior to the termination of this offering modifies or replaces the information included or incorporated by reference in this prospectus.

We will provide to each person to whom this prospectus is delivered a copy of any or all of the information that we have incorporated by reference into this prospectus but not delivered with this prospectus. To receive a free copy of any of the documents incorporated by reference in this prospectus, other than exhibits, unless they are specifically incorporated by reference in those documents, call or write to BRE Properties, Inc., Attention: Investor Relations, 525 Market Street, 4th Floor, San Francisco, California 94105-2712 (telephone (415) 445-6530).

FORWARD-LOOKING STATEMENTS

In addition to historical information, we have made forward-looking statements in this prospectus and the documents incorporated by reference within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, including those pertaining to uses of our capital resources, portfolio performance and results of operations. Forward-looking statements involve numerous risks and uncertainties and should not be relied upon as predictions of future events and there can be no assurance that the events or circumstances reflected in these statements will be achieved or will occur. You can identify forward-looking statements by the use of forward-looking terminology including “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “pro forma,” “estimates,” or “anticipates” or the negative of these words and phrases or other variations of these words and phrases or comparable terminology, or by discussions of strategy, plans or intentions. Forward-looking statements are necessarily dependent on assumptions, data or methods that may be incorrect or imprecise and may be incapable of being realized.

The factors that could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements include those set forth in the risk factors included in this prospectus and those incorporated by reference in this prospectus and any accompanying prospectus supplement from our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. You are cautioned not to place undue reliance on forward-looking statements, which reflect management’s analysis only. We assume no obligation to update forward-looking statements.

iii

SUMMARY

The information below is only a summary of more detailed information included elsewhere in this prospectus or the documents incorporated by reference in this prospectus and any accompanying prospectus supplement. This summary does not contain all the information that is important to you or that you should consider before investing in the notes and our common stock into which the notes, in certain circumstances, are convertible. As a result, you should read this entire prospectus as well as the information incorporated by reference, carefully.

As used in this prospectus, unless otherwise expressly stated or the context otherwise requires, all references to “BRE,” “we,” “us,” “our” and “ourselves” shall mean BRE Properties, Inc., together with its consolidated subsidiaries.

BRE Properties, Inc.

We are a self-administered equity real estate investment trust (a “REIT”) focused on the acquisition, development and management of multifamily apartment communities in seven metropolitan markets of the Western United States. At September 30, 2006, our multifamily portfolio had real estate assets with a book value of approximately $2.6 billion, which included 79 wholly or majority owned multifamily communities, aggregating 22,166 units; nine multi-family communities owned in joint ventures, comprised of 2,672 apartment units; and ten wholly or majority owned apartment communities in various stages of construction and development totaling 2,462 units.

We have been a publicly traded company since our founding in 1970 and have paid 144 consecutive quarterly dividends to our stockholders from inception. Our principal executive offices are located at 525 Market Street, 4th floor, San Francisco, California, 94105; our telephone number is (415) 445-6530.

The Offering

This summary is not a complete description of the notes. You should read the full text of, and more specific details contained elsewhere in, this prospectus. For a more detailed description of the notes, see the section entitled “Description of Notes” in this prospectus.

In this portion of the summary, the terms “we,” “us,” “our” and BRE Properties, Inc. (“BRE”) refer only to BRE and not to any of its subsidiaries.

Issuer of Notes	BRE Properties, Inc.

Notes Offered	$460,000,000 aggregate principal amount of 4.125% Convertible Senior Notes due 2026.

Ranking of Notes

The notes are our senior unsecured obligations and rank equally in right of payment with all of our other senior unsecured indebtedness. However, the notes are effectively subordinated in right of payment to all of our secured indebtedness (to the extent of the collateral securing the same) and to all liabilities and preferred equity of our subsidiaries.

Interest	The notes bear interest at a rate of 4.125% per year. Interest is payable semi-annually in arrears on August 15 and February 15 of each year, beginning February 15, 2007.

Maturity	The notes will mature on August 15, 2026 unless redeemed, repurchased or converted in accordance with their terms prior to such date.

Redemption of Notes at Our Option

Prior to February 21, 2012, we may not redeem the notes except to preserve our status as a REIT for U.S. federal income tax purposes. However, on or after February 21, 2012, we may redeem the notes in whole or in part, upon not less than 30 nor more than 60 days’ prior written notice to holders of the notes, for cash equal to 100% of the principal amount of the notes to be redeemed plus any accrued but unpaid interest (including additional interest, if any) to but excluding the redemption date.

Repurchase of Notes at Each Holder’s Option on Certain Dates

Holders of notes may require us to repurchase their notes in whole or in part on February 21, 2012, August 15, 2013, August 15, 2016 and August 15, 2021 for cash equal to 100% of the principal amount of the notes to be repurchased plus any accrued but unpaid interest (including additional interest, if any) to but excluding the repurchase date.

Repurchase of Notes at Each Holder’s Option Upon Certain Change in Control Transactions

If we undergo certain change in control transactions, holders of notes may require us to repurchase their notes in whole or in part for cash equal to 100% of the principal amount of the notes to be repurchased plus any accrued but unpaid interest (including additional interest, if any) accrued to but excluding the repurchase date.

Conversion Rights

Holders may convert their notes based on the applicable conversion rate (described below), at any time on or after July 15, 2026 but prior to the close of business on the second business day prior to the stated maturity date, and also under any of the following circumstances:

•	during any calendar quarter beginning after September 30, 2006 (and only during such calendar quarter), if, and only if, the closing sale price of our common stock for at least 20 trading days (whether or not consecutive) in the period of 30 consecutive trading days ending on the last trading day of the preceding calendar quarter is greater than 130% of the conversion price per share of common stock in effect on the applicable trading day;

•	during the five consecutive trading day period following any five consecutive trading day period in which the trading price of the notes was less than 98% of the product of the closing sale price of our common stock multiplied by the applicable conversion rate;

•	with respect to notes which have been called for redemption, at any time prior to the close of business on the third business day prior to the redemption date, provided that solely for purposes of this provision, February 20, 2012 will be considered a business day; or

•	upon the occurrence of specified transactions described under “Description of Notes — Conversion Rights — Conversion upon Specified Transactions” in this prospectus.

By delivering to the holder cash and shares of our common stock, if any, we will satisfy all of our obligations with respect to the notes tendered for conversion. Accordingly, upon conversion of a note, accrued and unpaid interest will be deemed to be paid in full, rather than cancelled, extinguished or forfeited.

Conversion Rate

The initial conversion rate for each $1,000 principal amount of notes is 14.0432 shares of our common stock, payable in cash or, at our election, a combination of cash and shares of our common stock, as described under “Description of Notes — Conversion Settlement” in this prospectus. This is equivalent to an initial conversion price of approximately $71.21 per share of common stock. In addition, if certain change in control transactions occur prior to February 21, 2012 and a holder elects to convert notes in connection with any such transaction, we will increase the conversion rate in connection with such conversion by a number of additional shares of our common stock based on the date such transaction becomes effective and the price paid per share of common stock in such transaction as described under “Description of Notes — Conversion Rate Adjustments — Make Whole Upon Certain Change in Control Transactions” in this prospectus. The conversion rate may also be adjusted under certain other circumstances, including the payment of cash dividends in excess of our current regular quarterly common stock cash dividend of $0.5125 per share, but will not be adjusted for accrued and unpaid interest on the notes. See “Description of Notes — Conversion Rate Adjustments” in this prospectus.

Conversion Settlement

Upon a conversion of notes we will deliver cash or, at our election, a combination of cash and shares of our common stock, with an aggregate value, which we refer to as the “conversion value,” equal to the conversion rate multiplied by the average price of our common stock as follows: (i) an amount in cash, which we refer to as the “principal return,” equal to the lesser of (a) the principal amount of the converted notes and (b) the conversion value, and (ii) if the conversion value is greater than the principal return, an amount with a value equal to the difference between the conversion value and the principal return, which we refer to as the “net amount.” The net amount may be paid, at our option, in cash, shares of our common stock or a combination of cash and shares of our common stock. We refer to any cash delivered upon a conversion of notes as part of the net amount as the “net cash amount” and we refer to any shares of our common stock delivered upon a conversion of notes as the “net shares.” Any portion of the net amount that we elect to issue as net shares will be equal to the average price (as defined below) of our common stock, except that we will pay cash in lieu of any fractional shares of our common stock issuable, at our option, as net shares based on the average price of our common stock.

The “average price” of shares of our common stock is equal to the average of the closing sale prices of our common stock over the 20 consecutive trading-day period commencing on the third trading day following the date the notes are tendered for conversion.

We will pay the principal return and amounts for fractional shares in cash, and deliver net shares or pay the net cash amount, as applicable, to holders upon a conversion of their notes no later than the third business day following the last trading day of the 20 consecutive trading-day period referred to above.

Restrictions on Ownership and Transfer

Our charter, including the articles supplementary for our Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock, as well as our bylaws, contain provisions which are intended to help preserve our status as a REIT for federal income tax purposes. If our board of directors determines that the direct or indirect ownership of shares of our capital stock, including our common stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock, has or may become concentrated to an extent that would prevent us from qualifying as a REIT, our charter provides that we may redeem those shares at any time. Similarly, our charter provides that we may prevent any proposed transfer of our capital stock, including our common stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock, which would jeopardize our status as a REIT. The articles supplementary with respect to our Series D Preferred Stock provide that, subject to certain exceptions, no person or entity may beneficially own, or be deemed to own by virtue of the applicable constructive ownership provisions of the Internal Revenue Code of 1986, as amended, more than 9.8% of the value of our outstanding capital stock as a result of their ownership of our Series D Preferred Stock. Notwithstanding any other provision of the notes, no holder of notes will be entitled to convert such notes into common stock to the extent that receipt of such common stock would, in the good faith determination of our board of directors, prevent us from qualifying as a REIT or would cause a holder of Series D Preferred Stock (together with such holder’s affiliates) to exceed the ownership limit contained in the articles supplementary for our Series D Preferred Stock. See “Restrictions on Transfers of Capital Stock; Redemption; Real Estate Investment Trust Status” in this prospectus.

No Stockholder Rights for Holders of Notes	Holders of notes, as such, do not have any rights as stockholders of BRE (including, without limitation, voting rights and rights to receive dividends or other distributions on our common stock).

Registration Rights

If we fail to comply with specified obligations under the registration rights agreement we entered into at the time we issued the notes, additional interest will be payable on the notes. See “Description of Notes — Registration Rights; Additional Interest” in this prospectus.

Trading

We have not applied, and do not intend to apply, for the listing of the notes on any securities exchange or for quotation on any automated dealer quotation system. The notes issued and sold in the private placement are eligible for trading in the PORTAL Market™ of the National Association of Securities Dealers, Inc. However, the notes resold pursuant to this prospectus will no longer be eligible for the PORTAL™ Market. Our common stock is listed on the New York Stock Exchange under the symbol “BRE”.

Use of Proceeds	The selling securityholders will receive all of the proceeds from the sale of any securities offered by this prospectus.

Book-Entry Form

The notes are issued in book-entry only form and are represented by one or more permanent global certificates deposited with a custodian for, and registered in the name of a nominee of, The Depository Trust Company, commonly known as DTC. Beneficial interests in a global certificate representing the notes will be shown on, and transfers will be effected only through, records maintained by DTC and its direct and indirect participants and such interests may not be exchanged for certificated notes, except in limited circumstances described in “Description of Notes — Book-Entry System.”

Tax

The notes and common stock that may be issuable upon conversion of the notes will be subject to special and complex U.S. federal income tax rules. Prospective purchasers are strongly urged to consult their own tax advisors with respect to the federal, state, local and foreign tax consequences of purchasing, owning and disposing of the notes and common stock into which the notes, in certain circumstances, are convertible. See “U.S. Federal Income Tax Consequences” in this prospectus.

Risk Factors

You should read carefully the “Risk Factors” beginning on page 6 of this prospectus, as well as the risk factors relating to our business that are incorporated by reference in this prospectus and any accompanying prospectus supplement, for risks related to an investment in the notes and the common stock into which the notes may be convertible.

RISK FACTORS

You should carefully consider the risks described below, as well as the risks described in the documents incorporated by reference in this prospectus and any accompanying prospectus supplement, before making a decision to invest in the notes and our common stock into which the notes, under certain circumstances, are convertible. These risks are not the only ones we face. Additional risks not presently known or that are currently deemed immaterial could also materially and adversely affect our financial condition, results of operations, business and prospects. The trading price of the notes and our common stock into which the notes, under certain circumstances, are convertible could decline due to any of these risks, and you may lose all or part of your investment. This prospectus, any accompanying prospectus supplement and the documents incorporated by reference also contain forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks we face described below and in the documents incorporated by reference, including our Annual Report on Form 10-K for the year ended December 31, 2005.

Risks Related to the Notes

The effective subordination of the notes may limit our ability to satisfy our obligations under the notes.

The notes are our senior unsecured obligations and rank equally in right of payment with all of our other senior unsecured indebtedness. However, the notes are effectively subordinated in right of payment to all of our secured indebtedness, including any secured indebtedness we may incur in the future, to the extent of the value of the collateral securing such indebtedness. As of September 30, 2006, exclusive of our subsidiaries, we had approximately $139.6 million of outstanding secured indebtedness. The indenture governing the notes does not prohibit us from incurring additional secured indebtedness in the future. Consequently, in the event of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding with respect to us, the holders of any secured indebtedness will be entitled to proceed directly against the collateral that secures such indebtedness. Therefore, such collateral will not be available for satisfaction of any amounts owed under our unsecured indebtedness, including the notes, until such secured indebtedness is satisfied in full.

The notes also are effectively subordinated in right of payment to all unsecured and secured liabilities and preferred equity of our subsidiaries. In the event of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding with respect to any such subsidiary, we, as an equity owner of such subsidiary, and therefore holders of our debt, including the notes, will be subject to the prior claims of such subsidiary’s creditors, including trade creditors and preferred equity holders. As of September 30, 2006, the total liabilities (exclusive of intercompany debt, trade payables, distributions payable, accrued expenses and other liabilities) and preferred equity of our consolidated subsidiaries were approximately $137.7 million. In addition, as of September 30, 2006, our share of the total liabilities (exclusive of intercompany debt, trade payables, distributions payable, accrued expenses and other liabilities) and preferred equity of the entities which we account for under the equity method of accounting was approximately $9.3 million. The indenture governing the notes does not prohibit our subsidiaries from incurring additional indebtedness or issuing preferred equity in the future.

We may not have the cash necessary to pay the principal return and any net amount upon a conversion of notes or to repurchase the notes on specified dates or following certain change in control transactions.

Upon a conversion of notes in accordance with their terms, we will be required to pay the principal return of such notes in cash. Furthermore, there may be circumstances that prevent the issuance of our common stock for all or any portion of any net amount deliverable upon a conversion of notes, thereby requiring us to satisfy our net amount obligation in cash. Holders of notes also have the right to require us to repurchase the notes for cash on February 21, 2012, August 15, 2013, August 15, 2016 and August 15, 2021 or upon the occurrence of certain change in control transactions. Any of our future debt agreements or securities may contain similar provisions. We may not have sufficient funds to pay the principal return and any such net cash amount or make the required repurchase of notes, as the case may be, in cash at the applicable time and, in such circumstances, may not be able to arrange the necessary financing on favorable terms. In addition, our ability to pay the principal return and any such net cash amount or make the required repurchase, as the case may be, may be limited by law or the terms of other debt agreements or securities. However, our failure to pay the principal return and any such net cash amount or make the required repurchase, as the case may be, would constitute an event of default under the indenture governing the notes which, in turn, could constitute an event of default under other debt agreements or securities, thereby resulting in their acceleration and required prepayment and further restrict our ability to make such payments and repurchases.

There is currently no public trading market for the notes, and an active public trading market for the notes may not develop or, if it develops, may not be maintained.

On August 15, 2006, we issued and sold the notes to the initial purchasers in a private placement. The notes issued and sold in the private placement are eligible for the PORTAL™ Market of the National Association of Securities Dealers, Inc., a screen-based automated market for trading securities for qualified institutional buyers. However, the notes resold pursuant to this prospectus will no longer be eligible for the PORTAL™ Market. We do not intend to apply for listing of the notes on any securities exchange or for quotation of the notes on any automated dealer quotation system. Although the initial purchasers advised us that they intended to make a market in the notes, they are not obligated to do so and may discontinue any market making at any time without notice. Accordingly, an active public trading market may not develop for the notes and, even if one develops, may not be maintained. If an active public trading market for the notes does not develop or is not maintained, the market price and liquidity of the notes is likely to be adversely affected and holders may not be able to sell their notes at desired times and prices or at all. If any of the notes are traded after their purchase, they may trade at a discount from their purchase price.

The liquidity of the trading market, if any, and future trading prices of the notes will depend on many factors, including, among other things, the market price of our common stock, prevailing interest rates, the financial condition, results of operations, business, prospects and credit quality of us and our subsidiaries, and other comparable entities, the market for similar securities and the overall securities market, and may be adversely affected by unfavorable changes in any of these factors, some of which are beyond our control and others of which would not affect debt that is not convertible or exchangeable into capital stock. Historically, the market for convertible debt has been volatile. Market volatility could materially and adversely affect the notes, regardless of the financial condition, results of operations, business, prospects or credit quality of us and our subsidiaries.

The notes have a number of features that may adversely affect the value and trading prices of the notes, including conversion conditions and the lack of financial covenants. Furthermore, even if the conversion conditions are met, since the conversion value of the notes is dependent on the closing sale price of our common stock, volatile or depressed market prices for our common stock is likely to have a similar effect on the trading prices of the notes. It is impossible to assure holders of notes that the closing sale price of our common stock in the future will not have an adverse effect on the trading prices of the notes.

The notes do not contain any financial covenants; therefore, you will not have protection against adverse changes in our business.

The indenture for the notes does not contain any financial covenants, restrict our ability to repurchase our securities other than the notes in accordance with their terms, pay dividends or make restricted payments, or contain covenants or other provisions to afford holders protection in the event of a transaction that substantially increases the level of our indebtedness. Furthermore, the indenture contains only limited protections in the event of a change in control. We could engage in many types of transactions, such as acquisitions, refinancings or recapitalizations, that could substantially affect our capital structure and the value of the notes and our common stock but would not constitute a “change in control” permitting holders to require us to repurchase their notes under the indenture.

Holders of notes will not be entitled to any rights with respect to our common stock, but will be subject to all changes made with respect to our common stock.

Holders of notes will not be entitled to any rights with respect to our common stock (including, without limitation, voting rights and rights to receive any dividends or other distributions on our common stock), but holders of notes will be subject to all changes affecting our common stock. Holders of notes will be entitled to the rights afforded to our common stock only if and when our common stock is delivered to them upon a conversion of notes. For example, in the event that an amendment is proposed to our charter or bylaws requiring stockholder approval and the record date for determining the stockholders of record entitled to vote on the amendment occurs prior to a holder’s receipt of our common stock upon a conversion of notes, such holder will not be entitled to vote on the amendment, although such holder will nevertheless be subject to any changes affecting our common stock.

The price of our common stock may fluctuate significantly and may affect the trading price of the notes.

The market price of our common stock may fluctuate significantly in response to many factors, including:

•	actual or anticipated changes in operating results or business prospects;

•	changes in financial estimates by securities analysts;

•	an inability to meet or exceed securities analysts’ estimates or expectations;

•	conditions or trends in our industry or sector;

•	the performance of other multi-family housing REITs and related market valuations;

•	announcements by us or our competitors of significant acquisitions, strategic partnerships, divestitures, joint ventures or other strategic initiatives;

•	hedging or arbitrage trading activity in our common stock;

•	changes in interest rates;

•	capital commitments;

•	additions or departures of key personnel; and

•	future sales of our common stock or securities convertible into, or exchangeable or exercisable for, our common stock.

Because the conversion value of the notes is based upon the value of the shares of our common stock, volatility or depressed prices for our common stock could have a similar effect on the trading price of the notes and could limit the value of the cash or shares, if any, that you would receive upon conversion of the notes. This may result in greater volatility in the trading price of the notes than would be expected for any non-convertible debt securities we may issue. Holders who receive any shares of our common stock upon conversion of their notes will also be subject to the risk of volatile and depressed market prices of our common stock. In addition, many of the factors listed above are beyond our control. These factors may cause the market price of our common stock to decline, regardless of our financial condition, results of operations, business or prospects. It is impossible to assure converting holders that the market prices of our common stock will not fall in the future.

The conditional conversion feature of the notes may prevent a conversion of notes prior to July 15, 2026. We also have the right to deliver all cash upon a conversion of notes and holders may not receive any of our common stock upon conversion.

The notes are convertible prior to the close of business on the second business day prior to the stated maturity date at any time on or after July 15, 2026 and also if the closing sale price of our common stock reaches a specified threshold over a specified time period, if the trading price of the notes is below a specified threshold for a specified time period or if certain specified transactions or events occur and then only at prescribed times. See “Description of Notes — Conversion Rights” in this prospectus. If these conditions are not met, holders of notes will not be able to convert their notes prior to July 15, 2026 and therefore may not be able to receive the value of the consideration for which the notes would otherwise be convertible. In addition, even if such conditions are met, upon a conversion of notes, we are required to pay the principal return in cash and, to the extent any net amount exists, we may elect to pay the entire net amount in cash. As a result, we are not required to deliver any of our common stock upon a conversion of notes. Therefore, holders may not be able to obtain any benefits of future ownership of our common stock upon any such conversion and would be required to incur the related transaction costs to purchase our common stock with the cash consideration received upon such conversion, including our common stock that holders may require in order to cover short positions.

The premium payable on notes converted in connection with certain change in control transactions prior to February 21, 2012 may not adequately compensate holders for the lost option time value of their notes as a result of any such change in control.

If certain transactions that constitute a change in control occur prior to February 21, 2012, under certain circumstances, we will increase the conversion rate by a number of additional shares of our common stock. This increased conversion rate will apply only to holders who convert their notes in connection with any such transaction. The number of the additional shares of our common stock will be determined based on the date on which the transaction becomes effective and the price paid per share of our common stock in such transaction, as described under “Description of Notes — Conversion Rate Adjustments — Make Whole Upon Certain Change in Control Transactions” in this prospectus. While the number of additional shares of our common stock is designed to compensate holders for the lost option time value of the notes as a result of such transaction, the amount of the premium payable is only an approximation of such lost value and may not adequately compensate holders for such loss. In addition, notwithstanding the foregoing, if (i) such transaction occurs on or after February 21, 2012, or (ii) the price paid per share of our common stock in the transaction is less than $55.85 or equal to or in excess of $100.00, the applicable conversion rate will not be increased. In no event will the number of shares of our common stock issuable upon a conversion of notes exceed 17.9051 per $1,000 principal amount of notes, subject to adjustment under certain circumstances, regardless of when the transaction becomes effective or the price paid per share of our common stock in the transaction.

The applicable conversion rate of the notes may not exceed 17.9051 shares of our common stock per $1,000 principal amount of notes and may not be adjusted for all dilutive events.

The applicable conversion rate of the notes may not exceed 17.9051 shares of our common stock per $1,000 principal amount of notes, subject to adjustment in certain cases. As a result, holders of the notes will not realize the benefits of an increase to the conversion rate otherwise described in this prospectus if such increase, together with previous increases, would result in the issuance of a number of shares of our common stock upon conversion in excess of such specified maximum amount.

The conversion rate of the notes is subject to adjustment for certain events, including, but not limited to, certain dividends on shares of our common stock, the issuance of certain rights, options or warrants to holders of our common stock to acquire shares of our common stock or securities convertible into shares of our common stock, subdivisions or combinations of our common stock, certain distributions of assets, debt securities, capital stock or cash to holders of shares of our common stock and certain tender or exchange offers as described under “Description of Notes — Conversion Rate Adjustments” in this prospectus. The conversion rate will not be adjusted for other events, such as an issuance of our common stock for cash, that may adversely affect the trading price of the notes and our common stock. There can be no assurance that an event will not occur that is adverse to the interests of the holders of the notes and the value of the notes but does not result in an adjustment to the conversion rate.

The definition of a change in control requiring us to repurchase notes is limited and therefore the market price of the notes may decline if we enter into a transaction that is not a change in control under the indenture.

The term “change in control,” as used in the notes and the indenture, is limited and may not include every event that might cause the market price of the notes to decline. The term “change in control” does not apply to transactions in which at least 90% of the consideration paid for our common stock, excluding cash payments for fractional shares and cash payments made in respect of dissenters’ appraisal rights, in a merger or similar transaction is publicly traded common stock. In addition, we will not be required to repurchase notes upon a change in control if our stock price exceeds 105% of the conversion price during specified periods following the announcement date (for changes in control relating to acquisitions of capital stock) or the change in control date (for changes in control relating to mergers, consolidations or asset sales). As a result, our obligation to repurchase the notes upon a change in control may not preserve the value of the notes in the event of a highly leveraged transaction, reorganization, merger or similar transaction. See “Description of Notes — Repurchase at Option of Holders upon a Change in Control” in this prospectus.

Upon conversion of the notes, holders may receive less consideration than expected because the value of our common stock may decline between the day that the conversion right is exercised and the day the value of our common stock is determined.

The conversion value that holders will receive upon conversion of notes will be determined on the basis of the closing sale price of our common stock on the New York Stock Exchange for each of the 20 consecutive trading days beginning on the third trading day following the date the notes are tendered for conversion. Accordingly, if the price of our common stock decreases after the conversion right is exercised, the conversion value will be adversely affected.

The net share settlement feature of the notes may have adverse consequences.

The net share settlement feature of the notes, as described under “Description of Notes — Conversion Rights” and “Description of Notes — Conversion Settlement” in this prospectus, may:

•	result in holders receiving no shares upon conversion or fewer shares relative to the conversion value of the notes;

•	reduce our liquidity because we will be required to pay the principal return in cash and the net amount, if any, may be paid, at our option, in cash as well;

•	delay holders’ receipt of the proceeds upon conversion; and

•	subject holders to market risk before receiving any shares upon conversion.

Restrictions on ownership and transfer in our charter may impair the ability of holders to convert notes for shares of our common stock.

Our charter, including the articles supplementary for our Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock, as well as our bylaws, contain provisions which are intended to help preserve our status as a REIT for federal income tax purposes. If our board of directors determines that the direct or indirect ownership of shares of our capital stock, including our common stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock, has or may become concentrated to an extent that would prevent us from qualifying as a REIT, our charter provides that we may redeem those shares at any time. Similarly, our charter provides that we may prevent any proposed transfer of our capital stock, including our common stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock, which would jeopardize our status as a REIT. The articles supplementary with respect to our Series D Preferred Stock provide that, subject to certain exceptions, no person or entity may beneficially own, or be deemed to own by virtue of the applicable constructive ownership provisions of the Internal Revenue Code, more than 9.8% of the value of our outstanding capital stock as a result of their ownership of our Series D Preferred Stock. Notwithstanding any other provision of the notes, no holder of notes will be entitled to convert such notes into common stock to the extent that receipt of such common stock would, in the good faith determination of our board of directors, prevent us from qualifying as a REIT or would cause a holder of Series D Preferred Stock (together with such holder’s affiliates) to exceed the ownership limit contained in the articles supplementary for our Series D Preferred Stock. See “Restrictions on Transfers of Capital Stock; Redemption; Real Estate Investment Trust Status” in this prospectus.

An adverse rating of the notes may cause their trading prices to fall.

If a rating agency rates the notes, it may assign a rating that is lower than investors’ expectations. Rating agencies also may lower ratings on the notes in the future. If a rating agency assigns a lower-than-expected rating or reduces, or indicates that it may reduce, its rating in the future, the trading price of the notes could significantly decline.

U.S. Federal Income Tax Risks Related to the Notes

Certain of the possible adjustments to the conversion rate (or the failure to make certain adjustments to the conversion rate) may result in a deemed distribution from us to a holder of a note.

The conversion rate of the notes is subject to adjustment under certain circumstances. If certain of the possible adjustments to the conversion rate of the notes are made, a holder may be deemed to have received a distribution from us. See “U.S. Federal Income Tax Consequences” in this prospectus.

The conversion of notes for cash and any of our common stock may be taxable for holders.

Upon any conversion of notes for cash and, at our election, any of our common stock, a U.S. holder may recognize gain or loss for federal income tax purposes. See “U.S. Federal Income Tax Consequences” in this prospectus.

We may withhold federal income tax from payments to non-United States holders of notes in a redemption or conversion of notes for cash and any of our common stock.

We may be required to withhold federal income tax from any amount paid to non-United States holders of notes in a redemption or conversion of notes for cash and any of our common stock, as applicable. We also may withhold federal income tax from any amount paid to non-United States holders with respect to deemed distributions from us that may result in connection with certain adjustments made to the conversion rate of the notes. See “U.S. Federal Income Tax Consequences” in this prospectus.

USE OF PROCEEDS

The selling securityholders will receive all of the proceeds from the sale under this prospectus of the notes and the common stock issuable upon conversion of the notes. We will not receive any proceeds from these sales.

RATIOS OF EARNINGS TO FIXED CHARGES

The following tables set forth our ratios of earnings to fixed charges for the periods indicated:

Nine Months Ended September 30,		Fiscal Year Ended December 31,
2006	2005	2005	2004	2003	2002	2001
1.7	1.3	1.3	1.4	1.5	1.7	1.9

Our ratios of earnings to fixed charges are computed by dividing earnings by fixed charges. Earnings consist of our net income before gains (losses) on sales of investments in rental properties and minority interests in income plus provision for unusual charges and fixed charges, excluding capitalized interest and preferred stock dividends. Fixed charges consist of interest payments and rental payments.

PRICE RANGE OF COMMON STOCK AND DISTRIBUTION POLICY

Our common stock, par value $0.01 per share, trade on the New York Stock Exchange under the symbol “BRE”. The following table sets forth, for the periods indicated, the high, low and last sale prices in dollars on the New York Stock Exchange for our common stock and the distributions we declared with respect to the periods indicated.

Period	High	Low	Close	Distribution
Year Ended December 31, 2004
First Quarter	$34.98	$31.97	$34.32	$.4875
Second Quarter	$35.18	$29.90	$34.75	$.4875
Third Quarter	$38.76	$33.83	$38.35	$.4875
Fourth Quarter	$42.54	$38.12	$40.31	$.4875
Year Ended December 31, 2005
First Quarter	$40.65	$34.93	$35.30	$.5000
Second Quarter	$41.98	$34.61	$41.85	$.5000
Third Quarter	$45.35	$40.51	$44.50	$.5000
Fourth Quarter	$47.62	$39.54	$45.48	$.5000
Year Ending December 31, 2006
First Quarter	$56.68	$45.50	$56.00	$.5125
Second Quarter	$56.70	$49.50	$55.00	$.5125
Third Quarter	$59.99	$54.82	$59.73	$.5125
Fourth Quarter (October 1, 2006 through November 10, 2006)	$66.30	$59.18	$60.75	N/A

On November 10, 2006, the closing sale price of our common stock, as reported on the New York Stock Exchange, was $60.75 per share. As of November 6, 2006, there were 4,125 holders of record of our common stock. This number does not reflect the beneficial ownership of shares of our common stock held in nominee name.

Since 1970, when we were founded, we have made regular and uninterrupted quarterly distributions to our stockholders. However, we cannot assure that distributions will continue or be paid at any specified level. The payment of distributions by us is at the discretion of our Board of Directors and depends on numerous factors, including our cash flow, financial condition and capital requirements, REIT provisions of the Internal Revenue Code of 1986, as amended, and other factors.

Under the Internal Revenue Code, we are required to pay at least 90% of our “REIT taxable income,” excluding net capital gains, as distributions in order to qualify as a REIT, and we will be subject to tax at regular corporate rates to the extent we annually distribute less than 100% of our taxable income. Decisions with respect to the distribution of capital gains are made on a case-by-case basis. A portion of our distributions paid may be designated either capital gain income or a return of capital, or both, to our stockholders. We annually provide our stockholders a statement as to our designation of the taxability of our distributions.

We have a direct stock purchase and dividend reinvestment plan under which investors may make an initial purchase of shares of our common stock and in which stockholders of record of our common stock may invest all or a portion of their distributions.

DESCRIPTION OF NOTES

The following description summarizes certain terms and provisions of the notes, the indenture and the registration rights agreement that we entered into in connection with the initial private placement of the notes, does not purport to be complete and is subject to, and qualified in its entirety by reference to, the actual terms and provisions of the notes, the indenture and the registration rights agreement, which are incorporated herein by reference. We will provide copies of these documents to you upon request.

Capitalized terms used in this prospectus but not otherwise defined shall have the meanings given to them in the notes, the indenture and the registration rights agreement, as applicable. Unless otherwise expressly stated or the context otherwise requires, all references to “we,” “us,” “our,” “ourselves” or “BRE” shall mean BRE Properties, Inc., excluding our consolidated subsidiaries. Unless the context otherwise requires, the term “interest” includes additional interest, if any, due under the registration rights agreement.

General

The notes are a separate series of debt securities issued pursuant to our existing indenture, dated as of June 23, 1997, as amended by a first supplemental indenture dated as of April 23, 1998, a second supplemental indenture dated as of August 15, 2006, and a third supplemental indenture dated as of November 3, 2006, each between us and The Bank of New York Trust Company, National Association (successor to J.P. Morgan Trust Company, National Association), as trustee, which we refer to herein as the “indenture.”

The terms of the notes include those provisions contained in the notes and the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended. The notes are subject to all such terms, and holders of notes are referred to the notes, the indenture and the Trust Indenture Act for a statement thereof. Copies of the indenture and the form of the notes are available for inspection at the corporate trust office of the trustee, currently located at 4 New York Plaza, 1st Floor, New York, N.Y. 10004-2413.

The notes are a separate series of debt securities under the indenture, initially limited in aggregate principal amount to $460,000,000. The indenture does not limit the amount of debt securities that we may issue under the indenture, and we may, without the consent of the holders of the notes, reopen this series of notes and issue additional notes under the indenture in addition to the notes authorized as of the date of this prospectus on the same terms and conditions and with the same CUSIP number as the notes being offered by this prospectus. The notes are our direct, unsecured obligations and rank equally in right of payment with all of our other senior unsecured indebtedness from time to time outstanding.

The notes are exclusively our obligations. Although we own a substantial portion of our consolidated assets ourselves, rather than through subsidiaries, a portion of our consolidated assets (amounting to approximately 15% of our total consolidated assets at September 30, 2006) are held by our subsidiaries. Accordingly, our cash flow and our consequent ability to service debt, including the notes, are partially dependent on the earnings of our subsidiaries, and the notes are effectively subordinated in right of payment to all existing and future indebtedness, guarantees and other liabilities of those subsidiaries. As of September 30, 2006, our subsidiaries had total long-term liabilities of $137.7 million (consisting entirely of mortgage indebtedness). In addition, each of our subsidiaries owning unencumbered real property have guaranteed amounts due under our $600.0 million unsecured credit facility. Our subsidiaries may also from time to time guarantee our other indebtedness. The notes are not guaranteed by any of our subsidiaries.

The notes also are effectively subordinated to any of our secured indebtedness with respect to any collateral pledged as security therefor. Four of our multifamily residential properties comprise the collateral under a master credit facility with Prudential Multifamily Mortgage, Inc. As of September 30, 2006, outstanding borrowings under the master credit facility totaled $75.0 million. The master credit facility includes an option to increase borrowings by $175.0 million to a maximum total of $250.0 million, subject to the pledge of additional collateral and the satisfaction of other conditions.

Although the covenants applicable to us in our secured and unsecured credit facilities impose certain limitations on the incurrence of additional indebtedness, both we and our subsidiaries retain the ability to incur substantial additional secured and unsecured indebtedness in the future.

The notes are issued only in fully registered, book-entry form, in denominations of $1,000 and integral multiples thereof, except under the limited circumstances described below under “— Book-Entry System” in this prospectus.

Holders may convert notes at the office of the conversion agent, present notes for registration of transfer at the office of the registrar for the notes and present notes for payment at maturity at the office of the paying agent. We have appointed the trustee as the initial conversion agent, registrar and paying agent for the notes.

If any interest payment date, stated maturity date, redemption date or repurchase date is not a business day, the payment otherwise required to be made on such date will be made on the next business day without any additional payment as a result of such delay. The term “business day” means, with respect to any note, any day, other than a Saturday, Sunday or any other day on which banking institutions in The City of New York or Houston, Texas are authorized or obligated by law or executive order to close, provided that solely for purposes of conversion of notes following a notice of redemption, February 20, 2012 will be considered a business day. All payments will be made in U.S. dollars.

The terms of the notes provide that we are permitted to reduce interest payments and payments upon a redemption, repurchase or conversion of notes otherwise payable to a holder for any amounts we are required to withhold by law. For example, non-U.S. holders of notes may, under some circumstances, be subject to U.S. federal withholding tax with respect to payments of interest on the notes. Moreover, holders of convertible debt instruments such as the notes may, in certain circumstances, be deemed to have received distributions of stock if the conversion price of such instruments is adjusted even though such holders have not received any cash or property as a result of such adjustments, which deemed distribution (in the case of a non-U.S. holder) may be subject to a U.S. federal withholding tax. See “U.S. Federal Income Tax Consequences” in this prospectus. We will set-off any such withholding tax that we are required to pay against payments of interest payable on the notes and payments upon a redemption, repurchase or conversion of notes.

We are not be subject to any financial covenants under the indenture. In addition, the indenture does not restrict our ability to pay distributions, incur debt or issue or repurchase our securities.

The indenture does not contain any provisions that would necessarily protect holders of notes if we were involved in a highly leveraged transaction, reorganization, merger or other similar transaction that may adversely affect us or them. Furthermore, the notes contain certain features that could deter or discourage third-party acquisition proposals that could be beneficial to holders.

We or one of our affiliates may, to the extent permitted by applicable law, at any time purchase notes in the open market, by tender at any price or by private agreement. Any note purchased by us or our affiliates (a) after the date that is two years from the latest issuance of the notes may, to the extent permitted by applicable law, be reissued or sold or may be surrendered to the trustee for cancellation or (b) on or prior to the date referred to in clause (a), will be surrendered to the trustee for cancellation. Any notes surrendered for cancellation may not be reissued or resold and will be cancelled promptly.

Interest

Interest on the notes accrues at the rate of 4.125% per year from and including August 15, 2006 or the most recent interest payment date to which interest has been paid or provided for, and is payable semi-annually in arrears on February 15 and August 15 of each year, beginning February 15, 2007. The interest so payable will be paid to each holder in whose name a note is registered at the close of business on the February 1 or August 1

(whether or not a business day) immediately preceding the applicable interest payment date. Interest on the notes is computed on the basis of a 360-day year consisting of twelve 30-day months. In addition, we may be required to pay additional interest on the notes as provided under “— Registration Rights; Additional Interest” below.

Upon a conversion of notes, accrued interest thereon will be deemed to be paid by delivery of the consideration due to the converting holder upon such conversion, except that holders of notes on a record date will be entitled to receive interest payable on the related interest payment date even if such notes are converted after such record date and on or prior to such interest payment date. However, unless we have called the notes for redemption on a redemption date that falls after a record date for an interest payment date and on or prior to the related interest payment date, holders who surrender their notes for conversion after such record date and on or prior to such interest payment date must pay to the conversion agent upon conversion an amount in cash equal to the interest payable by us on such interest payment date. The foregoing sentence shall not, however, apply to notes with overdue interest or additional interest at the time of the conversion, with respect to such overdue interest or additional interest, as applicable. No other payment or adjustment will be made for accrued interest on an converted note.

If we redeem the notes, or if a holder surrenders a note for repurchase by us in accordance with the terms of such note, we will pay accrued and unpaid interest (including additional interest, if any) to the holder that surrenders such note for redemption or repurchase, as the case may be. However, if an interest payment date falls on or prior to the redemption date or repurchase date for a note, we will pay the accrued and unpaid interest (including additional interest, if any) due on that interest payment date instead to the record holder of such note at the close of business on the related record date.

Maturity

The notes will mature on August 15, 2026 and will be paid against presentation and surrender thereof at the corporate trust office of the trustee unless (1) earlier redeemed by us at our option or repurchased by us at a holder’s option at certain times as described under “— Our Redemption Rights,” “— Repurchase at Option of Holders on Certain Dates” or “— Repurchase at Option of Holders Upon a Change in Control” below or (2) converted at a holder’s option as permitted under “— Conversion Rights” below. The notes will not be entitled to the benefits of, or be subject to, any sinking fund.

Our Redemption Rights

We will not have the right to redeem any notes prior to February 21, 2012, except to preserve our status as a REIT. If, at any time, we determine it is necessary to redeem the notes in order to preserve our status as a REIT, we may redeem the notes, in whole or in part, for cash equal to 100% of the principal amount of the notes plus accrued but unpaid interest (including additional interest, if any) to but excluding the redemption date. In addition, on or after February 21, 2012, we will have the right to redeem the notes in whole or in part, at any time or from time to time, for cash equal to 100% of the principal amount of the notes to be redeemed plus accrued but unpaid interest (including additional interest, if any) to but excluding the redemption date. Written notice of redemption must be delivered to holders of the notes not less than 30 nor more than 60 days prior to the redemption date.

If the paying agent holds money sufficient to pay the redemption price due on a note on the redemption date in accordance with the terms of the indenture, then, on and after the redemption date, that note will cease to be outstanding and interest on that note will cease to accrue, whether or not the holder effects a book-entry transfer of that note or delivers that note to the paying agent. Thereafter, all other rights of the holder of that note terminate, other than the right to receive the redemption price and additional interest, if any, due on the redemption date.

If we decide to redeem the notes in part, the trustee will select the notes to be redeemed (in principal amounts of $1,000 and integral multiples thereof) on a pro rata basis or such other method it deems fair and appropriate or is required by the depositary for the notes. If the trustee selects a portion of a note for partial redemption and a holder converts a portion of the same note, the converted portion will be deemed to be from the portion selected for redemption.

In the event of any redemption of notes in part, we will not be required to:

•	issue or register the transfer or conversion of any note during a period beginning at the opening of business 15 days before any selection of notes for redemption and ending at the close of business on the earliest date on which the relevant notice of redemption is deemed to have been given to all holders of notes to be so redeemed, or

•	register the transfer or conversion of any note so selected for redemption, in whole or in part, except the unredeemed portion of any note being redeemed in part.

If the paying agent holds funds sufficient to pay the redemption price of the notes on the redemption date, then on and after such date:

•	such notes will cease to be outstanding;

•	interest on such notes will cease to accrue; and

•	all rights of holders of such notes will terminate except the right to receive the redemption price.

Such will be the case whether or not book-entry transfer of the notes in book-entry form is made and whether or not notes in certificated form, together with the necessary endorsements, are delivered to the paying agent.

If we call notes for redemption, a holder may convert its notes only until the close of business on the third business day immediately preceding the redemption date, unless we fail to pay the redemption price. See “— Conversion Rights — Conversion upon Notice of Redemption” below.

Repurchase at Option of Holders on Certain Dates

Holders of notes may require us to repurchase their notes in whole or in part (in principal amounts of $1,000 and integral multiples thereof) on February 21, 2012, August 15, 2013, August 15, 2016 and August 15, 2021 for cash equal to 100% of the principal amount of the notes to be repurchased plus accrued but unpaid interest (including additional interest, if any) to but excluding the repurchase date. To exercise its repurchase right, a holder must deliver a written repurchase notice to the paying agent, which initially is the trustee, during the period beginning at any time from the opening of business on the date that is 20 business days prior to the repurchase date until the close of business on the third business day prior to the repurchase date. Our repurchase obligation will be subject to certain additional conditions.

On or before the 20th business day prior to each repurchase date, we will provide to the trustee, any paying agent and to all holders of the notes, and to beneficial owners as required by applicable law, a notice stating, among other things:

•	the repurchase price;

•	the name and address of the trustee and any paying agent;

•	that notes with respect to which the holder has delivered a repurchase notice may be converted, if otherwise convertible, only if the holder withdraws the repurchase notice in accordance with the terms of the indenture; and

•	the procedures that holders must follow to require us to repurchase their notes.

We will also disseminate a press release through Dow Jones & Company, Inc. or Bloomberg Business News containing the information specified in such notice or publish that information in the Wall Street Journal or another newspaper of general circulation in The City of New York or on our web site, or through such other public medium as we deem appropriate at that time.

A holder’s notice electing to require us to repurchase notes must specify:

•	if such notes are in certificated form, the certificate number(s) of the notes to be repurchased;

•	the principal amount of notes to be repurchased, in integral multiples of $1,000, provided that the remaining principal amount of notes is in an authorized denomination; and

•	that the notes are to be repurchased by us pursuant to the applicable provisions of the indenture and the notes.

Holders may withdraw any repurchase notice in whole or in part by a written notice of withdrawal delivered to the paying agent prior to the close of business on the third business day prior to the repurchase date. If a holder of notes delivers a repurchase notice, it may not thereafter surrender such notes for conversion unless such repurchase notice is withdrawn as permitted below. The notice of withdrawal must specify:

•	the name of the holder;

•	the principal amount of notes in respect of which the repurchase notice is being withdrawn, which must be an integral multiple of $1,000;

•	if the notes subject to the withdrawal notice are in certificated form, the certificate number(s) of all notes subject to the withdrawal notice; and

•	the principal amount of notes, if any, that remains subject to the repurchase notice, which must be an integral multiple of $1,000.

If the notes are in book-entry form, the above notices must also comply with all applicable procedures of The Depository Trust Company, or “DTC.”

Holders electing to require us to repurchase notes must either effect book-entry transfer of notes in book-entry form in compliance with all applicable DTC procedures or deliver the notes in certificated form, together with necessary endorsements, to the paying agent prior to the repurchase date to receive payment of the repurchase price on the repurchase date. We will pay the repurchase price within two business days after the later of the repurchase date or the time of such transfer or delivery of the notes.

If the paying agent holds funds sufficient to pay the repurchase price of the notes on the repurchase date, then on and after such date:

•	such notes will cease to be outstanding;

•	interest on such notes will cease to accrue; and

•	all rights of holders of such notes will terminate except the right to receive the repurchase price.

Such will be the case whether or not book-entry transfer of the notes in book-entry form is made and whether or not notes in certificated form, together with the necessary endorsements, are delivered to the paying agent.

No notes may be repurchased by us at the option of the holders thereof if there has occurred and is continuing an event of default with respect to the notes (other than a default in the payment of the repurchase price for those notes). In addition, we may also be unable to repurchase the notes in accordance with their terms. See “Risk Factors — Risks Related to the Notes — We may not have the cash necessary to pay the principal return and any net amount upon a conversion of notes or to repurchase the notes on specified dates or following certain change in control transactions” in this prospectus.

To the extent legally required in connection with a repurchase of notes, we will comply with the provisions of Rule 13e-4 and other tender offer rules under the Exchange Act then applicable, if any, and will file a Schedule TO or any other schedule required under the Exchange Act.

We may arrange for a third party to purchase any notes for which we receive a valid repurchase notice that is not withdrawn, in the manner and otherwise in compliance with the requirements set forth in the terms of the notes applicable to the offer to repurchase the notes. If a third party purchases any notes under these circumstances, then interest will continue to accrue on those notes and those notes will continue to be outstanding after the repurchase date and will be fungible with all other notes then outstanding. The third party subsequently may resell those purchased notes to other investors.

Repurchase at Option of Holders upon a Change in Control

If a change in control occurs at any time, holders of notes may require us to repurchase their notes in whole or in part for cash equal to 100% of the principal amount of the notes to be repurchased plus unpaid interest (including additional interest, if any) accrued to the repurchase date.

Within 20 days after the occurrence of a change in control, we are obligated to give to the holders of the notes notice of the change in control and of the repurchase right arising as a result of the change in control and the repurchase date (which may be no earlier than 15 days and no later than 30 days after the date of such notice). We must also deliver a copy of this notice to the trustee. We will also disseminate a press release through Dow Jones & Company, Inc. or Bloomberg Business News announcing the occurrence of the change in control or publish that information in the Wall Street Journal or another newspaper of general circulation in The City of New York, or on our web site, or through such other public medium as we deem appropriate at that time.

To exercise its repurchase right, a holder of notes must deliver to the trustee prior to the close of business on the third business day prior to the repurchase date written notice of such holder’s exercise of its repurchase right. Such notice must state:

•	if such notes are in certificated form, the certificate number(s) of the notes to be repurchased;

•	the portion of the principal amount of notes to be repurchased, in multiples of $1,000, provided that the remaining principal amount of notes is in an authorized denomination; and

•	that the notes are to be repurchased by us pursuant to the applicable provisions of the notes.

Holders may withdraw any repurchase notice in whole or in part by a written notice of withdrawal delivered to the paying agent prior to the close of business on the third business day prior to the repurchase date. If a holder of notes delivers a repurchase notice, it may not thereafter surrender such notes for conversion unless such repurchase notice is withdrawn as permitted below. The notice of withdrawal must specify:

•	the name of the holder;

•	the principal amount of notes in respect of which the repurchase notice is being withdrawn, which must be an integral multiple of $1,000;

•	if the notes subject to the withdrawal notice are in certificated form, the certificate number(s) of all notes subject to the withdrawal notice; and

•	the principal amount of notes, if any, that remains subject to the repurchase notice, which must be an integral multiple of $1,000.

If the notes are in book-entry form, the above notices must comply with the all applicable procedures of DTC.

Holders electing to require us to repurchase notes must either effect book-entry transfer of notes in book-entry form in compliance with all applicable DTC procedures or deliver the notes in certificated form, together with necessary endorsements, to the paying agent prior to the repurchase date to receive payment of the repurchase price on the repurchase date. We will pay the repurchase price within two business days after the later of the repurchase date or the time of such transfer or delivery of the notes.

If the paying agent holds funds sufficient to pay the repurchase price of the notes on the repurchase date, then on and after such date:

•	such notes will cease to be outstanding;

•	interest on such notes will cease to accrue; and

•	all rights of holders of such notes will terminate except the right to receive the repurchase price.

Such will be the case whether or not book-entry transfer of the notes in book-entry form is made and whether or not notes in certificated form, together with the necessary endorsements, are delivered to the paying agent.

A “change in control” will be deemed to have occurred at the time that any of the following occurs:

•	consummation of any transaction or event (whether by means of a share exchange or tender offer applicable to our common stock, a liquidation, consolidation, recapitalization, reclassification, combination or merger of BRE or a sale, lease or other transfer of all or substantially all of the consolidated assets of BRE) or a series of related transactions or events pursuant to which all of our outstanding shares of our common stock are exchanged for, converted into or constitute solely the right to receive cash, securities or other property;

•	any “person” or “group” (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable), other than BRE or any of our majority-owned subsidiaries or any of our subsidiaries’ employee benefit plans, is or becomes the “beneficial owner,” directly or indirectly, of more than 60% of the total voting power in the aggregate of all classes of our shares of capital stock then outstanding entitled to vote generally in elections of directors; or

•	during any period of 12 consecutive months after the date of original issuance of the notes, persons who at the beginning of such 12 month period constituted our board of directors, together with any new persons whose election was approved by a vote of a majority of the persons then still comprising our board of directors who were either members of our board of directors at the beginning of such period or whose election, designation or nomination for election was previously so approved, cease for any reason to constitute a majority of our board of directors.

However, even if any of the events specified in the preceding three bullet points have occurred, except as indicated below, a “change in control” will not be deemed to have occurred if either:

(A) the closing sale price of our common stock for any five trading days within (1) the period of 10 consecutive trading days ending immediately after the later of the change in control or the public announcement of the change in control, in the case of a change in control relating to an acquisition of capital stock, or (2) the period of 10 consecutive trading days ending immediately after the change in control, in the case of a change in control relating to a merger, consolidation or asset sale, equals or exceeds 105% of the conversion price applicable to the notes on each of those trading days; provided, however, that the exception to the definition of “change in control” specified in this clause (A) shall not apply in the context of a “change in control” as described under “— Conversion Rights — Conversion Upon Specified Transactions” or “— Conversion Rate Adjustments — Make Whole Upon Certain Change in Control Transactions” below; or

(B) at least 90% of the consideration (excluding cash payments for fractional shares and cash payments made pursuant to dissenters’ appraisal rights) in a merger, consolidation or other transaction otherwise constituting a change in control consists of shares of common stock (or depositary receipts or other certificates representing common equity interests) traded on a national securities exchange or an established automated over-the-counter trading market in the United States (or will be so traded or quoted immediately following such merger, consolidation or other transaction) and as a result of the merger, consolidation or other transaction the notes become convertible into such shares of common stock (or depositary receipts or other certificates representing common equity interests).

For purposes of these provisions “person” includes any syndicate or group that would be deemed to be a “person” under Section 13(d)(3) of the Exchange Act.

The definition of “change in control” includes a phrase relating to the sale, lease or other transfer of “all or substantially all” of our consolidated assets. There is no precise, established definition of the phrase “substantially all” under applicable law. Accordingly, the ability of a holder of notes to require us to repurchase its notes as a result of the sale, lease or other transfer of less than all of our consolidated assets may be uncertain.

No notes may be repurchased by us at the option of the holders thereof if there has occurred and is continuing an event of default with respect to the notes (other than a default in the payment of the repurchase price for those notes). In addition, we may also be unable to repurchase the notes in accordance with their terms. See “Risk Factors — Risks Related to the Notes — We may not have the cash necessary to pay the principal return and any net amount upon a conversion of notes or to repurchase the notes on specified dates or following certain change in control transactions” in this prospectus.

To the extent legally required in connection with a repurchase of notes, we will comply with the provisions of Rule 13e-4 and other tender offer rules under the Exchange Act then applicable, if any, and will file a Schedule TO or any other required schedule under the Exchange Act.

We may arrange for a third party to purchase any notes for which we receive a valid repurchase notice that is not withdrawn, in the manner and otherwise in compliance with the requirements set forth in the terms of the notes applicable to the offer to repurchase the notes. If a third party purchases any notes under these circumstances, then interest will continue to accrue on those notes and those notes will continue to be outstanding after the repurchase date and will be fungible with all other notes then outstanding. The third party subsequently may resell those purchased notes to other investors.

No Stockholder Rights for Holders of Notes

Holders of notes, as such, do not have any rights as stockholders of BRE (including, without limitation, voting rights and rights to receive any dividends or other distributions on our common stock).

Conversion Rights

Subject to the restrictions on ownership of our common stock and the conditions described below, holders may convert their notes for cash or a combination of cash and common stock, at our option, initially at an applicable conversion rate of 14.0432 shares of our common stock per $1,000 principal amount of notes (equivalent to an initial conversion price of approximately $71.21 per share of common stock). The conversion rate and the equivalent conversion price in effect at any given time are referred to in this prospectus as the “conversion rate” and the “conversion price,” respectively, and will be subject to adjustment as described herein. The conversion rate, as adjusted in the manner described under “— Conversion Rate Adjustments” is referred to in this prospectus as the “applicable conversion rate.”

Upon conversion of a note, a holder will not receive any cash payment of interest (unless such conversion occurs after a record date and on or prior to the interest payment date to which it relates) and we will not adjust the conversion rate to account for accrued and unpaid interest. Our delivery to the holder of cash and, if applicable, common stock, if any, will be deemed to satisfy all of our obligations with respect to notes tendered for conversion. Accordingly, upon a conversion of notes, any accrued but unpaid interest will be deemed to be paid in full, rather than cancelled, extinguished or forfeited.

Holders of notes at the close of business on a record date for an interest payment will receive payment of interest payable on the corresponding interest payment date notwithstanding the conversion of such notes at any time after the close of business on the applicable regular record date. Notes tendered for conversion by a holder after the close of business on any record date for an interest payment and on or prior to the corresponding interest payment date must be accompanied by payment of an amount equal to the interest that the holder is to receive on the notes; provided, however, that no such payment will be required to be made (1) if we have specified a redemption date that is after such record date and on or prior to such interest payment date, (2) if we have scheduled a change in control repurchase date that is after such record date and on or prior to such interest payment date, or (3) with respect to overdue interest (including additional interest), if any overdue interest exists at the time of conversion with respect to such notes.

If a holder converts notes and we elect to deliver a combination of cash and common stock, we will pay any documentary, stamp or similar issue or transfer tax due on the issue of common stock upon the conversion, if any, unless the tax is due because the holder requests the shares to be issued or delivered to a person other than the holder, in which case the holder will pay that tax prior to receipt of such common stock.

To convert a note held in book-entry form, a holder must convert by book-entry transfer to the conversion agent through the facilities of DTC and the conversion notice must comply with all applicable DTC procedures. To convert a note held in certificated form, a holder must:

•	complete and manually sign a conversion notice, a form of which is on the back of the note, and deliver the conversion notice to the conversion agent;

•	surrender the note to the conversion agent;

•	if required by the conversion agent, furnish appropriate endorsement and transfer documents; and

•	pay all required transfer or similar taxes.

If a holder has already delivered a repurchase notice as described above under either “— Repurchase at Option of Holders on Certain Dates” or “— Repurchase at Option of Holders upon a Change in Control” above, with respect to a note, that holder may not tender that note for conversion until the holder has properly withdrawn the repurchase notice.

Upon surrender of a note for conversion, the holder shall deliver to us cash equal to the amount that we are required to deduct and withhold under applicable law in connection with such conversion; provided, however, that if the holder does not deliver such cash, we may deduct and withhold from the consideration otherwise deliverable to such holder the amount required to be deducted and withheld under applicable law.

Holders may surrender their notes for conversion for cash or a combination of cash and common stock, at our option, at the applicable conversion rate, at any time on or after July 15, 2026, but prior to the close of business on the second business day immediately preceding the stated maturity date, and also under any of the following circumstances:

•	during any calendar quarter beginning after September 30, 2006 (and only during such calendar quarter) if, and only if, the closing sale price of our common stock for at least 20 trading days (whether or not consecutive) in the period of 30 consecutive trading days ending on the last trading day of the preceding calendar quarter is more than 130% of the conversion price per share of our common stock in effect on the applicable trading day;

•	during the five consecutive trading-day period following any five consecutive trading-day period in which the trading price of the notes was less than 98% of the product of the closing sale price of our common stock multiplied by the applicable conversion rate;

•	if those notes have been called for redemption, at any time prior to the close of business on the third business day prior to the redemption date, provided that solely for purposes of this provision, February 20, 2012 will be considered a business day; or

•	during prescribed periods upon the occurrence of specified transactions discussed below.

“Closing sale price” of our common stock or other capital stock or similar equity interests or other publicly traded securities on any trading day means the closing sale price per share (or, if no closing sale price is reported, the average of the closing bid and ask prices or, if more than one in either case, the average of the average closing bid and the average closing ask prices) on such date as reported on the principal United States securities exchange on which our common stock or such other capital stock or similar equity interests or other securities are traded or, if our common stock or such other capital stock or similar equity interests or other securities is not listed on a United States national or regional securities exchange, as reported on an established over-the-counter trading market in the United States. The closing sale price will be determined without regard to after-hours trading or extended market making. In the absence of the foregoing, we will determine the closing sale price on such basis as we consider appropriate.

“Trading day” means a day during which trading in securities generally occurs on the NYSE or, if our common stock is not then listed on the NYSE, on the principal other United States national or regional securities exchange on which our common stock is then listed or, if our common stock is not then listed on a United States national or regional securities exchange, in the principal other market on which our common stock is then traded. A “trading day” only includes those days that have a scheduled closing time of 4:00 p.m. (New York City time) or the then standard closing time for regular trading on the relevant exchange or trading system.

Conversion upon Satisfaction of Market Price Condition

A holder may surrender any of its notes for conversion during any calendar quarter beginning after September 30, 2006 (and only during such calendar quarter) if, and only if, the closing sale price of our common stock for at least 20 trading days (whether or not consecutive) in the period of 30 consecutive trading days ending on the last trading day of the preceding calendar quarter is more than 130% of the conversion price per share of our common stock in effect on the applicable trading day. Our board of directors will make appropriate adjustments, in its good faith determination, to account for any adjustment to the conversion rate that becomes effective, or any event requiring an adjustment to the conversion rate where the ex-dividend date of the event occurs, during that 30 consecutive trading-day period.

Conversion upon Satisfaction of Trading Price Condition

A holder may surrender any of its notes for conversion during the five consecutive trading-day period following any five consecutive trading-day period in which the trading price per $1,000 principal amount of notes (as determined following a reasonable request by a holder of the notes) was less than 98% of the product of the closing sale price of our common stock multiplied by the applicable conversion rate.

The “trading price” of the notes on any date of determination means the average of the secondary market bid quotations per $1,000 principal amount of notes obtained by the trustee for a $2,000,000 principal amount of notes at approximately 3:30 p.m., New York City time, on such determination date from two independent nationally recognized securities dealers we select, which may include the initial purchasers; provided that if at least two such bids cannot reasonably be obtained by the trustee, but one such bid can reasonably be obtained by the trustee, then one bid shall be used. If the trustee cannot reasonably obtain at least one bid for a $2,000,000 principal amount of notes from a nationally recognized securities dealer or, in our reasonable judgment, the bid quotations are not indicative of the secondary market value of the notes, then the trading price per $1,000 principal amount of notes will be deemed to be less than 98% of the product of the closing sale price of our common stock and the applicable conversion rate on such determination date.

The trustee shall have no obligation to determine the trading price of the notes unless we have requested such determination, and we shall have no obligation to make such request unless a holder provides us with reasonable evidence that the trading price per $1,000 principal amount of notes would be less than 98% of the product of the closing sale price of our common stock and the applicable conversion rate, whereupon we shall instruct the trustee to determine the trading price of the notes beginning on the next trading day and on each successive trading day until the trading price is greater than or equal to 98% of the product of the closing sale price of our common stock and the applicable conversion rate.

Conversion upon Notice of Redemption

A holder may surrender for conversion any of the notes called for redemption at any time prior to the close of business on the third business day prior to the redemption date, even if the notes are not otherwise convertible at such time. Solely for purposes of conversion of notes following a notice of redemption, February 20, 2012 will be considered a business day. The right to convert notes will expire at that time, unless we default in making the payment due upon redemption. A holder may convert fewer than all of its notes so long as the notes converted are an integral multiple of $1,000 principal amount and the remaining principal amount of notes is in an authorized denomination. However, if a holder has already delivered a repurchase notice with respect to a note, such holder may not surrender that note for conversion until it has withdrawn such notice in accordance with the terms of the notes.

Conversion upon Specified Transactions

If we elect to:

•	distribute to all holders of our common stock certain rights entitling them to purchase, for a period expiring within 45 days, shares of our common stock at less than the per share closing sale price of our common stock on the trading day immediately preceding the declaration date of such distribution; or

•	distribute to all holders of our common stock assets, debt securities or certain rights to purchase our securities, which distribution has a per share value exceeding 15% of the average closing sale prices of our common stock on the five consecutive trading days ending on the date immediately preceding the declaration date of such distribution, we must notify the holders of notes at least 20 days prior to the ex-dividend date for such distribution. Once we have given that notice, holders may surrender their notes for conversion at any time until the earlier of the close of business on the business day prior to the ex-dividend date or an announcement that such distribution will not take place; provided, however, that a holder may not exercise this right to convert if the holder may participate, on an as-converted basis, in the distribution without conversion of the notes. The ex-dividend date is the first date upon which a sale of the our common stock does not automatically transfer the right to receive the relevant distribution from the seller of the shares of our common stock to its buyer.

In addition, if we are a party to a consolidation, merger or binding share exchange pursuant to which all of our common stock would be exchanged for cash, securities or other property that is not otherwise a change in control, a holder may surrender its notes for conversion at any time from and including the date that is 15 business days prior to the anticipated effective time of the transaction up to and including five business days after the actual date of such transaction. We will notify holders as promptly as practicable following the date we publicly announce such transaction (but in no event less than 15 business days prior to the anticipated effective time of such transaction).

If a change in control occurs as a result of a transaction described in the first or second bullets of the definition of change in control (as set forth under “— Repurchase at Option of Holders Upon a Change in Control”), a holder will have the right to convert its notes at any time from and including the effective date of such transaction up to and including the 30th business day following the effective date of the transaction, subject to expiration of a holder’s conversion right with respect to any notes submitted for repurchase. We will notify holders as promptly as practicable following the date we publicly announce such change in control (but in no event later than five business days prior to the effective date of such change in control).

If we are a party to a consolidation, merger or binding share exchange pursuant to which all shares of our common stock are exchanged for cash, securities or other property, then at the effective time of the transaction any conversion of notes and the conversion value will be based on the kind and amount of cash, securities or other property that a holder of notes would have received if such holder had converted its notes into our common stock immediately prior to the effective time of the transaction. For purposes of the foregoing, where a consolidation, merger or binding share exchange involves a transaction that causes our common stock to be converted into the right to receive more than a single type of consideration based upon any form of stockholder election, such consideration will be deemed to be the consideration that a majority of the holders of our common stock who affirmatively made such an election received in such transaction or as a result of such event. If a change in control occurs prior to February 21, 2012 as a result of a transaction described in the first or second bullets of the definition thereof, we will adjust the conversion rate for notes tendered for conversion in connection with the transaction, as described below under “— Conversion Rate Adjustments — Make Whole Upon Certain Change in Control Transactions.”

Surrender to Financial Institution in Lieu of Conversion

When a holder surrenders notes for conversion, we may direct the conversion agent to surrender, on or prior to the commencement of the conversion reference period, such notes to a financial institution designated by us for transfer in lieu of conversion. In order to accept any notes surrendered for conversion, the designated institution must agree to deliver, in conversion for such notes, all cash or a combination of cash and shares of our common stock equal to the consideration due upon conversion, as determined under “— Conversion Settlement,” at the option of the designated financial institution. By the close of business on the trading day immediately preceding the start of the applicable conversion period, we will notify the holder surrendering notes for conversion that we have directed the designated financial institution to accept the notes in lieu of conversion and such financial institution will be required to notify the conversion agent whether it will deliver, upon conversion, cash or a specified combination of cash and shares of our common stock.

If the designated institution accepts any such notes, it will deliver the appropriate number of shares of our common stock or cash, or any combination thereof, to the conversion agent and the conversion agent will deliver those shares or cash, or combination thereof, as the case may be, to the holder. Any notes accepted by the designated institution will remain outstanding. If the designated institution agrees to accept any notes but does not timely deliver the related consideration, or if such designated financial institution does not accept the notes, we will, as promptly as practical thereafter, but not later than the third business day following determination of the conversion value, convert the notes into cash and shares, if any, of our common stock, as described under “— Conversion Settlement.”

Our designation of an institution to which the notes may be surrendered in lieu of conversion does not require the institution to accept any notes. We will not pay any consideration to, or otherwise enter into any agreement with, the designated institution for or with respect to such designation.

Conversion Settlement

Upon a conversion of notes, we will deliver, in respect of each $1,000 principal amount of notes tendered for conversion in accordance with their terms:

•	cash in an amount (the “principal return”) equal to the lesser of (a) the principal amount of notes surrendered for conversion and (b) the conversion value; and

•	if the conversion value is greater than the principal return, an amount (the “net amount”) in cash or our common stock with an aggregate value equal to the difference between the conversion value and the principal return.

We may elect to deliver any portion of the net amount in cash (which we refer to as the “net cash amount”) or our common stock, and any portion of the net amount we elect to deliver in our common stock (the “net shares”) will be the sum of the daily share amounts (calculated as described below) for each trading day during the applicable conversion period. Prior to the close of business on the second trading day following the date on which notes are tendered for conversion, we will inform holders of such notes of our election to pay cash for all or a portion of the net amount and, if applicable, the portion of the net amount that will be paid in cash and the portion that will be delivered in the form of net shares.

We will deliver cash in lieu of any fractional shares of our common stock issuable in connection with payment of the net shares based upon the average price.

The “conversion value” for each $1,000 principal amount of notes is equal to (a) the applicable conversion rate, multiplied by (b) the average price.

The “applicable conversion rate,” as of any trading day, means the conversion rate in effect on such date, after giving effect to any adjustment provided for under “— Conversion Rate Adjustments” or “— Conversion Rate Adjustments — Make Whole Upon Certain Change in Control Transactions.”

The “applicable conversion period” means the 20 consecutive trading-day period commencing on the third trading day following the date the notes are tendered for conversion.

The “average price” is equal to the average of the closing sale prices of our common stock for each trading day in the applicable conversion period.

The “daily share amount” for each $1,000 principal amount of notes and each trading day in the applicable conversion period is equal to the greater of:

•	zero; and

•	a number of shares of our common stock determined by the following formula:

(closing sale price per share of our common stock on such trading day x applicable conversion rate) — ($1,000 + net cash amount, if any)

20 x closing sale price per share of our common stock on such trading day

The conversion value, principal return, net amount, net cash amount and the number of net shares, as applicable, will be determined by us promptly after the end of the applicable conversion period. We will pay the principal return and cash in lieu of fractional shares, and deliver net shares or pay the net cash amount, as applicable, no later than the third business day following the last trading day of the applicable conversion period.

Conversion Rate Adjustments

The conversion rate shall be adjusted from time to time as follows:

(i) If we issue common stock as a dividend or distribution on our common stock to all holders of our common stock, or if we effect a share split or share combination, the conversion rate will be adjusted based on the following formula:

CR1 = CR0 x OS1/OS0

    where

CR0 = the conversion rate in effect immediately prior to the ex-dividend date for such dividend or distribution, or the effective date of such share split or share combination;

CR1 = the new conversion rate in effect immediately after the ex-dividend date for such dividend or distribution, or the effective date of such share split or share combination;

OS0 = the number of shares of our common stock outstanding immediately prior to the ex-dividend date for such dividend or distribution, or the effective date of such share split or share combination;

OS1 = the number of shares of our common stock outstanding immediately after the ex-dividend date for such dividend or distribution, or the effective date of such share split or share combination.

Any adjustment made pursuant to this paragraph (i) shall become effective on the date that is immediately after (x) the date fixed for the determination of stockholders entitled to receive such dividend or other distribution or (y) the date on which such split or combination becomes effective, as applicable. If any dividend or distribution described in this paragraph (i) is declared but not so paid or made, the new conversion rate shall be readjusted to the conversion rate that would then be in effect if such dividend or distribution had not been declared.

(ii) If we issue to all holders of our common stock any rights, warrants, options or other securities entitling them for a period of not more than 45 days after the date of issuance thereof to subscribe for or purchase shares of our common stock, or issue to all holders of our common stock securities convertible into shares of our common stock for a period of not more than 45 days after the date of issuance thereof, in either case at an exercise price per share of our common stock or a conversion price per share of our common stock less than the closing sale price of our common stock on the business day immediately preceding the time of announcement of such issuance, the conversion rate will be adjusted based on the following formula:

CR1 = CR0 x (OS0+X)/(OS0+Y)

    where

CR0 = the conversion rate in effect immediately prior to the ex-dividend date for such distribution;

CR1 = the new conversion rate in effect immediately after the ex-dividend date for such distribution;

OS0 = the number of shares of our common stock outstanding immediately prior to the ex-dividend date for such distribution;

X = the total number of shares of our common stock issuable pursuant to such rights, warrants, options, other securities or convertible securities;

Y = the number of shares of our common stock equal to the quotient of (A) the aggregate price payable to exercise such rights, warrants, options, other securities or convertible securities divided by (B) the average of the closing sale prices of our common stock for the 10 consecutive trading days ending on the business day immediately preceding the date of announcement for the issuance such rights, warrants, options, other securities or convertible securities.

For purposes of this paragraph (ii), in determining whether any rights, warrants, options, other securities or convertible securities entitle the holders to subscribe for or purchase, or exercise a conversion right for, shares of our common stock at less than the applicable closing sale price of our common stock, and in determining the aggregate exercise or conversion price payable for our common stock, there shall be taken into account any consideration received by us for such rights, warrants, options, other securities or convertible securities and any amount payable on exercise or conversion thereof, with the value of such consideration, if other than cash, to be determined by our board of directors. If any right, warrant, option, other security or convertible security described in this paragraph (ii) is not exercised or converted prior to the expiration of the exercisability or convertibility thereof, the new conversion rate shall be readjusted to the conversion rate that would then be in effect if such right, warrant, option, other security or convertible security had not been so issued.

(iii) If we distribute shares of our capital stock, evidences of indebtedness or other assets or property to all holders of our common stock, excluding:

(A) dividends, distributions, rights, warrants, options, other securities or convertible securities referred to in paragraph (i) or (ii) above;

(B) dividends or distributions paid exclusively in cash; and

(C) Spin-Offs described below in this paragraph (iii),

then the conversion rate will be adjusted based on the following formula:

CR1 = CR0 x SP0/(SP0 – FMV)

    where

CR0 = the conversion rate in effect immediately prior to the ex-dividend date for such distribution;

CR1 = the new conversion rate in effect immediately after the ex-dividend date for such distribution;

SP0 = the average of the closing sale prices of our common stock for the 10 consecutive trading days prior to the business day immediately preceding the earlier of the record date or the ex-dividend date for such distribution; and

FMV = the fair market value (as determined in good faith by our board of directors) of the shares of capital stock, evidences of indebtedness, assets or property distributed with respect to each outstanding share of our common stock on the earlier of the record date or the ex-dividend date for such distribution.

An adjustment to the conversion rate made pursuant to the immediately preceding paragraph shall become effective on the day immediately after the date fixed for the determination of holders of our common stock entitled to receive such distribution.

If we distribute to all holders of our common stock, capital stock of any class or series, or similar equity interest, of or relating to a subsidiary or other of our business units (a “Spin-Off”), the conversion rate in effect immediately before the close of business on the date fixed for determination of holders of our common stock entitled to receive such distribution will be adjusted based on the following formula

CR1 = CR0 x (FMV0+MP0)/MP0

    where

CR0 = the conversion rate in effect immediately prior to the 10th trading day immediately following and including the effective date of the Spin-Off;

CR1 = the new conversion rate immediately after the 10th trading day immediately following, and including, the effective date of the Spin-Off;

FMV0 = the average of the closing sale prices of the capital stock or similar equity interest distributed to holders of our common stock applicable to one share of our common stock over the first 10 consecutive trading days after the effective date of the Spin-Off; and

MP0 = the average of the closing sale price of our common stock over the first 10 consecutive trading days after the effective date of the Spin-Off.

An adjustment to the conversion rate made pursuant to the immediately preceding paragraph will occur on the 11th trading day from and including the effective date of the Spin-Off.

If any such dividend or distribution described in this paragraph (iii) is declared but not paid or made, the new conversion rate shall be readjusted to be the conversion rate that would then be in effect if such dividend or distribution had not been declared.

(iv) If we make any cash dividend or distribution in respect of any of our quarterly fiscal periods (without regard to when paid) to all holders of our common stock in an aggregate amount that, together with other cash dividends or distributions made in respect of such quarterly fiscal period, exceeds the product of $0.5125 (the “Reference Dividend”) multiplied by the number of shares of our common stock outstanding on the record date for such distribution, the conversion rate will be adjusted based on the following formula:

CR1 = CR0 x SP0/(SP0 – C)

    where

CR0 = the conversion rate in effect immediately prior to the ex-dividend date for such distribution;

CR1 = the new conversion rate immediately after the ex-dividend date for such distribution;

SP0 = the average of the closing sale prices of our common stock for the 10 consecutive trading days prior to the business day immediately preceding the earlier of the record date or the day prior to the ex-dividend date for such distribution; and

C = the amount in cash per share that we distribute to holders of our common stock in respect of such quarterly fiscal period that exceeds the Reference Dividend.

An adjustment to the conversion rate made pursuant to this paragraph (iv) shall become effective on the date immediately after the date fixed for the determination of holders of our common stock entitled to receive such dividend or distribution. If any dividend or distribution described in this paragraph (iv) is declared but not so paid or made, the new conversion rate shall be readjusted to the conversion rate that would then be in effect if such dividend or distribution had not been declared.

The Reference Dividend shall be subject to adjustment on account of any of the events set forth in paragraphs (i), (ii) and (iii) above and paragraph (v) below. Any such adjustment will be effected by multiplying the Reference Dividend by a fraction, the numerator of which will equal the conversion rate in effect immediately prior to the adjustment on account of such event and the denominator of which will equal the conversion rate as adjusted.

(v) If we or any of our subsidiaries makes a payment in respect of a tender offer or exchange offer for our common stock to the extent that the cash and value of any other consideration included in the payment per share of our common stock exceeds the closing sale price of a share of our common stock on the trading day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (the “Expiration Time”), the conversion rate will be adjusted based on the following formula:

CR1 = CR0 x (AC + (SP1 x OS1))/(SP1 X OS0)

    where

CR0 = the conversion rate in effect immediately prior to the date such tender or exchange offer expires;

CR1 = the new conversion rate immediately following the date such tender or exchange offer expires;

AC = the aggregate value of all cash and any other consideration (as determined by our board of directors) paid or payable for our common stock purchased in such tender or exchange offer;

OS0 = the number of shares of our common stock outstanding immediately prior to the date such tender or exchange offer expires;

OS1 = the number of shares of our common stock outstanding immediately after such tender or exchange offer expires (after giving effect to the purchase or exchange of shares pursuant to such tender or exchange offer); and

SP1 = the average of the closing sale prices of our common stock for the 10 consecutive trading days commencing on the trading day next succeeding the date such tender or exchange offer expires.

If the application of the foregoing formula would result in a decrease in the conversion rate, no adjustment to the conversion rate will be made.

Any adjustment to the conversion rate made pursuant to this paragraph (v) shall become effective on the date immediately following the Expiration Time. If we or one of our subsidiaries is obligated to purchase shares of our common stock pursuant to any such tender or exchange offer but is permanently prevented by applicable law from effecting any such purchase or all such purchases are rescinded, the new conversion rate shall be readjusted to be the conversion rate that would be in effect if such tender or exchange offer had not been made.

(vi) Notwithstanding the foregoing, in the event of an adjustment to the conversion rate pursuant to paragraphs (iv) or (v), in no event will the conversion rate exceed 17.9051 shares of our common stock per $1,000 principal amount of notes, subject to adjustment pursuant to paragraphs (i), (ii) and (iii).

(vii) If we have in effect a rights plan while any notes remain outstanding, holders of notes will receive, upon a conversion of notes in respect of which we have elected to deliver net shares, in addition to such net shares, rights under our stockholder rights agreement unless, prior to conversion, the rights have expired, terminated or been redeemed or unless the rights have separated from our common stock. If the rights provided for in the rights plan we adopted have separated from our common stock in accordance with the provisions of the applicable stockholder rights agreement so that holders of notes would not be entitled to receive any rights in respect of our common stock that we elect to deliver as net shares upon conversion of notes, the conversion rate will be adjusted at the time of separation as if we had distributed to all holders of our common stock, evidences of indebtedness or other assets or property pursuant to paragraph (iii) above, subject to readjustment upon the subsequent expiration, termination or redemption of the rights. In lieu of any such adjustment, we may amend such applicable stockholder rights agreement to provide that upon a conversion of notes the holders will receive, in addition to shares of our common stock that we elect to deliver as net shares upon such conversion, the rights which would have attached to such common stock if the rights had not become separated from our common stock under such applicable stockholder rights agreement. To the extent that we adopt any future stockholder rights agreement, upon a conversion of notes in respect of which we elect to deliver our common stock as net shares, a holder of notes shall receive, in addition to our common stock, the rights under the future stockholder rights agreement whether or not the rights have separated from our common stock at the time of conversion and no adjustment will be made in accordance with paragraph (iii) or otherwise.

In addition to the adjustments pursuant to paragraphs (i) through (vii) above, we may increase the conversion rate in order to avoid or diminish any income tax to holders of our common stock resulting from any dividend or distribution of capital stock (or rights to acquire shares of our common stock) or from any event treated as such for income tax purposes. We may also, from time to time, to the extent permitted by applicable law, increase the conversion rate by any amount for any period if we have determined that such increase would be in our best interests. If we make such determination, it will be conclusive and we will mail to holders of the notes a notice of the increased conversion rate and the period during which it will be in effect at least 15 days prior to the date the increased conversion rate takes effect in accordance with applicable law.

We will not make any adjustment to the conversion rate if holders of the notes are permitted to participate, on an as-converted basis, in the transactions described above.

The conversion rate will not be adjusted except as specifically set forth in this “— Conversion Rate Adjustments” and in “— Make Whole Upon Certain Change in Control Transactions.” Without limiting the foregoing, the conversion rate will not be adjusted for:

•	the issuance of any common stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on our securities and the investment of additional optional amounts in shares of our common stock under any plan;

•	the issuance of any shares of our common stock or options or rights to purchase those shares pursuant to any present or future employee, director, trustee or consultant benefit plan, employee agreement or arrangement or program of ours;

•	the issuance of any shares of our common stock pursuant to any option, warrant, right, or exercisable, exchangeable or convertible security outstanding as of the date the notes were first issued;

•	a change in the par value of our common stock;

•	accumulated and unpaid dividends or distributions; and

•	as a result of a tender offer solely to holders of less than 100 shares of our common stock.

No adjustment in the conversion rate will be required unless the adjustment would require an increase or decrease of at least 1% of the conversion rate. If the adjustment is not made because the adjustment does not change the conversion rate by at least 1%, then the adjustment that is not made will be carried forward and taken into account in any future adjustment. All required calculations will be made to the nearest cent or 1/1000th of a share, as the case may be. Notwithstanding the foregoing, if the notes are called for redemption, all adjustments not previously made will be made on the applicable redemption date.

If certain of the possible adjustments to the conversion price of the notes are made, a holder may be deemed to have received a distribution from us even though such holder has not received any cash or property as a result of such adjustments. We withhold federal income tax (in the case of a non-U.S. holder) with respect to any deemed distribution from us, from cash payments of interest and payments in redemption, repurchase or conversion of the notes. See “U.S. Federal Income Tax Consequences” in this prospectus.

Make Whole Upon Certain Change in Control Transactions

If a change in control occurs prior to February 21, 2012 as a result of a transaction described in the first or second bullets of the definition of change in control (as set forth above under “— Repurchase at Option of Holders upon a Change in Control”) and a holder elects to convert its notes in connection with such change in control as described above under “— Conversion Rights — Conversion upon Specified Transactions,” we will increase the applicable conversion rate for the notes surrendered for conversion by a number of additional shares of our common stock (the “additional change in control shares”) as described below. A conversion of notes will be deemed for these purposes to be “in connection with” such a change in control if the notice of conversion of the notes is received by the conversion agent from and including the effective date of the change in control up to and including the 30th business day following the effective date of the change in control.

The number of additional change in control shares will be determined by reference to the table below and is based on the date on which such change in control transaction becomes effective (the “effective date”) and the price (the “stock price”) paid per share of our common stock in such transaction. If the holders of our common stock receive only cash in the change in control transaction, the stock price shall be the cash amount paid per share of our common stock. Otherwise, the stock price shall be the average of the closing sale prices of our common stock on the 10 consecutive trading days up to but excluding the effective date.

The stock prices set forth in the first row of the table (i.e., the column headers) will be adjusted as of any date on which the conversion rate of the notes is adjusted. The adjusted stock prices will equal the stock prices applicable immediately prior to such adjustment multiplied by a fraction, the numerator of which is the conversion rate immediately prior to the adjustment giving rise to the stock price adjustment and the denominator of which is the conversion rate as so adjusted. In addition, the number of additional change in control shares will be subject to adjustment in the same manner as the conversion rate as set forth above under “— Conversion Rate Adjustments.”

The following table sets forth the stock price and number of our additional change in control shares to be received per $1,000 principal amount of notes:

	Takeover Price
Effective Date	$55.85	$57.50	$60.00	$65.00	$70.00	$75.00	$80.00	$85.00	$90.00	$95.00	$100.00
August 15, 2006	3.86	3.51	3.03	2.24	1.63	1.16	0.80	0.53	0.32	0.18	0.07
February 15, 2007	3.86	3.51	3.02	2.22	1.61	1.14	0.78	0.51	0.31	0.17	0.06
February 15, 2008	3.86	3.49	2.99	2.17	1.55	1.08	0.72	0.46	0.27	0.14	0.05
February 15, 2009	3.86	3.45	2.93	2.08	1.45	0.98	0.63	0.39	0.21	0.09	0.02
February 15, 2010	3.86	3.38	2.83	1.94	1.29	0.82	0.50	0.27	0.13	0.04	0.00
February 15, 2011	3.86	3.36	2.69	1.71	1.02	0.56	0.27	0.11	0.02	0.00	0.00
February 21, 2012	3.86	3.35	2.62	1.34	0.44	0.02	0.00	0.00	0.00	0.00	0.00

The exact stock prices and effective dates may not be set forth in the table, in which case:

(1) if the stock price is between two stock price amounts in the table or the effective date is between two dates in the table, the additional change in control shares will be determined by straight-line interpolation between the number of additional change in control shares set forth for the higher and lower stock price amounts and the two dates, as applicable, based on a 365-day year;

(2) if the stock price is equal to or in excess of $100.00 per share of common stock (subject to adjustment), no additional change in control shares will be issued upon conversion; and

(3) if the stock price is less than $55.85 per share of common stock (subject to adjustment), no additional change in control shares will be issued upon conversion.

Notwithstanding the foregoing, in no event will the total number of shares of our common stock issuable upon conversion exceed 17.9051 per $1,000 principal amount of notes, subject to adjustment in the same manner as the conversion rate as set forth above under “— Conversion Rate Adjustments.”

Our obligation to deliver the additional change in control shares could be considered a penalty, in which case the enforceability thereof would be subject to general principles of reasonableness of economic remedies.

Ownership Limit

Our charter, including the articles supplementary for our Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock, as well as our bylaws, contain provisions which are intended to help preserve our status as a REIT for federal income tax purposes. If our board of directors determines that the direct or indirect ownership of shares of our capital stock, including the common stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock, has or may become concentrated to an extent that would prevent us from qualifying as a REIT, our charter provides that we may redeem those shares at any time. Similarly, our charter provides that we may prevent any proposed transfer of our capital stock, including the common stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock, which would jeopardize our status as a REIT. The articles supplementary with respect to the Series D Preferred Stock provide that, subject to certain exceptions, no person or entity may beneficially own, or be deemed to own by virtue of the applicable constructive ownership provisions of the Internal Revenue Code, more than 9.8% of the value of our outstanding capital stock as a result of their ownership of the Series D Preferred Stock. Notwithstanding any other provision of the notes, no holder of notes will be entitled to convert such notes into common stock to the extent that receipt of such common stock would, in the good faith determination of our board of directors, prevent us from qualifying as a REIT or would cause a holder of Series D Preferred Stock (together with such holder’s affiliates) to exceed the ownership limit contained in the articles supplementary for our Series D Preferred Stock. See “Restrictions on Transfers of Capital Stock; Redemption; Real Estate Investment Trust Status” in this prospectus.

Calculations in Respect of the Notes

Except as explicitly specified otherwise herein, we will be responsible for making all calculations required under the notes. These calculations include, but are not limited to, determinations of the conversion price and conversion rate applicable to the notes. We will make all these calculations in good faith and, absent manifest error, our calculations will be final and binding on holders of the notes. We will provide a schedule of our calculations to the trustee, and the trustee is entitled to rely upon the accuracy of our calculations without independent verification. The trustee will forward our calculations to any holder of notes upon request within 20 business days of the effective date of any adjustment.

Merger, Consolidation or Sale

The indenture provides that we will not, in any transaction or series of related transactions, consolidate with, or sell, lease, assign, transfer or otherwise convey all or substantially all of our assets to, or merge with or into, any other person, unless:

•	either we shall be the continuing corporation, or the successor person, if other than us, formed by or resulting from any consolidation or merger or which shall have received the transfer of all or substantially all of our assets is a corporation organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and shall expressly assume, by supplemental indenture executed by the successor corporation and delivered to the trustee, the due and punctual payment of the principal of, and premium, if any, and interest, if any, on and all additional amounts, if any, payable in respect of all of the outstanding debt securities issued under the indenture and the due and punctual performance and observance of all of the other covenants and conditions contained in the outstanding debt securities and the indenture to be performed or observed by us;

•	immediately after giving effect to the transaction, and treating any Debt, including Acquired Debt, which becomes our obligation or an obligation of any of our subsidiaries as a result thereof as having been incurred by us or the subsidiary at the time of the transaction, no event of default under the applicable indenture, and, no event of default, and no event which, after notice or the lapse of time or both, would become an event of default, shall have occurred and be continuing; and

•	an officers’ certificate and legal opinion concerning the conditions precedent will be delivered to the trustee.

In the event that we are not the continuing corporation, then, for purposes of the second bullet point above, the references to us shall be deemed to refer to the successor corporation.

Upon any merger, consolidation, sale, assignment, transfer, lease or conveyance in which we are not the continuing corporation, the successor corporation formed by the consolidation or into which we are merged or to which the sale, assignment, transfer, lease or other conveyance is made shall succeed to us, and be substituted for us, and may exercise all of our rights and powers under the relevant indenture with the same effect as if the successor corporation had been named as the Company under the indenture and thereafter, except in the case of a lease, we shall be released from our obligations under the indenture and the debt securities.

Events of Default, Notice and Waiver

The following events are “events of default” with respect to the notes:

•	a default for 30 days in the payment of any interest on or any additional interest payable in respect of the notes;

•	a default in the payment of any principal of or premium, if any, on, notes, whether on the stated maturity date or any earlier date of redemption or repurchase or otherwise;

•	default in the delivery when due of the conversion value, on the terms set forth in the indenture and the notes, upon exercise of a holder’s conversion right in accordance with the indenture and the continuation of such default for 15 days;

•	our failure to provide notice of the occurrence of a change in control when required under the indenture and the continuation of such default for 10 days;

•	a default in the performance, or breach, of any other covenant or warranty contained in the indenture, other than a covenant or warranty included in the indenture solely for the benefit of a series of debt securities other than the holders of notes, continued for 60 days after written notice as provided in the indenture;

•	a default under any bond, note, debenture or other evidence of indebtedness of us or any of our subsidiaries, including an event of default with respect of any other series of debt securities, or under any mortgage, indenture or other instrument under which there may be issued or by which there may be secured or evidenced any indebtedness of us or any of our subsidiaries which results in the acceleration of such indebtedness in an aggregate principal amount exceeding $20,000,000 or which constitutes a failure to pay at maturity or other scheduled payment date (after expiration of any applicable grace period) such indebtedness in an aggregate principal amount exceeding $20,000,000, but only if such indebtedness is not discharged or such acceleration is not rescinded or annulled within 10 days after notice to us by the trustee or to us and the trustee by the holders of at least 10% in aggregate principal amount of the outstanding debt securities of the series; and

•	certain events of bankruptcy, insolvency or reorganization with respect to us or of any significant subsidiary.

The term “significant subsidiary” as used above means any subsidiary of ours which is a significant subsidiary (as defined in Regulation S-X promulgated under the Securities Act as in effect on January 1, 1996).

If an event of default occurs and is continuing, then in every such case the trustee or the holders of not less than 25% in principal amount of the outstanding notes may declare the principal of all of the notes to be due and payable immediately by written notice thereof to us, and to the trustee if given by the holders. However, at any time after such a declaration of acceleration with respect to the notes has been made and before a judgment of decree for payment of the money due has been obtained by the trustee, the holders of not less than a majority in principal amount of the notes may rescind, by written notice to us, and annul the declaration and its consequences if:

•	we shall have paid or deposited with the trustee a sum sufficient to pay the principal of, interest, and additional interest, if any, on the notes, other than interest which have become due and payable as a result of the acceleration, plus certain fees, expenses, disbursements and advances of the trustee; and

•	all events of default with respect to notes, other than the nonpayment of the principal of, or premium, if any, or interest, on the debt securities of the series which have become due solely by the declaration of acceleration, have been cured or waived as provided in the indenture.

The indenture also provides that the holders of not less than a majority in principal amount of the notes may on behalf of the holders of all notes waive any past default with respect to the notes and its consequences, except a default:

•	in the payment of the principal of, or premium, if any, or interest or additional interest, if any, on any note; or

•	in respect of a covenant or provision contained in the indenture that cannot be modified or amended without the consent of the holder of each outstanding note affected by the modification or amendment.

The indenture requires the trustee to give notice to the holders of the notes within 90 days of a default under the indenture known to the trustee, unless that default shall have been cured or waived; provided, however, that the trustee may withhold notice to the holders of the notes of any default with respect to the notes, except a default in the payment of the principal of, or premium, if any, or interest, if any, on any note, if a responsible officer of the trustee determines the withholding to be in the interest of the holders.

The indenture provides that no holder of notes may institute any proceeding, judicial or otherwise, with respect to the indenture or for any remedy thereunder, except in the case of the failure of the trustee, for 60 days, to act after it has received notice of a continuing event of default and a written request to institute proceedings in respect of the event of default from the holders of not less than 25% in principal amount of the notes, as well as an offer of reasonable indemnity, and no direction inconsistent with the written request has been given to the trustee during the 60-day period by the holders of a majority in principal amount of the notes. Neither this provision nor any other provision in the indenture will prevent, however, any holder of notes from instituting suit for the enforcement of payment of the principal of, and premium, if any, and interest on or any additional interest, if any, on the notes held by that holder at the respective due dates thereof.

The indenture provides that, subject to provisions relating to its duties in case of default, a trustee thereunder is under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any holders of notes, unless the holders shall have offered to the trustee reasonable security or indemnity reasonably satisfactory to the trustee against costs, expenses and liabilities which might be incurred by it in compliance with the request or direction. The holders of not less than a majority in principal amount of the notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or of exercising any trust or power conferred upon the trustee. However, the trustee may take any other action deemed proper by it which is not inconsistent with the direction or may refuse to follow any direction which is in conflict with any law or the indenture, which may involve the trustee in personal liability or which may be unduly prejudicial to the holders of notes not joining in the action.

Within 120 days after the close of each fiscal year, we must deliver to the trustee a certificate, signed by one of several of our specified officers, stating whether or not the officer has knowledge of any noncompliance with all conditions and covenants under the indenture and, if so, specifying the noncompliance and the nature and status thereof.

Modification of the Indenture

Modifications and amendments of the indenture will be permitted to be made only with the consent of the holders of a majority in principal amount of all outstanding notes affected by such modification or amendment (voting together as a single class); provided, however, that no such modification or amendment may, without the consent of the holders of each such note affected thereby:

•	change the stated maturity of the principal of or any installment of principal of, or interest (including additional interest, if any) on, the notes;

•	reduce the principal amount of, or the rate of interest (including additional interest, if any) on, or change any of our obligations to pay additional interest or change the timing or reduce the amount payable on redemption of, the notes;

•	make any change that impairs or adversely affects the rights of a holder to convert notes in accordance with the indenture;

•	change the place of payment, or the coin or currency, for payment of principal of, or interest (including additional interest, if any) on, the notes;

•	impair the right to institute suit for the enforcement of any payment on or with respect to notes or the delivery of the conversion value as required by the indenture upon an conversion of notes;

•	reduce the above stated percentage in principal amount of outstanding notes necessary to modify or amend the indenture, to waive compliance with specified provisions thereof or specified defaults and consequences thereunder or to reduce the quorum or voting requirements set forth in the indenture; or

•	modify any of the foregoing provisions or any of the provisions relating to the waiver of some past defaults or some covenants, except to increase the required percentage to effect such action or to provide that specified other provisions may not be modified or waived without the consent of the holders of each note affected thereby.

Notwithstanding the foregoing, the consent of the holders of a majority of the principal amount of the outstanding notes is required to modify or amend the indenture to change the provisions set forth above under “— Conversion Settlement” such that, from and after the date of such modification or amendment, we will have the ability to satisfy the principal return upon conversion of a note in cash, common stock or any combination thereof; provided, however, that we may, without seeking the consent of any holders of notes, (1) increase the voting requirement set forth in this paragraph or (2) eliminate our right to implement the modification or amendment to the indenture set forth in this paragraph.

A note shall be deemed outstanding if it has been authenticated and delivered under the indenture unless, among other things, such note has matured or been cancelled, converted, redeemed or repurchased.

The indenture provides that the holders of not less than a majority in principal amount of outstanding notes have the right to waive compliance by us with specified covenants in the indenture in respect of the notes.

Modifications and amendments of the indenture will be permitted to be made by us and the trustee without the consent of any holder, when authorized by our board of directors, at any time, in a form satisfactory to the trustee, for certain purposes, including the following:

•	to evidence the succession or addition of another person to us and the assumption by any such successor of our covenants under the indenture;

•	to add to the covenants for the benefit of the holders or to surrender any right or power conferred upon us in the indenture;

•	to add events of default for the benefit of the holders of all the notes;

•	to permit or facilitate the issuance of notes in uncertificated form, provided, that such action shall not adversely affect the interests of the holders in any material respect;

•	to secure the notes;

•	to evidence and provide for the acceptance of appointment by a successor trustee and to add to or change any of the provisions of the indenture as is necessary to provide for or facilitate the administration of the trusts under the indenture by more than one trustee;

•	to provide for rights of holders of notes if any reclassification or change of shares of our common stock or any consolidation, merger or sale of all or substantially all of our property or assets occurs;

•	to cure any ambiguity, defect or inconsistency in, or supplement, the indenture, provided that such action shall not adversely affect the interests of holders in any material respect;

•	to conform the text of the indenture or the notes to any provision of this Description of Notes to the extent that such provision in this Description of Notes was intended to be a verbatim recitation of a provision of the indenture or the notes; or

•	to supplement any of the provisions of the indenture to the extent necessary to permit or facilitate defeasance and discharge of the notes under the indenture, provided that such action shall not adversely affect the interests of the holders in any material respect.

The indenture contains provisions for convening meetings of the holders of the notes. A meeting will be permitted to be called at any time by the trustee, and also, upon request, by us or the holders of at least 10% in principal amount of the outstanding notes, in any such case upon written notice given as provided in the indenture. Except for any consent that must be given by the holder of each note affected by specified modifications and amendments of the indenture, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum is present will be permitted to be adopted by the affirmative vote of the holders entitled to vote a majority in aggregate principal amount of the outstanding debt securities represented at that meeting; provided, however, that, except as referred to above, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the holders of a specified percentage, which is less than a majority, in principal amount of the outstanding debt securities may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the holders of such specified percentage in principal amount of the outstanding debt securities. Any resolution passed or decision taken at any meeting of holders of debt securities, including the notes, duly held in accordance with the indenture will be binding on all holders of such debt securities, whether or not present or represented at the meeting. The quorum at any meeting of holders of the debt securities, including the notes, called to adopt a resolution, and at any reconvened meeting, will be persons holding or representing a majority in principal amount of such outstanding debt securities; provided, however, that if any action is to be taken at such meeting with respect to a consent or waiver which may be given by the holders of not less than a specified percentage in principal amount of the outstanding debt securities, the persons holding or representing such specified percentage in principal amount of such outstanding debt securities will constitute a quorum.

Notwithstanding the foregoing provisions, if any action is to be taken at a meeting of holders of the notes with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that the indenture expressly provides may be made, given or taken by the holders of a specified percentage in principal amount of all outstanding notes affected thereby, or of the holders of such series and one or more additional series:

•	there shall be no minimum quorum requirement for such meeting; and

•	the principal amount of such outstanding notes that vote in favor of such request, demand, authorization, direction, notice, consent, waiver or other action shall be taken into account in determining whether such request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under the indenture.

Discharge, Defeasance and Covenant Defeasance

We may satisfy and discharge our obligations under the indenture by delivering to the trustee for cancellation all outstanding notes or by depositing with the trustee, the paying agent or the conversion agent, if applicable, after the notes have become due and payable, whether on the stated maturity date, any redemption date or any repurchase date, or upon conversion or otherwise, cash or shares of our common stock (as applicable under the terms of the indenture) sufficient to pay all of the outstanding notes and paying all other sums payable under the indenture.

Rule 144A Information

If at any time we are not subject to the reporting requirements of the Exchange Act, we will promptly furnish to the holders, beneficial owners and prospective purchasers of the notes or underlying shares of our common stock, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) of the Securities Act to facilitate the resale of those notes or shares pursuant to Rule 144A.

Provision of Financial Information

We will file with the SEC the annual reports, quarterly reports and other documents which we are required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act on or prior to the date by which we are required to file such reports and documents. We will also, within 15 days after the date by which we are required to file such reports and documents with the SEC:

•	transmit by mail to all holders of notes, as their names and addresses appear in the register for the notes, without cost to such holders, copies of such reports and documents; and

•	file with the trustee copies of such reports and documents.

If filing such reports and documents by us with the SEC is not permitted under the Exchange Act, promptly upon written request and payment of the reasonable cost of duplication and delivery, we will supply copies of such reports and documents to any prospective holder of notes.

No Personal Liability of Directors, Officers, Employees and Stockholders

No director, officer, employee, incorporator, stockholder or partner of BRE Properties, Inc., as such, will have any liability for any obligations of BRE Properties, Inc. under the notes, the indenture, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Governing Law

The indenture and the notes are governed by, and construed in accordance with, the laws of the State of New York.

Trustee

The Bank of New York Trust Company, National Association (successor to J.P. Morgan Trust Company, National Association) is the trustee, registrar, conversion agent, bid solicitation agent and paying agent. If an event of default occurs and is continuing, the trustee will be required to use the degree of care and skill of a prudent man in the conduct of his own affairs. The trustee will be obligated to exercise any of its powers under the indenture at the request of any of the holders of any notes only after those holders have offered the trustee indemnity satisfactory to it.

If the trustee becomes one of our creditors, it will be subject to limitations on its rights to obtain payment of claims or to realize on some property received for any such claim, as security or otherwise. The trustee is permitted to engage in other transactions with us. If, however, it acquires any conflicting interest, it must eliminate that conflict or resign.

Book-Entry System

The notes have been issued in the form of one or more fully registered global notes in book-entry form, which have been deposited with, or on behalf of, The Depository Trust Company (“DTC”) and registered in the name of DTC’s nominee, Cede & Co. Except as set forth below, the global notes may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or by DTC or any such nominee to a successor of DTC or a nominee of such successor.

So long as DTC or its nominee is the registered owner of a global note, DTC or its nominee, as the case may be, will be considered the sole holder of the notes represented by such global note for all purposes under the indenture and the beneficial owners of the notes will be entitled only to those rights and benefits afforded to them in accordance with DTC’s regular operating procedures. Upon specified written instructions of a participant in DTC, DTC will have its nominee assist participants in the exercise of certain holders’ rights, such as demand for acceleration of maturity or an instruction to the trustee. Except as provided below, owners of beneficial interests in a global note will not be entitled to have notes registered in their names, will not receive or be entitled to receive physical delivery of notes in certificated form and will not be considered the registered owners or holders thereof under the indenture.

If (i) DTC is at any time unwilling or unable to continue as depositary or if at any time DTC ceases to be a clearing agency registered under the Exchange Act and a successor depositary is not appointed by us within 90 days, (ii) an Event of Default under the indenture relating to the notes has occurred and is continuing or (iii) we, in our sole discretion, determine at any time that the notes shall no longer be represented by a global note, we will issue individual notes in certificated form of the same series and like tenor and in the applicable principal amount in exchange for the notes represented by the global note. In any such instance, an owner of a beneficial interest in a global note will be entitled to physical delivery of individual notes in certificated form of the same series and like tenor, equal in principal amount to such beneficial interest and to have the notes in certificated form registered in its name. Notes so issued in certificated form will be issued in denominations of $1,000 or any integral multiple thereof and will be issued in registered form only, without coupons.

The following is based on information furnished by DTC:

DTC will act as securities depositary for the notes. The notes will be issued as fully registered notes registered in the name of Cede & Co. (DTC’s partnership nominee) or such other name as may be requested by an authorized representative of DTC.

DTC, the world’s largest depositary, is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds and provides asset servicing for over 2 million issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues and money market instruments from over 85 countries that DTC’s direct participants deposit with DTC.

DTC also facilitates the post-trade settlement among direct participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between direct participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC, in turn, is owned by a number of direct participants of DTC and members of the National Securities Clearing Corporation, Government Securities Clearing Corporation, MBS Clearing Corporation, and Emerging Markets Clearing Corporation, as well as by The New York Stock Exchange, Inc., the American Stock Exchange LLC and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. DTC has Standard & Poor’s highest rating: AAA. The DTC rules applicable to its participants are on file with the SEC. More information about DTC can be found at www.dtcc.com.

Purchases of the notes under the DTC system must be made by or through direct participants, which will receive a credit for the notes on DTC’s records. The beneficial interest of each actual purchaser of each note is in turn to be recorded on the direct and indirect participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchase. Beneficial owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participant through which the beneficial owner entered into the transaction. Transfers of beneficial interests in the notes are to be accomplished by entries made on the books of direct and indirect participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their beneficial interests in notes, except in the event that use of the book-entry system for the notes is discontinued. The laws of some states require that certain persons take physical delivery in definitive form of securities which they own. Such limits and such laws may impair the ability of such persons to own, transfer or pledge beneficial interests in a global note.

To facilitate subsequent transfers, all notes deposited by direct participants with DTC will be registered in the name of DTC’s partnership nominee, Cede & Co. or such other name as may be requested by an authorized representative of DTC. The deposit of the notes with DTC and their registration in the name of Cede & Co. or such other nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the notes; DTC’s records reflect only the identity of the direct participants to whose accounts the notes will be credited, which may or may not be the beneficial owners. The direct and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Beneficial owners of the notes may wish to take certain steps to augment the transmission to them of notices of significant events with respect to the notes, such as redemption, tenders, defaults, and proposed amendments to the security documents. For example, beneficial owners of the notes may wish to ascertain that the nominee holding the notes for their benefit has agreed to obtain and transmit notices to beneficial owners. In the alternative, beneficial owners may wish to provide their names and addresses to the registrar of the notes and request that copies of the notices be provided to them directly. Any such request may or may not be successful.

Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to the notes unless authorized by a direct participant in accordance with DTC’s procedures. Under its usual procedures, DTC mails an Omnibus Proxy to us as soon as possible after the regular record date. The Omnibus Proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts the notes are credited on the record date (identified in a listing attached to the Omnibus Proxy).

We will pay principal of and interest on the notes in same-day funds to the trustee and from the trustee to DTC, or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts on the applicable payment date in accordance with their respective holdings shown on DTC’s records upon DTC’s receipt of funds and corresponding detail information. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of these participants and not of us, the trustee, DTC, or any other party, subject to any statutory or regulatory requirements that may be in effect from time to time. Payment of principal and interest to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC, is the responsibility of us or the trustee, disbursement of such payments to direct participants is the responsibility of DTC, and disbursement of such payments to the beneficial owners is the responsibility of the direct or indirect participants.

We will send any redemption notices to DTC. If less than all of the notes are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in such issue to be redeemed.

A beneficial owner of notes shall give notice to elect to have its notes purchased or tendered, through its participant, to the conversion agent and shall effect delivery of such notes by causing the direct participant to transfer the participant’s interest in notes, on DTC’s records, to the conversion agent. The requirement for physical delivery of notes in connection with an optional tender or a mandatory purchase will be deemed satisfied when the ownership rights in the notes are transferred by direct participants on DTC’s records and followed by a book-entry credit of tendered notes to the conversion agent’s DTC account.

DTC may discontinue providing its services as securities depositary for the notes at any time by giving us reasonable notice. Under such circumstances, if a successor securities depositary is not obtained, we will print and deliver certificated notes. We may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depositary). In that event, we will print and deliver certificated notes.

Neither we, the trustee nor the initial purchasers of the notes sold in the private placement will have any responsibility or liability for any aspect of the records relating to or payments made on account of the beneficial interests in a global note, or for maintaining, supervising or reviewing any records relating to such beneficial interests.

The information in this section concerning DTC and DTC’s system has been obtained from sources that we believe to be reliable, but we take no responsibility for its accuracy.

Registration Rights; Additional Interest

We and the initial purchasers of the notes sold in the private placement have entered into a registration rights agreement. This prospectus is part of the registration statement filed pursuant to the terms of the registration rights agreement. Under the registration rights agreement, we agreed to use our reasonable best efforts to keep the registration statement of which this prospectus is a part continuously effective until there are no registrable securities outstanding.

However, the registration rights agreement permits us to prohibit offers and sales of registrable securities pursuant to the registration statement of which this prospectus is a part for a period not to exceed an aggregate of 45 days in any three-month period and not to exceed an aggregate of 135 days in any 12-month period, under certain circumstances and subject to certain conditions. We refer to such any period during which we may prohibit offers and sales as a “suspension period.” We need not specify the nature of the event giving rise to a suspension in any notice to holders of the registrable securities of the existence of such a suspension.

In addition, if we deem it necessary to file a post-effective amendment to the registration statement in order to make changes to the information in the prospectus regarding the selling securityholders or the plan of distribution, we may suspend sales under the registration statement until the date on which the post-effective amendment is declared effective by the SEC; provided, however, that any days after the 15th such day in any such suspension period shall count towards the 45 and 135 day periods referred to in the previous paragraph.

“Registrable securities” means each note and any of our common stock delivered upon conversion of the notes until the earlier of:

•	the date the notes and any such common stock has been effectively registered under the Securities Act and disposed of in accordance with the registration statement of which this prospectus is a part; and

•	the date when the notes or any such common stock are eligible for sale by a holder that is not an affiliate of ours pursuant to Rule 144(k) under the Securities Act or any similar provision then in effect.

We cannot assure you that we will be able to maintain the effectiveness of the registration statement of which this prospectus is a part as required. The absence of an effective shelf registration statement is likely to limit a holder’s ability to sell its registrable securities and adversely affect the price, if any, at which it may sell its registrable securities.

If:

•	a holder supplies the questionnaire required by the registration rights agreement after the effective date of the registration statement of which this prospectus is a part or the date after which we first make available the registration statement of which this prospectus is a part for use by selling securityholders, and we fail to supplement or amend the registration statement of which this prospectus is a part, or file a new registration statement, in accordance with the terms of the registration rights agreement, in order to add such holder as a selling securityholder;

•

the registration statement of which this prospectus is a part ceases to be effective (without being succeeded immediately by an additional shelf registration statement that is filed and immediately becomes effective) or usable for the offer and sale of registrable securities, other than as a result of a requirement to file a post-effective amendment or prospectus supplement in order to make changes to the information in this prospectus regarding the selling securityholders or the plan of distribution, and (1) we do not cure the lapse of effectiveness or usability of the registration statement within ten business days (or if a suspension period is then in effect, the tenth business day following the expiration of such suspension period) by a post-effective amendment, prospectus supplement or report filed pursuant to the Exchange Act, or (2) if suspension periods exceed an aggregate of 45 days in any three-month period or an aggregate of 135 days in any 12-month period; or

•	we fail to name as a selling securityholder in the registration statement of which this prospectus is a part or any amendment to the registration statement, at the time it became effective under the Securities Act, or in any prospectus relating to the registration statement (including this prospectus), at the time of filing of such prospectus or, if later, the time the related registration statement or amendment becomes effective under the Securities Act, any holder who has supplied the questionnaire required by the registration rights agreement and who is entitled to be so named as a selling securityholder within the prescribed time periods, then we will pay additional interest to each holder of notes then outstanding that constitute registrable securities who has provided to us the required selling securityholder information. We refer to each event described in the bullet points above as a “registration default.”

Additional interest will accrue on the notes then outstanding that constitute registrable securities, from, and including, the day following the registration default to, but excluding, the day on which the registration default has been cured. Additional interest will be paid semi-annually in arrears, with the first semi-annual payment due on the first interest payment date, as applicable, following the date on which such additional interest begins to accrue, and will accrue at a rate per year equal to:

•	an additional 0.25% of the principal amount to, and including, the 90th day following such registration default; and

•	an additional 0.50% of the principal amount from and after the 91st day following such registration default.

In no event will additional interest accrue at a rate per year exceeding 0.50%.

We will not pay any additional interest on any note after it has been converted. If a note ceases to be outstanding during a registration default, we will prorate the additional interest to be paid with respect to that note.

So long as a registration default continues, we will pay additional interest in cash on February 15 and August 15 of each year to each holder who is entitled to receive additional interest in respect of registrable securities of which the holder was the holder of record at the close of business on the immediately preceding February 1 and August 1, respectively.

Following the cure of a registration default, additional interest will cease to accrue with respect to that registration default. In addition, no additional interest will accrue after the period we must keep the registration statement of which this prospectus is a part effective under the Securities Act or on any note that ceases to be a registrable security. However, we will remain liable for any previously accrued additional interest. Other than our obligation to pay additional interest, we will not have any liability for damages with respect to a registration default on any registrable securities.

When a holder of registrable securities provides us with a completed questionnaire, we have agreed in the registration rights agreement to, as promptly as reasonably practicable after the date we receive the completed questionnaire, but in any event within ten business days after that date (except as described below), file a supplement to this prospectus or, if required, file a post-effective amendment to the registration statement of which this prospectus is a part or a new shelf registration statement in order to permit resales of such holder’s registrable securities. However, if we receive the questionnaire during a suspension period, or we initiate a suspension period within five business days after we receive the questionnaire, then we have agreed in the registration rights agreement, except as described below, to make the filing within fifteen business days after the end of the suspension period. We will not be required to file more than three such amendments for all holders during a fiscal quarter nor more than three post-effective amendments for all holders during any 180-day period. If we file a post-effective amendment or a new registration statement, then we will use our reasonable best efforts to cause the post-effective amendment or new registration statement to be declared effective under the Securities Act as promptly as reasonably practicable, but in any event by the 30th day in the case of a post-effective amendment and the 60th day in the case of a new shelf registration statement, after the date the registration rights agreement requires us to file the post-effective amendment or new registration statement, as applicable.

The above summary of the registration rights agreement is not complete and is qualified in its entirety by reference to the registration rights agreement.

Certain Definitions

Below are certain defined terms used in the indenture. Reference is made to the indenture for a full disclosure of all defined terms, as well as any other terms used in this prospectus for which no definition is provided.

“Acquired Debt” means Debt of a person:

•	existing at the time that person is merged or consolidated with or into, or becomes a subsidiary of, us; or

•	assumed by us or any of our subsidiaries in connection with the acquisition of assets from that person.

Acquired Debt shall be deemed to be incurred on the date the acquired person is merged or consolidated with or into, or becomes a subsidiary of, us or the date of the related acquisition, as the case may be.

“Debt” means, with respect to any person, any indebtedness of that person, whether or not contingent, in respect of:

•	borrowed money or evidenced by bonds, notes, debentures or similar instruments;

•	indebtedness secured by any lien on any property or asset owned by such person, but only to the extent of the lesser of:

•	the amount of indebtedness so secured; and

•	the fair market value, determined in good faith by the board of directors of such person or, in the case of us or a subsidiary, by our board of directors, of the property subject to such lien;

•	reimbursement obligations, contingent or otherwise, in connection with any letters of credit actually issued or amounts representing the balance deferred and unpaid of the purchase price of any property except any such balance that constitutes an accrued expense or trade payable; or

•	any lease of property by such person as lessee which is required to be reflected on such person’s balance sheet as a capitalized lease in accordance with generally accepted accounting principles.

Debt also includes, to the extent not otherwise included, any obligation of that person to be liable for, or to pay, as obligor, guarantor or otherwise, other than for purposes of collection in the ordinary course of business, Debt of the types referred to above of another person, it being understood that Debt shall be deemed to be incurred by such person whenever such person shall create, assume, guarantee or otherwise become liable in respect thereof.

DESCRIPTION OF CAPITAL STOCK

Our authorized capital stock consists of 120,000,000 shares of all classes of stock, consisting of 100,000,000 shares of common stock, par value $0.01 per share and 20,000,000 shares of preferred stock, par value $0.01 per share.

Common Stock

The following description of our common stock sets forth certain general terms and provisions of the common stock. The description of the common stock set forth below does not purport to be complete and is subject to and qualified in its entirety by reference to the applicable provisions of our charter and bylaws.

General

As of November 6, 2006, there were 50,433,434 shares outstanding. In addition, as of September 30, 2006, there were 2,591,138 shares of common stock reserved for issuance upon the exercise of options under our stock option plans and 1,278,036 shares of common stock were reserved for issuance under our dividend reinvestment plan. Our common stock is listed on the New York Stock Exchange under the symbol “BRE.” Mellon Investor Services LLC is the transfer agent and registrar of our common stock.

The holders of common stock are entitled to one vote for each share held at all meetings of our stockholders, except meetings at which only holders of another specified class or series of capital stock are entitled to vote. The holders of common stock are entitled to vote for the election of directors, however, stockholders do not have cumulative voting rights in the election of directors. Accordingly, the holders of a majority of the shares voting for the election of directors can elect our entire board of directors if they choose to do so and, in that event, the holders of the remaining shares will not be able to elect any person to our board of directors.

The holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by our board of directors, subject to any preferential dividend rights of any outstanding preferred stock, including the preferential rights of the holders of our 8.08% Series B Cumulative Redeemable Preferred Stock (Series B Preferred Stock), 6.75% Series C Cumulative Redeemable Preferred Stock (Series C Preferred Stock) and 6.75% Series D Cumulative Redeemable Preferred Stock (Series D Preferred Stock). The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of any series of preferred stock. Dividends may be paid in money, property or by the issuance of our fully paid capital stock. Bank credit agreements that we may enter into and debt securities that we may issue may restrict our ability to declare or pay dividends on our common stock. Upon our liquidation, dissolution or winding up, the holders of common stock are entitled to receive ratably our net assets available after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock. The holders of common stock have no preemptive or other subscription rights, and there are no conversion rights or redemption or sinking fund provisions with respect to such shares. All outstanding shares of common stock are fully paid and not subject to assessments by us.

The issuance of preferred stock, while providing flexibility in connection with possible financings, acquisitions and other corporate purposes, could, among other things, adversely affect the voting powers and other rights and interests of holders of common stock and, under certain circumstances, could make it more difficult for a third party to gain control of us and could have the effect of delaying or preventing an attempted takeover.

For example, so long as the shares of our existing series of preferred stock are outstanding, we may not declare any dividends on any shares of our common stock or any of our other stock ranking as to dividends or distributions of assets junior to such series of preferred stock — we refer to this common stock and any such other stock as junior stock — or make any payment on account of, or set apart money for, the purchase, redemption or other retirement of, or for a sinking or other analogous fund for, any shares of junior stock or make any distribution in respect of any shares of junior stock, whether in cash or property or in obligations of our stock, other than in junior stock which is neither convertible into, nor exchangeable or exercisable for, any of our securities other than junior stock, and except for the redemption of our stock pursuant to certain provisions of our charter related to our qualification as a real estate investment trust unless full dividends, including dividends for prior dividend periods, have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment of those dividends set apart for payment on all outstanding shares of our preferred stock, other than junior stock, as defined above.

Preferred Stock

The following description of the terms of the preferred stock sets forth certain general terms and provisions of the preferred stock. The description of certain provisions of the preferred stock set forth below does not purport to be complete and is subject to and qualified in its entirety by reference to our charter and the articles supplementary relating to each series of the preferred stock.

General

We have authority to issue up to 20,000,000 shares of preferred stock, 3,000,000 of which are designated 8.08% Series B Cumulative Redeemable Preferred Stock, 4,000,000 of which are designated 6.75% Series C Cumulative Redeemable Preferred Stock and 3,000,000 of which are designated 6.75% Series D Cumulative Redeemable Preferred Stock. As of September 30, 2006, 3,000,000 shares of our 8.08% Series B Cumulative Redeemable Preferred Stock, 4,000,000 shares of our 6.75% Series C Cumulative Redeemable Preferred Stock and 3,000,000 shares of our 6.75% Series D Cumulative Redeemable Preferred Stock were outstanding.

On January 29, 2004, we redeemed all outstanding shares of our 8 1/2% Series A Cumulative Redeemable Preferred Stock at a redemption price of $25.17118 per share. From the redemption date forward, dividends on the Series A Preferred Stock will no longer accrue. On March 11, 2004, we reclassified all shares of our 8 1/2% Series A Cumulative Redeemable Preferred Stock as shares of preferred stock without further designation.

Under our charter, our board of directors is authorized without further stockholder action to provide for the issuance, from time to time, of up to the then remaining authorized but unissued shares of our preferred stock (including redeemed shares returned to the status of authorized but unissued shares and available for future issuance and reclassification), in one or more series, with such voting powers, full or limited, and with such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated in the resolution or resolutions providing for the issue of a series of such stock adopted, at any time or from time to time, by our board of directors. As used in this section, the term “board of directors” includes any duly authorized committee thereof. The issuance of the preferred stock could adversely affect the voting power of holders of our common stock and the likelihood that such holders will receive dividend payments and payments upon liquidation and could have the effect of delaying, deferring or preventing a change in control.

The preferred stock shall have the dividend, liquidation, redemption and voting rights set forth in the applicable articles supplementary or other instrument establishing the terms applicable to a particular series of the preferred stock. Reference is made to such articles supplementary or instrument applicable to the particular series of the preferred stock for specific terms, including:

•	the designation and stated value per share of such preferred stock and the number of shares offered;

•	the amount of liquidation preference per share;

•	the rank of such shares in respect of the payment of dividends and upon liquidation;

•	the dividend rate or method of calculation, the dates on which dividends shall be payable and the dates from which dividends shall commence to cumulate, if any;

•	any redemption or sinking fund provisions;

•	any conversion or exchange rights; and

•	any additional voting, dividend, liquidation, redemption, sinking fund and other rights, preferences, privileges, limitations and restrictions.

8.08% Series B Cumulative Redeemable Preferred Stock

We currently have outstanding 3,000,000 shares of our 8.08% Series B Cumulative Redeemable Preferred Stock, or Series B Preferred Stock. Dividends are cumulative on our Series B Preferred Stock from and including the original issue date in the amount of approximately $2.02 per share each year, which is equivalent to 8.08% of the $25.00 per share liquidation preference. Dividends on our Series B Preferred Stock are payable quarterly in arrears. Our Series B Preferred Stock does not have a stated maturity date and is not subject to any sinking fund or mandatory redemption provisions. In respect of the payment of dividends and other distributions of our assets, including distributions upon liquidation, dissolution or winding up, our Series B Preferred Stock ranks senior to our common stock, and on parity with our Series C Preferred Stock and Series D Preferred Stock, and will rank on parity with any future class or series of our preferred stock the terms of which so provide. Our Series B Preferred Stock is not redeemable prior to June 20, 2007, except in limited circumstances to preserve our status as a REIT. On and after June 20, 2007, we may, at our option, redeem our Series B Preferred Stock, in whole or from time to time in part, for a cash redemption price equal to $25.00 per share together with (except in limited circumstances) all accrued and unpaid dividends on such Series B Preferred Stock to the date fixed for redemption. Holders of our Series B Preferred Stock generally have no voting rights except for limited voting rights if we fail to pay dividends for six or more dividend periods (whether or not consecutive) and in certain other circumstances. Our Series B Preferred Stock is not convertible into or exchangeable for any other of our property or securities.

6.75% Series C Cumulative Redeemable Preferred Stock

We currently have outstanding 4,000,000 shares of our 6.75% Series C Cumulative Redeemable Preferred Stock, or Series C preferred stock. Dividends are cumulative on our Series C Preferred Stock from and including the original issue date in the amount of approximately $1.6875 per share each year, which is equivalent to 6.75% of the $25.00 per share liquidation preference. Dividends on our Series C Preferred Stock are payable quarterly in arrears. Our Series C Preferred Stock does not have a stated maturity date and is not subject to any sinking fund or mandatory redemption provisions. In respect of the payment of dividends and other distributions of our assets, including distributions upon liquidation, dissolution or winding up, our Series C Preferred Stock ranks senior to our common stock, and on parity with our Series B Preferred Stock and Series D Preferred Stock, and will rank on parity with any future class or series of our preferred stock the terms of which so provide. Our Series C Preferred Stock is not redeemable prior to March 15, 2009, except in limited circumstances to preserve our status as a REIT. On and after March 15, 2009, we may, at our option, redeem our Series C Preferred Stock, in whole or from time to time in part, for a cash redemption price equal to $25.00 per share together with (except in limited circumstances) all accrued and unpaid dividends on such Series C Preferred Stock to the date fixed for redemption. Holders of our Series C Preferred Stock generally have no voting rights except for limited voting rights if we fail to pay dividends for six or more dividend periods (whether or not consecutive) and in certain other circumstances. Our Series C Preferred Stock is not convertible into or exchangeable for any other of our property or securities.

6.75% Series D Cumulative Redeemable Preferred Stock

We currently have outstanding 3,000,000 shares of our 6.75% Series D Cumulative Redeemable Preferred Stock, or Series D Preferred Stock. Dividends are cumulative on our Series D Preferred Stock from and including the original issue date in the amount of approximately $1.6875 per share each year, which is equivalent to 6.75% of the $25.00 per share liquidation preference. Dividends on our Series D Preferred Stock are payable quarterly in arrears. Our Series D Preferred Stock does not have a stated maturity date and is not subject to any sinking fund or mandatory redemption provisions. In respect of the payment of dividends and other distributions of our assets, including distributions upon liquidation, dissolution or winding up, our Series D Preferred Stock ranks senior to our common stock, and on parity with our Series B Preferred Stock and Series C Preferred Stock, and will rank on parity with any future class or series of our preferred stock the terms of which so provide. Our Series D Preferred Stock is not redeemable prior to December 9, 2009, except in limited circumstances to preserve our status as a REIT. On and after December 9, 2009, we may, at our option, redeem our Series D Preferred Stock, in whole or from time to time in part, for a cash redemption price equal to $25.00 per share plus (except in limited circumstances) accrued and unpaid dividends on such Series D Preferred Stock to the date fixed for redemption. Holders of our Series D Preferred Stock generally have no voting rights except for limited voting rights if we fail to pay dividends for six or more quarterly periods (whether or not consecutive) and in certain other circumstances. Our Series D Preferred Stock is not convertible into or exchangeable for any other of our property or securities.

The articles supplementary for our Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock, as well as our charter and bylaws, contain restrictions on the ownership and transfer of shares of our capital stock, which are intended to help preserve our status as a REIT for federal income tax purposes. See “Restrictions on Transfers of Capital Stock; Redemption; Real Estate Investment Trust Status” in this prospectus.

CERTAIN PROVISIONS OF MARYLAND LAW, OUR CHARTER AND BYLAWS

The following summary of certain provisions of Maryland law and of our charter and bylaws does not purport to be complete and is subject to, and qualified in its entirety by reference to, applicable Maryland law and our charter and bylaws.

Defensive Provisions of Maryland Law and Our Charter and Bylaws

Certain provisions of Maryland law, our charter and bylaws may have the effect of deterring a takeover or change in control. These provisions currently include:

•	the requirement that 70% of the outstanding shares of voting stock approve certain mergers, sales of assets or other business combinations involving stockholders owning 10% or more of then outstanding voting shares, unless the transaction is recommended by our board of directors and a majority of those of our directors qualifying as continuing directors under our charter, or meets certain fair price criteria;

•	the requirement that our directors may be removed by our stockholders only for “cause” and only by the affirmative vote of the holders of a majority of the outstanding shares then entitled to vote generally in the election of directors, subject to the rights of the holders of any series of our preferred stock then outstanding, and that vacancies on our board of directors may be filled by action of the remaining directors;

•	the requirement that 70% of the outstanding shares of voting stock approve amendments to certain provisions of our charter at a time when a person is a related person (generally defined in our charter as a holder of, or an affiliate of a holder of, a 10% beneficial ownership interest in us), unless the amendment is also approved by those of our directors qualifying as continuing directors under our charter;

•	the right of our board of directors, by resolution, to fix the number of directors within the range set forth in our charter;

•	a prohibition on certain stock repurchases by us from a holder of 5% or more of the outstanding voting shares for a price exceeding fair market value unless certain conditions are met;

•	a requirement that stockholder action without a meeting be taken by unanimous written consent;

•	the requirement that our stockholders have the right to call a special meeting only upon the written request of the holders of shares entitled to cast not less than 25% of all the votes entitled to be cast by the stockholders at such meeting;

•	the provision that the power to adopt, amend, repeal or rescind our bylaws is vested in our board of directors; our bylaws state that our stockholders have no power to adopt, amend, repeal or rescind our bylaws; and

•	protection for Maryland corporations against unsolicited takeovers under Maryland law which limits, among other things, the duties of the directors in unsolicited takeover situations. The duties of directors of Maryland corporations do not require them to (a) accept, recommend or respond to any proposal by a person seeking to acquire control of the corporation, (b) authorize the corporation to redeem any rights under, or modify or render inapplicable, any stockholders rights plan, (c) make a determination under the Maryland Business Combination Act or the Maryland Control Share Acquisition Act (to the extent either Act is applicable), or (d) act or fail to act solely because of the effect that the act or failure to act may have on an acquisition or potential acquisition of control of the corporation or the amount or type of consideration that may be offered or paid to the stockholders in an acquisition. Moreover, under Maryland law the act of directors of a Maryland corporation relating to or affecting an acquisition or potential acquisition of control is not subject to any higher duty or greater scrutiny than is applied to any other act of a director. Maryland law also contains a statutory presumption that an act of a director of a Maryland corporation satisfies the applicable standards of conduct for directors under Maryland law.

Furthermore, Maryland law imposes certain restrictions on business combinations with a greater than ten percent stockholder or its affiliates unless a corporation has elected not to be governed by these provisions. We have made such an election in our charter and therefore we are not subject to these provisions; however, our charter does contain similar provisions, including those referred to in the first, third and fifth bullet points above. In addition, the control share provisions of Maryland law eliminate the voting rights of any shares of voting stock held by a person to the extent such shares exceed 10% of the outstanding voting stock of a Maryland corporation, and permits the corporation to redeem any such shares at the fair value of the stock, unless the corporation’s charter or bylaws state that it has elected not to be governed by these provisions. We have made such an election in our charter and therefore we are not subject to these provisions. See “— Control Share Acquisitions” below.

Amendment of the Charter

Our charter may be amended upon action of our board of directors declaring the amendment advisable, followed by the requisite vote of the outstanding shares of capital stock entitled to vote generally in the election of directors. The requisite stockholder vote generally is a majority of the votes entitled to be cast. However, amendments to certain provisions at a time when a person is a “related person” (generally defined in our charter as a holder of, or an affiliate of a holder of, a 10% beneficial ownership interest in us) require a 70% vote unless the amendment is also approved by those of our directors qualifying as “continuing directors” under our charter. The provisions of our charter that may require the higher vote include those relating to our capital stock, our board of directors, the limitation of liability and indemnification of our directors and officers, restrictions on transfer of our stock to preserve our status as a real estate investment trust, business combinations, restrictions on the acquisition by us or by our subsidiaries of certain shares of our stock, exemptions from the Maryland control share acquisition statute and the Maryland business combination statute, and the procedures for amendment of the charter.

Control Share Acquisitions

The Maryland Control Share Acquisition Act provides that shares of a Maryland corporation that are acquired in a “control share acquisition,” which is defined as the acquisition of shares of stock that, if aggregated with all other shares of stock previously acquired by the acquiror, would entitle the acquiror to exercise voting power in electing directors within one of three ranges of voting power (one-tenth or more but less than one-third, one-third or more but less than a majority or a majority or more of all voting power), have no voting rights except:

•	if approved by stockholders by the affirmative vote of two-thirds of all the votes entitled to be cast on the matter, excluding all “interested shares;” or

•	if the acquisition of the shares has been approved or exempted at any time before the acquisition of the shares.

The Maryland Control Share Acquisition Act is applicable to a publicly traded Maryland corporation unless its charter or bylaws specifically provides that it shall be inapplicable.

Article X of our charter provides that the Maryland Control Share Acquisition Act shall not apply to us. Any amendment to this provision would require the approval of stockholders by a vote of 70% of the then outstanding shares of our common stock.

RESTRICTIONS ON TRANSFERS OF CAPITAL STOCK; REDEMPTION; REAL ESTATE INVESTMENT TRUST STATUS

Our charter provides that any stockholder must, upon demand, disclose to our board of directors in writing such information with respect to such stockholder’s direct and indirect ownership of the shares of our stock as we deem necessary to permit us to comply or to verify compliance with the real estate investment trust provisions of the Internal Revenue Code, or the requirements of any other taxing authority. Our charter further provides that if our board of directors determines in good faith that direct or indirect ownership of shares of our stock has or may become concentrated to an extent that would prevent us from qualifying as a real estate investment trust we may prevent the transfer of stock, or call for redemption, by lot or by other means affecting one or more stockholders selected at the sole discretion of our board of directors, of a number of shares of stock sufficient in our opinion to maintain or bring the direct or indirect ownership of our stock into conformity with the requirements for maintaining our status as a real estate investment trust.

If we redeem common stock for these purposes, our charter provides that the redemption price will be:

•	the last reported sale price of the shares on the last business day prior to the redemption date on the principal national securities exchange on which the shares are listed or admitted to trading;

•	if the shares are not so listed or admitted to trading, the mean between the highest bid and lowest asked prices on such last business day as reported by the National Quotation Bureau Incorporated or a similar organization selected by our board for such purpose; or

•	if not determined by the preceding methods, as determined in good faith by our board of directors.

If we redeem or refund preferred stock for these purposes, the redemption price will typically be as set forth in the applicable Articles Supplementary establishing the terms of the preferred stock. Typically, this would be an amount equal to the liquidation preference plus accrued and unpaid dividends to the date fixed for redemption, except for any dividends having a record date prior to the date fixed for redemption and a payment date after, which will be paid to the holders as of the record date notwithstanding redemption prior to the dividend payment date.

From and after the date we fix for redemption, our charter provides that the holder of any shares of common stock so called for redemption will cease to be entitled to dividends, distributions, voting rights and other benefits with respect to such shares, excepting only the right to payment of the redemption price without interest. and the right to receive dividends having a record date prior to the date fixed for redemption and a payment date after, to the extent that the holder was a holder as of the record date for the dividends.

In addition, the articles supplementary with respect to the Series D Preferred Stock provide that, subject to certain exceptions, no person or entity may beneficially own, or be deemed to own by virtue of the applicable constructive ownership provisions of the Internal Revenue Code, more than 9.8% of the value of our outstanding capital stock as a result of their ownership of the Series D Preferred Stock. Notwithstanding any other provision of the notes, no holder of notes will be entitled to convert such notes into common stock to the extent that receipt of such common stock would, in the good faith determination of our board of directors, prevent us from qualifying as a REIT or would cause a holder of Series D Preferred Stock (together with such holder’s affiliates) to exceed the ownership limit contained in the articles supplementary for our Series D Preferred Stock.

Our bylaws provide that, whenever we determine it is reasonably necessary to protect our status as a real estate investment trust, we may require a statement or affidavit from each stockholder or proposed transferee setting forth the number of shares already owned by such stockholder or transferee or any related person. Our bylaws further provide that if, in the opinion of our board of directors, any proposed transfer would jeopardize our status as a real estate investment trust:

•	we may refuse to permit such transfer;

•	any attempt to transfer as to which we have refused permission will be void and of no effect to

•	transfer any legal or beneficial interest in the shares; and

•	all contracts for the sale or other transfer of shares are subject to these restrictions.

These provisions may also have the effect of preventing acquisition of control of us unless our board of directors determines that maintenance of our status as a real estate investment trust is no longer in our best interests.

U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a summary of certain material United States federal income tax consequences relating to the purchase, ownership and disposition of the notes, our qualification and taxation as a REIT and the ownership and disposition of shares of our common stock into which the notes may be converted. This summary is for general information only and is not tax advice.

This information is based on:

•	The Internal Revenue Code of 1986, as amended;

•	current, temporary and proposed Treasury Regulations promulgated under the Internal Revenue Code;

•	the legislative history of the Internal Revenue Code;

•	current administrative interpretations and practices of the Internal Revenue Service (“IRS”); and

•	court decisions;

in each case, as of the date of this prospectus. In addition, the administrative interpretations and practices of the IRS include its practices and policies as expressed in private letter rulings that are not binding on the IRS except with respect to the particular taxpayers who requested and received those rulings. Future legislation, Treasury Regulations, administrative interpretations and practices and/or court decisions may adversely affect the tax considerations contained in this discussion. Any such change could apply retroactively to transactions preceding the date of the change. We have not requested, and do not plan to request, any rulings from the IRS concerning our tax treatment with respect to matters contained in this discussion, and the statements in this prospectus are not binding on the IRS or any court. Thus, we can provide no assurance that the tax considerations contained in this summary will not be challenged by the IRS or will be sustained by a court if challenged by the IRS. This summary does not discuss any state, local or foreign tax considerations.

You are urged to consult your tax advisors regarding the tax consequences to you of:

•	the acquisition, ownership and sale or other disposition of the notes and the our common stock, including the federal, state, local, foreign and other tax consequences;

•	our election to be taxed as a REIT for federal income tax purposes; and

•	potential changes in the tax laws.

Taxation of Holders of the Notes

This summary of certain United States federal income tax consequences applies to you if you hold the notes as a “capital asset” (generally, property held for investment within the meaning of Section 1221 of the Internal Revenue Code ). This summary does not consider all of the rules which may affect the United States tax treatment of your investment in the notes or common stock in light of your particular circumstances. For example, except to the extent discussed under the headings “— Taxation of Holders of Our Common Stock — Taxation of Tax-Exempt Stockholders” and “— Taxation of Non-United States Stockholders,” special rules not discussed here may apply to you if you are:

•	a broker-dealer or a dealer in securities or currencies;

•	an S corporation;

•	a bank, thrift or other financial institution;

•	a regulated investment company or a REIT;

•	an insurance company;

•	a tax-exempt organization;

•	subject to the alternative minimum tax provisions of the Internal Revenue Code ;

•	holding the notes or common stock as part of a hedge, straddle, conversion, integrated or other risk reduction or constructive sale transaction;

•	holding the notes or common stock through a partnership or other pass-through entity;

•	non-United States corporations or partnerships, and persons who are not residents or citizens of the United States;

•	a United States person whose “functional currency” is not the United States dollar; or

•	a United States expatriate.

In addition, this discussion assumes the notes will be issued without original issue discount, sometimes referred to as “OID.”

United States Holders

If you are a “United States holder,” as defined below, this section applies to you. Otherwise, the next section, “— Consequences to Non-United States Holders,” applies to you.

Definition of United States Holder.

A “United States holder” is a beneficial holder of notes or common stock, as applicable, and who is:

•	an individual citizen or resident of the United States;

•	a corporation or other entity taxable as a corporation for United States federal income tax purposes created or organized in the United States or under the laws of the United States, any state thereof, or the District of Columbia;

•	an estate, the income of which is subject to United States federal income taxation regardless of its source; or

•	a trust that (1) is subject to the primary supervision of a United States court and the control of one or more United States persons or (2) has a valid election in effect under applicable Treasury Regulations to be treated as a United States person.

Payments of Interest on the Notes

United States holders generally will be required to recognize any stated interest as ordinary income at the time it is paid or accrued on the notes in accordance with such United States holder’s method of accounting for United States federal income tax purposes.

Additional Amounts

As described under the heading “Description of Notes — Registration Rights; Additional Interest,” under certain circumstances, we may be required to pay you additional amounts. We intend to take the position that any payments of such additional amounts should be taxable to you as additional ordinary income when received or accrued, in accordance with your method of tax accounting. This position is based in part on the assumption that, as of the date of issuance of the notes, the possibility that additional amounts will have to be paid is a “remote” or “incidental” contingency within the meaning of applicable Treasury Regulations. Our determination that such possibility is a remote or incidental contingency is binding on you, unless you explicitly disclose to the IRS on your tax return for the year during which you acquire the notes that you are taking a different position. However, the IRS may take a contrary position from that described above, which could affect the timing and character of both your income on the notes and our deduction with respect to the payments of additional amounts.

If we are required to pay additional amounts, you should consult your tax advisor concerning the appropriate tax treatment of the payment of additional amounts with respect to the notes.

Market Discount

If you acquire a note at a cost that is less than the stated redemption price at maturity (i.e., the principal) of the note, the amount of the difference is treated as “market discount” for federal income tax purposes, unless the difference is less than a statutorily defined de minimis amount.

Under the market discount rules of the Internal Revenue Code, you are required to treat any gain on the sale, exchange, redemption or other disposition of a note as ordinary income to the extent of the accrued market discount that has not previously been included in income. Thus, principal payments and payments received upon the sale or exchange of a note are treated as ordinary income to the extent of accrued market discount that has not previously been included in income. If you dispose of a note with market discount in certain nonrecognition transactions in which you receive property the basis of which is determined in whole or in part by reference to the basis of the note, such as upon a conversion of the note with respect to which we deliver a combination of cash and our common stock, you must include accrued market discount as income at the time of such transaction to the extent of the gain recognized. To the extent not included in income at the time of the nonrecognition transaction, the accrued market discount is recognized as ordinary income upon the disposition of such property.

In general, the amount of market discount that has accrued is determined on a ratable basis. You may, however, elect to determine the amount of accrued market discount on a constant yield to maturity basis. This election is made on a note-by-note basis and is irrevocable.

With respect to notes with market discount, you may not be allowed to deduct immediately a portion of the interest expense on any indebtedness incurred or continued to purchase or to carry the notes. You may elect to include market discount in income currently as it accrues, in which case the interest deferral rule set forth in the preceding sentence will not apply. This election will apply to all debt instruments that you acquire on or after the first day of the first taxable year to which the election applies and may be revoked only with the consent of the IRS. Your tax basis in a note will be increased by the amount of market discount included in your income under the election.

Amortizable Bond Premium

If you purchase a note for an amount in excess of the stated redemption price at maturity, you will be considered to have purchased the note with “amortizable bond premium” in an amount equal to the excess, except to the extent attributable to the conversion feature of the note. Generally, you may elect to amortize the premium as an offset to interest income otherwise required to be included in income in respect of the note during the taxable year, using a constant yield method, over the remaining term of the note (or, if it results in a smaller amount of amortizable premium, until an earlier call date). Under Treasury Regulations, the amount of amortizable bond premium that you may deduct in any accrual period is limited to the amount by which your total interest inclusions on the note in prior accrual periods exceed the total amount treated by you as a bond premium deduction in prior accrual periods. If any of the excess bond premium is not deductible, that amount is carried forward to the next accrual period. If you elect to amortize bond premium, you must reduce your tax basis in the note by the amount of the premium used to offset interest income as set forth above. An election to amortize bond premium applies to all taxable debt obligations then owned and thereafter acquired by you and may be revoked only with the consent of the IRS.

Sale, Exchange, Redemption or Other Taxable Disposition of the Notes

Upon the sale, exchange, redemption or other taxable disposition of a note (other than a conversion of a note into cash and our common stock described below under “— Conversion of the Notes”), you generally will recognize capital gain or loss equal to the difference between (i) the sum of cash plus the fair market value of all other property received on such disposition (except to the extent such cash or property is attributable to accrued but unpaid interest not previously included in income, which generally will be taxable as ordinary income) and (ii) your adjusted tax basis in the note. Your adjusted tax basis in a note generally will equal the amount you paid for the note and will be subsequently increased by market discount previously included in income in respect of the note and will be reduced by any amortizable bond premium in respect of the note which has been taken into account.

Any gain or loss recognized on a sale, exchange, redemption or other taxable disposition of a note will be capital gain or loss except as described above under “— Market Discount.” Such capital gain or loss will be long-term capital gain or loss if, at the time of such disposition, you have held the note for more than one year. Long-term capital gains recognized by certain non-corporate United States holders, including individuals, will generally be subject to a reduced tax rate. The deductibility of capital losses is subject to limitations.

Conversion of the Notes

If you convert a note and we deliver solely cash in satisfaction of our obligation, you would generally be subject to the rules described under “— Sale, Exchange, Redemption or Other Taxable Disposition of the Notes,” above.

If you convert a note and we deliver a combination of cash and our common stock, you will recognize any gain (but not loss) realized, but only to the extent that such gain does not exceed the cash received (other than cash received that is attributable to accrued interest income and other than cash received in lieu of a fractional share of common stock), subject to the discussion below under “— Constructive Distributions” regarding the possibility that the adjustment to the conversion price of notes converted in connection with certain changes in control, as described under “Description of Notes — Conversion Rate Adjustments — Make Whole Upon Certain Change in Control Transactions,” may be treated as a taxable distribution. Any gain recognized would generally be a capital gain, except as described above under “—Market Discount,” and would be taxable as described under “— Sale, Exchange, Redemption or Other Taxable Disposition of the Notes,” above.

Cash received in lieu of a fractional share of common stock upon a conversion of a note should be treated as a payment in exchange for the fractional share. Accordingly, the receipt of cash in lieu of a fractional share of common stock should generally result in capital gain or loss, if any, measured by the difference between the cash received for the fractional share of common stock and your tax basis in the fractional share, as described under “— Sale, Exchange, Redemption or Other Taxable Disposition of the Notes.” Cash received that is attributable to accrued interest income not previously included in income will be taxable as ordinary income.

Your tax basis in any common stock received from us in exchange for a note will generally equal your adjusted tax basis in the note at the time of the exchange, reduced by any basis allocable to a fractional share, reduced by the amount of cash received in the exchange (other than cash received that is attributable to accrued interest income not previously included in income and other than cash received in lieu of a fractional share of common stock) and increased by the amount of any gain recognized by you on the exchange (other than gain with respect to a fractional share). The holding period for common stock received on conversion will generally include the holding period of the note converted. To the extent the fair market value of shares of common stock received is attributable to accrued interest, the fair market value of such stock will generally be taxable as ordinary interest income (as discussed above in “— Payments of Interest on the Notes”), your tax basis in such shares generally will equal the amount of such accrued interest included in income, and the holding period for such shares will begin on the day after the date of conversion.

In the event we undergo certain transactions as described under “Description of Notes — Conversion Rights — Conversion upon Specified Transactions,” the Conversion rate and the related conversion obligation may be adjusted such that you may receive shares of common stock of the acquirer upon conversion of the notes. Depending on the facts and circumstances at the time of such change in control, such adjustment may result in a deemed exchange of the outstanding notes, which may be a taxable event for United States federal income tax purposes. You should consult your tax advisor regarding the United States federal income tax consequences of such an adjustment.

Constructive Distributions

Holders of convertible debt instruments such as the notes may, in certain circumstances, be deemed to have received distributions of stock if the conversion rate of such instruments is adjusted. However, adjustments to the conversion rate made pursuant to a bona fide reasonable adjustment formula which has the effect of preventing the dilution of the interest of the holders of the debt instruments will generally not be deemed to result in a constructive distribution of stock. Certain of the possible adjustments provided in the notes may not qualify as being pursuant to a bona fide reasonable adjustment formula. For example, a constructive distribution would result if the conversion rate were adjusted to compensate holders of notes for distributions of cash to our stockholders. The adjustment to the conversion rate of notes converted in connection with certain changes in control, as described under “Description of Notes — Conversion Rate Adjustments — Make Whole Upon Certain Change in Control Transactions,” may also be treated as a constructive distribution. If such adjustments are made, you may be deemed to have received constructive distributions includible in your income in the manner described below under “— Taxation of Holders of Our Common Stock — Taxation of Taxable United States Stockholders Generally — Distributions Generally” even though you have not received any cash or property as a result of such adjustments. In addition, in certain circumstances, the failure to provide for such an adjustment may also result in a constructive distribution to you.

Backup Withholding and Information Reporting

We are required to furnish to the record holders of the notes, other than corporations and other exempt holders, and to the IRS, information with respect to interest paid on the notes.

You may be subject to backup withholding with respect to interest paid on the notes or with respect to proceeds received from a disposition of the notes. Certain holders (including, among others, corporations and certain tax-exempt organizations) generally are not subject to backup withholding. You will be subject to backup withholding if you are not otherwise exempt and you (i) fail to furnish your taxpayer identification number (“TIN”), which, for an individual, is ordinarily his or her social security number; (ii) furnish an incorrect TIN; (iii) are notified by the IRS that you have failed to properly report payments of interest or dividends; or (iv) fail to certify, under penalties of perjury, that you have furnished a correct TIN and that the IRS has not notified you that you are subject to backup withholding. Backup withholding is not an additional tax but, rather, is a method of tax collection. You generally will be entitled to credit any amounts withheld under the backup withholding rules against your U.S. federal income tax liability provided that the required information is furnished to the IRS in a timely manner.

Consequences to Non-United States Holders

The following is a summary of certain material United States federal income tax consequences that will apply to you if you are a non-United States holder of the notes. For purposes of this discussion, a “non-United States holder” means a holder of notes that is not a United States holder.

Payments of Interest on the Notes

You will not be subject to the 30% United States federal withholding tax with respect to payments of interest on the notes, provided that:

•	you do not own, actually or constructively, 10% or more of the total combined voting power of all classes of our stock entitled to vote;

•	you are not a “controlled foreign corporation” with respect to which we are, directly or indirectly, a “related person;”

•	you are not a bank receiving interest pursuant to a loan agreement entered into in the ordinary course of its trade or business; and

•	you provide your name and address, and certify, under penalties of perjury, that you are not a United States person (which certification may be made on an IRS Form W-8BEN (or successor form)), or you hold your notes through certain foreign intermediaries and you and the foreign intermediaries satisfy the certification requirements of applicable Treasury Regulations.

If you cannot satisfy the requirements described above, you will be subject to the 30% United States federal withholding tax with respect to payments of interest on the notes, unless you provide us with a properly executed (1) IRS Form W-8BEN (or successor form) claiming an exemption from or reduction in withholding under the benefit of an applicable United States income tax treaty or (2) IRS Form W-8ECI (or successor form) stating that the interest is not subject to withholding tax because it is effectively connected with the conduct of a United States trade or business. If you are engaged in a trade or business in the United States and interest on a note is effectively connected with your conduct of that trade or business, you will be subject to United States federal income tax on that interest on a net income basis (although you will be exempt from the 30% withholding tax, provided the certification requirements described above are satisfied) in the same manner as if you were a United States person as defined under the Internal Revenue Code . In addition, if you are a foreign corporation, you may be subject to a branch profits tax equal to 30% (or lower rate as may be prescribed under an applicable United States income tax treaty) of your earnings and profits for the taxable year, subject to adjustments, that are effectively connected with your conduct of a trade or business in the United States.

Additional Amounts

Absent further relevant guidance from the IRS, we intend to treat payments of additional amounts, if any, made to non-United States holders (as described above under “Description of Notes — Registration Rights; Additional Interest”) as subject to United States federal withholding tax. Therefore, we intend to withhold on such payments at a rate of 30% unless we receive a properly executed and updated IRS Form W-8BEN or an IRS Form W-8ECI from you claiming, respectively, that such payments are subject to reduction or elimination of withholding under an applicable treaty or that such payments are effectively connected with your conduct of a United States trade or business. If we withhold tax from any payment of additional amounts made to you and such payment were determined not to be subject to United States federal tax, you generally would be entitled to a refund of any tax withheld.

Sale, Exchange, Redemption or Other Taxable Disposition of the Notes

Any gain realized by you on the sale, exchange, redemption or other taxable disposition of a note (except with respect to accrued and unpaid interest, which would be taxable as described above) generally will not be subject to United States federal income tax unless:

•	the gain is effectively connected with your conduct of a trade or business in the United States;

•	you are an individual who is present in the United States for 183 days or more in the taxable year of sale, exchange or other disposition, and certain conditions are met; or

•	the notes constitute a “United States real property interest,” or “USRPI,” within the meaning of the Foreign Investment in Real Property Tax Act, or FIRPTA.

If your gain is described in the first bullet point above, you generally will be subject to United States federal income tax on the net gain derived from the sale. If you are a corporation, then you may be required to pay a branch profits tax at a 30% rate (or such lower rate as may be prescribed under an applicable United States income tax treaty) on any such effectively connected gain. If you are an individual described in the second bullet point above, you will be subject to a flat 30% United States federal income tax on the gain derived from the sale, which may be offset by United States source capital losses, even though you are not considered a resident of the United States. Non-United States holders should consult any applicable income tax treaties that may provide for different rules. In addition, such holders are urged to consult their tax advisers regarding the tax consequences of the acquisition, ownership and disposition of the notes or the common stock.

In the event that a note constitutes a USRPI, any gain recognized upon a sale, exchange, redemption or other taxable disposition of a note will be subject to tax as described with respect to the first bullet point above. Except as provided below, we intend to take the position that the notes constitute an interest, other than an interest solely as a creditor, in our company and, accordingly, constitute USRPIs. In that case, under FIRPTA, we would withhold 10% of any amounts payable on redemption, repurchase or exchange by us of a note (including any exchange of a note for cash or our common stock). Further, any other sale or disposition of a note may be subject to United States federal income tax withholding. However, Temporary Treasury Regulations presently provide that our notes will not be treated a USRPI if our common stock is regularly traded on an established securities market and, on the date of your acquisition of the notes, the notes had a fair market value equal to five percent or less of the fair market value of our common stock. If we believe this exemption applies to our redemption, repurchase or exchange of a note, we presently do not plan to withhold tax under FIRPTA. We may request certification from a note holder to this effect. Other payors of amounts with respect to the notes may or may not take the same position.

You are urged to consult your tax advisor as to whether the sale, redemption, repurchase or other taxable exchange of a note is exempt from United States federal income tax under FIRPTA, particularly if (i) our common stock is part of a class of stock that is regularly traded on an established securities market and you held notes that, on the date of their acquisition, had a fair market value of five percent or less of the fair market value of our common stock, or (ii) we are a domestically controlled REIT. See “— Taxation of Holders of Our Common Stock — Taxation of Non-United States Stockholders — Sale of Our Common Stock” below. If a sale, redemption, repurchase or exchange of a note is exempt from United States federal income tax under FIRPTA, any amounts withheld from payments to a non-United States holder may be refunded or credited against such holder’s Unites States federal income tax liability, provided that the required information is provided to the IRS.

Conversion of the Notes

To the extent you receive cash upon conversion of a note, you generally would be subject to the rules described under “— Consequences to Non-United States Holders — Sale, Exchange, Redemption of Other Taxable Disposition of the Notes” above. Otherwise, you generally will not recognize any income, gain or loss on the conversion of a note into common stock (except with respect to common stock received with respect to accrued interest, which would be taxable as described above).

Backup Withholding and Information Reporting

If you are a non-United States holder, in general, you will not be subject to backup withholding and information reporting with respect to payments that we make to you provided that we do not have actual knowledge or reason to know that you are a United States person and you have given us the statement described above under “— Consequences to Non-United States Holders — Payments of Interest on the Notes.” In addition, you will not be subject to backup withholding or information reporting with respect to the proceeds of the sale of a note within the United States or conducted through certain U.S.-related financial intermediaries, if the payor receives the statement described above and does not have actual knowledge or reason to know that you are a

United States person, as defined under the Internal Revenue Code , or you otherwise establish an exemption. However, we may be required to report annually to the IRS and to you the amount of, and the tax withheld with respect to, any interest paid to you, regardless of whether any tax was actually withheld. Copies of these information returns may also be made available under the provisions of a specific treaty or agreement to the tax authorities of the country in which you reside.

You generally will be entitled to credit any amounts withheld under the backup withholding rules against your U.S. federal income tax liability provided that the required information is furnished to the IRS in a timely manner.

Taxation of the Company

General. We elected to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code, effective upon our formation on May 22, 1970. We believe we have been organized and have operated in a manner which allows us to qualify for taxation as a REIT under the Internal Revenue Code commencing with our first taxable year. We currently intend to continue to operate in this manner. However, qualification and taxation as a REIT depend upon our ability to meet the various qualification tests imposed under the Internal Revenue Code, including through actual annual operating results, asset composition, distribution levels and diversity of stock ownership. Accordingly, no assurance can be given that we have operated or will continue to operate in a manner so as to qualify or remain qualified as a REIT. See the section below entitled “— Failure to Qualify.”

The sections of the Internal Revenue Code and the corresponding Treasury Regulations that relate to the qualification and operation of a REIT are highly technical and complex. The following sets forth the material aspects of the sections of the Internal Revenue Code that govern the federal income tax treatment of a REIT. This summary is qualified in its entirety by the applicable Internal Revenue Code provisions, Treasury Regulations, and related administrative and judicial interpretations thereof.

Provided we qualify for taxation as a REIT, we generally will not be required to pay federal corporate income taxes on our net income that is currently distributed to our stockholders. This treatment substantially eliminates the “double taxation” that typically results from investment in a C corporation. A C corporation generally is required to pay tax at the corporate-level. Double taxation generally means taxation once at the corporate level when income is earned and once again at the stockholder level when the income is distributed. We will be required to pay federal income tax, however, as follows:

•	First, we will be required to pay tax at regular corporate tax rates on any undistributed REIT taxable income, including undistributed net capital gains.

•	Second, we may be required to pay the “alternative minimum tax” on our items of tax preference under certain circumstances.

•	Third, if we have (1) net income from the sale or other disposition of “foreclosure property” which is held primarily for sale to customers in the ordinary course of business or (2) other nonqualifying income from foreclosure property, we will be required to pay tax at the highest corporate rate on this income. Foreclosure property generally is defined as property we acquired through foreclosure or after a default on a loan secured by the property or a lease of the property.

•	Fourth, we will be required to pay a 100% tax on any net income from prohibited transactions. Prohibited transactions are, in general, sales or other taxable dispositions of property, other than foreclosure property, held primarily for sale to customers in the ordinary course of business.

•	Fifth, if we fail to satisfy the 75% gross income test or the 95% gross income test, as discussed below, but have otherwise maintained our qualification as a REIT because certain other requirements are met, we will be required to pay a tax equal to (1) the greater of (a) the amount by which 75% of our gross income exceeds the amount qualifying under the 75% gross income test, and (b) 95% of our gross income (90% for our taxable years ended on or prior to December 31, 2004) exceeds the amount qualifying under the 95% gross income test, multiplied by (2) a fraction intended to reflect our profitability.

•	Sixth, if we fail to satisfy any of the REIT asset tests (other than a de minimis failure of the 5% or 10% asset test) discussed below, due to reasonable cause, and we nonetheless maintain our REIT qualification because of specified cure provisions, we will be required to pay a tax equal to the greater of $50,000 or the highest corporate tax rate multiplied by the net income generated by the nonqualifying assets that caused us to fail such test.

•	Seventh, if we fail to satisfy any provision of the Internal Revenue Code that would result in our failure to qualify as a REIT (other than a violation of the REIT gross income tests or certain violations of the asset tests described below) and the violation is due to reasonable cause, we may retain our REIT qualification but will be required to pay a penalty of $50,000 for each such failure.

•	Eighth, we will be required to pay a 4% excise tax to the extent we fail to distribute during each calendar year at least the sum of (1) 85% of our REIT ordinary income for the year, (2) 95% of our REIT capital gain net income for the year, and (3) any undistributed taxable income from prior periods.

•	Ninth, if we acquire any asset from a corporation which is or has been a C corporation in a transaction in which the basis of the asset in our hands is determined by reference to the basis of the asset in the hands of the C corporation, and we subsequently recognize gain on the disposition of the asset during the ten-year period beginning on the date on which we acquired the asset, then we will be required to pay tax at the highest regular corporate tax rate on this gain to the extent of the excess of (1) the fair market value of the asset over (2) our adjusted basis in the asset, in each case determined as of the date on which we acquired the asset. The results described in this paragraph with respect to the recognition gain assume that certain elections specified in applicable Treasury Regulations are either made or forgone, by us or by the entity from which the assets are acquired, in each case, depending on the date such acquisition occurred.

•	Tenth, we will be subject to a 100% tax on any “redetermined rents,” “redetermined deductions” or “excess interest.” In general, redetermined rents are rents from real property that are overstated as a result of services furnished to any of our tenants by a “taxable REIT subsidiary” of ours. See “— Ownership of Interests in Taxable REIT Subsidiaries.” Redetermined deductions and excess interest generally represent amounts that are deducted by a taxable REIT subsidiary of ours for amounts paid to us that are in excess of the amounts that would have been deducted based on arm’s length negotiations.

Requirements for Qualification as a REIT. The Internal Revenue Code defines a REIT as a corporation, trust or association:

(1) that is managed by one or more trustees or directors;

(2) that issues transferable shares or transferable certificates to evidence its beneficial ownership;

(3) that would be taxable as a domestic corporation but for Sections 856 through 860 of the Internal Revenue Code;

(4) that is not a financial institution or an insurance company within the meaning of the Internal Revenue Code;

(5) that is beneficially owned by 100 or more persons;

(6) not more than 50% in value of the outstanding stock of which is owned, actually or constructively, by five or fewer individuals, as defined in the Internal Revenue Code to include certain specified entities, during the last half of each taxable year; and

(7) that meets other tests, described below, regarding the nature of its income and assets and the amount of its distributions.

The Internal Revenue Code provides that conditions (1) to (4), inclusive, must be met during the entire taxable year and that condition (5) must be met during at least 335 days of a taxable year of twelve months, or during a proportionate part of a taxable year of less than twelve months. Conditions (5) and (6) do not apply until after the first taxable year for which an election is made to be taxed as a REIT. For purposes of condition (6), specified tax-exempt entities generally are treated as individuals, except that a “look-through” exception applies with respect to pension funds.

We believe that we have been organized, have operated and have issued sufficient shares of capital stock with sufficient diversity of ownership to allow us to satisfy conditions (1) through (7) inclusive, during the relevant time periods. In addition, our charter provides for restrictions regarding ownership and transfer of our shares. These restrictions are intended to assist us in continuing to satisfy the share ownership requirements described in conditions (5) and (6) above. These stock ownership and transfer restrictions are described under the heading “Restrictions on Transfers of Capital Stock; Redemption; Real Estate Investment Trust Status.” These restrictions, however, may not ensure that we will, in all cases, be able to satisfy the share ownership requirements described in conditions (5) and (6) above. If we fail to satisfy these share ownership requirements, except as provided in the next two sentences, our status as a REIT will terminate. If, however, we comply with the rules contained in applicable Treasury Regulations that require us to ascertain the actual ownership of our shares and we do not know, or would not have known through the exercise of reasonable diligence, that we failed to meet the requirement described in condition (6) above, we will be treated as having met this requirement. See “— Failure to Qualify.”

In addition, we may not maintain our status as a REIT unless our taxable year is the calendar year. We have and will continue to have a calendar taxable year.

Ownership of Interests in Partnerships and Limited Liability Companies. We own and operate one or more properties through partnerships and limited liability companies. Treasury Regulations provide that if we are a partner in a partnership, we will be deemed to own our proportionate share of the assets of the partnership based on our interest in partnership capital, subject to special rules relating to the 10% REIT asset test described below. Also, we will be deemed to be entitled to our proportionate share of the income of the partnership. The assets and gross income of the partnership retain the same character in our hands for purposes of Section 856 of the Internal Revenue Code, including satisfying the gross income tests and the asset tests. In addition, for these purposes, the assets and items of income of any partnership in which we own a direct or indirect interest include such partnership’s share of assets and items of income of any partnership in which it owns an interest. We have included a brief summary of the rules governing the federal income taxation of partnerships and limited liability companies below in “— Tax Aspects of the Partnerships and Limited Liability Companies.” The treatment described above also applies with respect to the ownership of interests in limited liability companies or other entities that are treated as partnerships for tax purposes.

We have direct or indirect control of certain partnerships and limited liability companies and intend to continue to operate them in a manner consistent with the requirements for qualification as a REIT. From time to time we may be a limited partner or non-managing member in certain partnerships and limited liability companies. If a partnership or limited liability company in which we own an interest takes or expects to take actions that could jeopardize our status as a REIT or require us to pay tax, we may be forced to dispose of our interest in such entity. In addition, it is possible that a partnership or limited liability company could take an action which could cause us to fail a REIT income or asset test, and that we would not become aware of such action in time to dispose of our interest in the applicable entity or take other corrective action on a timely basis. In such a case, unless we were entitled to relief, as described below, we would fail to qualify as a REIT.

Ownership of Interests in Qualified REIT Subsidiaries. We may from time to time own and operate certain properties through wholly owned subsidiaries that we intend to be treated as “qualified REIT subsidiaries” under the Internal Revenue Code. A corporation will qualify as our qualified REIT subsidiary if we own 100% of the corporation’s outstanding stock, and if we do not elect with the subsidiary to treat it as a “taxable REIT subsidiary,” as described below. A qualified REIT subsidiary is not treated as a separate corporation for federal tax purposes. All assets, liabilities and items of income, deduction and credit of a qualified REIT subsidiary are treated as assets, liabilities and items of income, deduction and credit (as the case may be) of the parent REIT for all purposes under the Internal Revenue Code, including the REIT qualification tests. Thus, in applying the federal tax requirements described in this prospectus supplement, any corporations in which we own a 100% interest (other than any taxable REIT subsidiaries) are ignored, and all assets, liabilities and items of income, deduction and credit of such corporations are treated as our assets, liabilities and items of income, deduction and credit. A qualified REIT subsidiary is not required to pay federal income tax, and our ownership of the stock of a qualified REIT subsidiary does not violate the restrictions against ownership of securities of any one issuer which constitute more than 10% of the voting power or value of such issuer’s securities or more than 5% of the value of our total assets, as described below in “— Asset Tests.”

Ownership of Interests in Taxable REIT Subsidiaries. A taxable REIT subsidiary is a corporation other than a REIT in which a REIT directly or indirectly holds stock, and that has made a joint election with the REIT to be treated as a taxable REIT subsidiary. A taxable REIT subsidiary also includes any corporation other than a REIT with respect to which a taxable REIT subsidiary owns securities possessing more than 35% of the total voting power or value. A taxable REIT subsidiary generally may engage in any business, including the provision of customary or non-customary services to tenants of its parent REIT, except that a taxable REIT subsidiary may not directly or indirectly operate or manage a lodging or healthcare facility or directly or indirectly provide to any other person (under a franchise, license or otherwise) rights to any brand name under which any lodging or healthcare facility is operated. A taxable REIT subsidiary is subject to federal income tax as a regular C corporation. In addition, a taxable REIT subsidiary may be prevented from deducting interest on debt funded directly or indirectly by its parent REIT if certain tests regarding the taxable REIT subsidiary’s debt-to-equity ratio and interest expense are not satisfied. We currently own interests in several taxable REIT subsidiaries, and may acquire interests in additional taxable REIT subsidiaries in the future. Our ownership of securities of our taxable REIT subsidiaries will not be subject to the 5% or 10% asset tests described below. See “— Asset Tests.”

Income Tests. We must satisfy two gross income requirements annually to maintain our qualification as a REIT. First, in each taxable year we must derive directly or indirectly at least 75% of our gross income, excluding gross income from prohibited transactions, from certain investments relating to real property or mortgages on real property, including “rents from real property” and, in certain circumstances, interest, or from certain types of temporary investments. Second, in each taxable year we must derive at least 95% of our gross income, excluding gross income from prohibited transactions, from the real property investments described above, dividends, interest and gain from the sale or disposition of stock or securities, or from any combination of the foregoing. For these purposes, the term “interest” generally does not include any amount received or accrued, directly or indirectly, if the determination of all or some of the amount depends in any way on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term “interest” solely by reason of being based on a fixed percentage or percentages of receipts or sales.

Rents we receive from a tenant will qualify as “rents from real property” for the purpose of satisfying the gross income requirements described above only if all of the following conditions are met:

•	The amount of rent must not be based in any way on the income or profits of any person. However, an amount we receive or accrue generally will not be excluded from the term “rents from real property” solely because it is based on a fixed percentage or percentages of receipts or sales;

•

We, or an actual or constructive owner of 10% or more of our capital stock, must not actually or constructively own 10% or more of the interests in the assets or net profits of the tenant or, if the tenant is a corporation, 10% or more of the voting power or value of all classes of stock of the tenant. Rents received from such a tenant that is a taxable REIT subsidiary, however, will not be excluded from the definition of “rents from real property” as a result of this condition if at least 90% of the space at the property to which the rents relate is leased to third parties, and the rents paid by the taxable REIT subsidiary are substantially comparable to rents paid by our other tenants for comparable space.

Whether rents paid by our taxable REIT subsidiary are substantially comparable to rents paid by our other tenants is determined at the time the lease with the taxable REIT subsidiary is entered into, extended, and modified, if such modification increases the rents due under such lease. Notwithstanding the foregoing, however, if a lease with a “controlled taxable REIT subsidiary” is modified and such modification results in an increase in the rents payable by such taxable REIT subsidiary, any such increase will not qualify as “rents from real property.” For purposes of this rule, a “controlled taxable REIT subsidiary” is a taxable REIT subsidiary in which we own stock possessing more than 50% of the voting power or more than 50% of the total value of the outstanding stock of such taxable REIT subsidiary.

•	Rent attributable to personal property, leased in connection with a lease of real property, must not be greater than 15% of the total rent received under the lease. If this condition is not met, then the portion of rent attributable to the personal property will not qualify as “rents from real property”; and

•	We generally must not operate or manage the property or furnish or render services to our tenants, subject to a 1% de minimis exception, other than through an independent contractor from whom we derive no revenue. We may, however, perform services that are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not otherwise considered “rendered to the occupant” of the property. Examples of such services include the provision of light, heat, or other utilities, trash removal and general maintenance of common areas. In addition, we may employ an independent contractor to provide customary services, or a taxable REIT subsidiary, which may be wholly or partially owned by us, to provide both customary and non-customary services to our tenants without causing the rent we receive from those tenants to fail to qualify as “rents from real property.” Any amounts we receive from a taxable REIT subsidiary with respect to the taxable REIT subsidiary’s provision of non-customary services will, however, be nonqualifying income under the 75% gross income test and, except to the extent received through the payment of dividends, the 95% gross income test.

We generally do not intend to take actions we believe will cause us to fail to satisfy the rental conditions described above. However, we may have taken and may continue to take actions which fail to satisfy one or more of the above conditions to the extent that we determine, based on the advice of our tax counsel, that those actions will not jeopardize our tax status as a REIT.

Income we receive that is attributable to the rental of parking spaces at our properties will constitute rents from real property for purposes of the REIT gross income tests if certain services provided with respect to the parking spaces are performed by independent contractors from whom we derive no revenue, either directly or indirectly, or by a taxable REIT subsidiary, and certain other requirements are met. We believe that the income we receive that is attributable to parking spaces meets these tests and, accordingly, will constitute rents from real property for purposes of the REIT gross income tests.

From time to time, we enter into hedging transactions with respect to one or more of our assets or liabilities. The hedging activities may include entering into interest rate swaps, caps, and floors, options to purchase these items, and futures and forward contracts. Any income we derive from a hedging transaction will be nonqualifying income for purposes of the 75% gross income test. Except to the extent provided by Treasury Regulations, however, income from a hedging transaction, including gain from the sale or disposition of such a transaction, entered into prior to January 1, 2005, will be qualifying income for purposes of the 95% gross income test, but only to the extent that the transaction hedges indebtedness incurred or to be incurred by us to acquire or carry real estate. Income from such a hedging transaction entered into on or after January 1, 2005 that is clearly identified as such as specified in the Internal Revenue Code will not constitute gross income for purposes of the 95% gross income test, and therefore will be exempt from this test. The term “hedging transaction,” as used above, generally means any transaction we enter into in the normal course of our business primarily to manage risk of interest rate changes or fluctuations with respect to borrowings made or to be made by us. To the extent that we hedge with other types of financial instruments, the income from those transactions is not likely to be treated as qualifying income for purposes of the gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our status as a REIT.

We believe that the aggregate amount of our nonqualifying income, from all sources, in any taxable year will not exceed the limit on nonqualifying income under the gross income tests. If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may nevertheless qualify as a REIT for the year if we are entitled to relief under certain provisions of the Internal Revenue Code. Commencing with our taxable year beginning January 1, 2005, we generally may make use of the relief provisions if:

•	following our identification of the failure to meet the 75% or 95% gross income tests for any taxable year, we file a schedule with the IRS setting forth each item of our gross income for purposes of the 75% or 95% gross income tests for such taxable year in accordance with Treasury Regulations to be issued; and

•	our failure to meet these tests was due to reasonable cause and not due to willful neglect.

It is not possible, however, to state whether in all circumstances we would be entitled to the benefit of these relief provisions. For example, if we fail to satisfy the gross income tests because nonqualifying income that we intentionally accrue or receive exceeds the limits on nonqualifying income, the IRS could conclude that our failure to satisfy the tests was not due to reasonable cause. If these relief provisions do not apply to a particular set of circumstances, we will not qualify as a REIT. As discussed above in “— Taxation of the Company — General,” even if these relief provisions apply, and we retain our status as a REIT, a tax would be imposed with respect to our nonqualifying income. We may not always be able to comply with the gross income tests for REIT qualification despite our periodic monitoring of our income.

Prohibited Transaction Income. Any gain that we realize on the sale of property held as inventory or other property held primarily for sale to customers in the ordinary course of business, including our share of any such gain realized by partnerships, limited liability companies or qualified REIT subsidiaries in which we own an interest, will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. This prohibited transaction income may also adversely affect our ability to satisfy the income tests for qualification as a REIT. Under existing law, whether property is held as inventory or primarily for sale to customers in the ordinary course of a trade or business is a question of fact that depends on all the facts and circumstances surrounding the particular transaction. We intend to hold our properties for investment with a view to long-term appreciation, to engage in the business of acquiring, developing and owning our properties and to make occasional sales of the properties consistent with our investment objectives. We do not intend to enter into any sales that are prohibited transactions. However, the IRS may contend that one or more of these sales is subject to the 100% penalty tax.

Penalty Tax. Any redetermined rents, redetermined deductions or excess interest we generate will be subject to a 100% penalty tax. In general, redetermined rents are rents from real property that are overstated as a result of any services furnished to any of our tenants by one of our taxable REIT subsidiaries, and redetermined deductions and excess interest represent any amounts that are deducted by a taxable REIT subsidiary for amounts paid to us that are in excess of the amounts that would have been deducted based on arm’s length negotiations. Rents we receive will not constitute redetermined rents if they qualify for certain safe harbor provisions contained in the Internal Revenue Code.

We believe that, in all instances in which our taxable REIT subsidiaries provide services to our tenants, the fees paid to such taxable REIT subsidiaries for such services are at arm’s length rates, although the fees paid may not satisfy the safe-harbor provisions referenced above. These determinations are inherently factual, and the IRS has broad discretion to assert that amounts paid between related parties should be reallocated to reflect their respective incomes clearly. If the IRS successfully made such an assertion, we would be required to pay a 100% penalty tax on the excess of an arm’s length fee for tenant services over the amount actually paid.

Asset Tests. At the close of each quarter of our taxable year, we must also satisfy four tests relating to the nature and diversification of our assets. First, at least 75% of the value of our total assets, including assets held by our qualified REIT subsidiaries and our allocable share of the assets held by the partnerships and limited liability companies in which we own an interest, must be represented by real estate assets, cash, cash items and government securities. For purposes of this test, the term “real estate assets” generally means real property (including interests in real property and interests in mortgages on real property) and shares (or transferable certificates of beneficial interest) in other REITs, as well as any stock or debt instrument attributable to the investment of the proceeds of a stock offering or a public debt offering with a term of at least five years, but only for the one-year period beginning on the date the REIT receives such proceeds.

Second, not more than 25% of the value of our total assets may be represented by securities other than those securities included in the 75% asset test.

Third, of the investments included in the 25% asset class and except for certain investments in other REITs, and our qualified REIT subsidiaries and taxable REIT subsidiaries, the value of any one issuer’s securities may not exceed 5% of the value of our total assets, and we may not own more than 10% of the total vote or value of the outstanding securities of any one issuer, except, in the case of the 10% value test, certain “straight debt” securities. Certain types of securities are disregarded as securities solely for purposes of the 10% value test, including, but not limited to, any loan to an individual or an estate, any obligation to pay rents from real property and any security issued by a REIT. In addition, commencing with our taxable year beginning January 1, 2005, solely for purposes of the 10% value test, the determination of our interest in the assets of a partnership or limited liability company in which we own an interest will be based on our proportionate interest in any securities issued by the partnership or limited liability company, excluding for this purposes certain securities described in the Internal Revenue Code. For years prior to 2001, the 10% limit applies only with respect to voting securities of any issuer and not to the value of the securities of any issuer.

Fourth, not more than 20% of the value of our total assets may be represented by the securities of one or more taxable REIT subsidiaries. The 20% asset test is effective for taxable years ending after December 31, 2000.

We own stock of certain corporations which have elected, together with us, to be treated as taxable REIT subsidiaries. So long as these corporations qualify as taxable REIT subsidiaries, we will not be subject to the 5% asset test, the 10% voting securities limitation or the 10% value limitation with respect to our ownership of their securities. We or one or more of our taxable REIT subsidiaries may acquire securities in other taxable REIT subsidiaries in the future. We believe that the aggregate value of our taxable REIT subsidiaries will not exceed 20% of the aggregate value of our gross assets. With respect to each issuer in which we currently own an interest that does not qualify as a REIT, a qualified REIT subsidiary or a taxable REIT subsidiary, we believe that our ownership of the securities of any such issuer has complied with the 5% value limitation, the 10% voting securities limitation and the 10% value limitation. No independent appraisals have been obtained to support these conclusions. In addition, there can be no assurance that the IRS will not disagree with our determinations of value. We also own, and may continue to make, loans which must qualify under the “straight debt safe harbor” in order to satisfy the 10% value limitation described above. We believe, based on the advice of our tax counsel, that all such existing loans have qualified under this safe-harbor. However, there is relatively little authority interpreting this safe-harbor and, as a result, there can be no assurance that the IRS would not take a contrary position.

The asset tests described above must be satisfied at the close of each quarter of our taxable year in which we (directly or through our partnerships, limited liability companies or qualified REIT subsidiaries) acquire securities in the applicable issuer, increase our ownership of securities of such issuer (including as a result of increasing our interest in a partnership or limited liability company which owns such securities), or acquire other assets. For example, our indirect ownership of securities of an issuer may increase as a result of our capital contributions to a partnership or limited liability company. After initially meeting the asset tests at the close of any quarter, we will not lose our status as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If we fail to satisfy an asset test because we acquire securities or other property during a quarter (including as a result of an increase in our interests in a partnership or limited liability company), we can cure this failure by disposing of sufficient nonqualifying assets within 30 days after the close of that quarter. We believe that we have maintained and intend to maintain adequate records of the value of our assets to ensure compliance with the asset tests. In addition, we intend to take such actions within 30 days after the close of any quarter as may be required to cure any noncompliance. With respect to our taxable years ended on or before December 31, 2004, if we failed to cure any noncompliance with the asset tests within the 30 day cure period, we would cease to qualify as a REIT unless we are eligible for certain relief provisions discussed below.

Certain relief provisions may be available to us if we discover a failure to satisfy the asset tests described above after the 30 day cure period. Under these provisions, we will be deemed to have met the 5% and 10% REIT asset tests if the value of our nonqualifying assets (i) does not exceed the lesser of (a) 1% of the total value of our assets at the end of the applicable quarter or (b) $10,000,000, and (ii) we dispose of the nonqualifying assets or otherwise satisfy such tests within (a) six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered or (b) the period of time prescribed by Treasury Regulations to be issued. For violations of any of the asset tests due to reasonable cause and not due to willful neglect and that are, in the case of the 5% and 10% asset tests, in excess of the de minimis exception described above, we may avoid disqualification as a REIT after the 30 day cure period by taking steps including (i) the disposition of sufficient nonqualifying assets, or the taking of other actions, which allow us to meet the asset test within (a) six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered or (b) the period of time prescribed by Treasury Regulations to be issued, (ii) paying a tax equal to the greater of (a) $50,000 or (b) the highest corporate tax rate multiplied by the net income generated by the nonqualifying assets, and (iii) disclosing certain information to the IRS.

Although we expect to satisfy the asset tests described above and plan to take steps to ensure that we satisfy such tests for any quarter with respect to which retesting is to occur, there can be no assurance that we will always be successful or will not require a reduction in our overall interest in an issuer (including in a taxable REIT subsidiary). If we fail to cure any noncompliance with the asset tests in a timely manner and the relief provisions described above do not apply, we would cease to qualify as a REIT.

Distribution Requirements. To maintain our qualification as a REIT, we are required to distribute dividends, other than capital gain dividends, to our stockholders in an amount at least equal to the sum of:

•	90% of our “REIT taxable income”; and

•	90% of our after tax net income, if any, from foreclosure property; minus

•	the excess of the sum of certain items of non-cash income items over 5% of our “REIT taxable income,” as described below.

For these purposes, our “REIT taxable income” is computed without regard to the dividends paid deduction and our net capital gain. In addition, for purposes of this test, non-cash income means income attributable to leveled stepped rents, original issue discount on purchase money debt, cancellation of indebtedness, and any like-kind exchanges that are later determined to be taxable.

In addition, if we dispose of any asset we acquired from a corporation which is or has been a C corporation in a transaction in which our basis in the asset is determined by reference to the basis of the asset in the hands of that C corporation, within the ten-year period following our acquisition of such asset, we would be required to distribute at least 90% of the after-tax gain, if any, we recognized on the disposition of the asset, to the extent that gain does not exceed the excess of (a) the fair market value of the asset on the date we acquired the asset over (b) our adjusted basis in the asset on the date we acquired the asset.

In general, we must pay these distributions in the taxable year to which they relate, or in the following taxable year if they are declared before we timely file our tax return for such year and paid on or before the first regular dividend payment following their declarations. Except as provided below, these distributions generally are taxable to our stockholders, other than tax-exempt entities, in the year in which paid. This is so even though these distributions relate to the prior year for purposes of our 90% distribution requirement. However, dividends we declare during the last three months of a taxable year and payable to a stockholder of record on a specified date in any of these months will be treated as both paid by us and received by the stockholder on December 31 of that year, provided we actually pay the dividend on or before January 31 of the following calendar year. The amount distributed must not be preferential (i.e., every stockholder of the class of stock to which a distribution is made must be treated the same as every other stockholder of that class, and no class of stock may be treated otherwise than according to its dividend rights as a class). To the extent that we do not distribute all of our net capital gain or distribute at least 90%, but less than 100%, of our “REIT taxable income,” as adjusted, we will be required to pay tax on the undistributed amount at regular ordinary and capital gain corporate tax rates. We believe we have made, and intend to continue to make, timely distributions sufficient to satisfy these annual distribution requirements.

We expect that our REIT taxable income will be less than our cash flow because of depreciation and other non-cash charges included in computing REIT taxable income. Accordingly, we anticipate that we generally will have sufficient cash or liquid assets to enable us to satisfy the distribution requirements described above. However, from time to time, we may not have sufficient cash or other liquid assets to meet these distribution requirements due to timing differences between the receipt of income and payment of deductible expenses, and the inclusion of income and deduction of expenses in determining our taxable income. If these timing differences occur, we may need to borrow funds or pay dividends in the form of taxable stock dividends in order to meet the distribution requirements.

Under some circumstances, we may be able to rectify an inadvertent failure to meet the 90% distribution requirement for a year by paying “deficiency dividends” to our stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year. Thus, we may be able to avoid being taxed on amounts distributed as deficiency dividends. However, we will be required to pay interest to the IRS based upon the amount of any deduction taken for deficiency dividends.

Furthermore, we will be required to pay a 4% excise tax to the extent the amounts we actually distribute during each calendar year (or in the case of distributions with declaration and record dates falling in the last three months of the calendar year, by the end of January immediately following such year) are less than the sum of 85% of our REIT ordinary income for such year, 95% of our REIT capital gain net income for the year and any undistributed taxable income from prior periods. Any REIT taxable income and capital gain net income on which this excise tax is imposed for any year is treated as an amount distributed during that year for purposes of calculating such tax.

In addition, the Internal Revenue Code provides certain limitations on the utilization of losses allocable to leased property owned by a partnership having both taxable and tax-exempt partners. Currently, it is unclear how the transition rules and effective dates will apply to entities such as the partnerships in which we own an interest and that have tax-exempt partners. However, the IRS issued notices stating that it will not apply this provision to partnerships for taxable years beginning before the dates specified in such notices based solely on the fact that a partnership had both taxable and tax-exempt partners. It is important to note that these notices provide relief for our partnership’s taxable years ending December 31, 2004 and 2005 only. Accordingly, commencing with our taxable year beginning January 1, 2006, unless Congress passes corrective legislation which addresses this issue or some other form of relief, certain losses (if any) generated with respect to properties owned by any partnerships in which we own an interest that also have tax-exempt partners may be disallowed until future years. This could increase the amount of distributions we are required to make in a particular year in order to meet the REIT distribution requirements and also could increase the portion of distributions to its stockholders that are taxable as dividends.

Like-Kind Exchanges. We may dispose of properties in transactions intended to qualify as like-kind exchanges under the Internal Revenue Code. Such like-kind exchanges are intended to result in the deferral of gain for federal income tax purposes. The failure of any such transaction to qualify as a like-kind exchange could subject us to federal income tax, possibly including the 100% prohibited transaction tax, depending on the facts and circumstances surrounding the particular transaction.

Failure to Qualify

Commencing with our taxable year beginning January 1, 2005, specified cure provisions are available to us in the event that we discover a violation of a provision of the Internal Revenue Code that would result in our failure to qualify as a REIT. Except with respect to violations of the REIT income tests and assets tests (for which the cure provisions are described above), and provided the violation is due to reasonable cause and not due to willful neglect, these cure provisions generally impose a $50,000 penalty for each violation in lieu of a loss of REIT status. If we fail to qualify for taxation as a REIT in any taxable year, and the relief provisions do not apply, we will be required to pay tax, including any applicable alternative minimum tax, on our taxable income at regular corporate rates. Distributions to stockholders in any year in which we fail to qualify as a REIT will not be deductible by us, and we will not be required to distribute any amounts to our stockholders. As a result, we anticipate that our failure to qualify as a REIT would reduce the cash available for distribution by us to our stockholders. In addition, if we fail to qualify as a REIT, all distributions to stockholders will be taxable as regular corporate dividends to the extent of our current and accumulated earnings and profits. In this event, corporate distributees may be eligible for the dividends-received deduction. Unless entitled to relief under specific statutory provisions, we will also be disqualified from taxation as a REIT for the four taxable years following the year during which we lost our qualification. It is not possible to state whether in all circumstances we would be entitled to this statutory relief.

Tax Aspects of the Partnerships and Limited Liability Companies

General. We own, directly or indirectly, interests in various partnerships and limited liability companies which we expect to be treated as partnerships (or disregarded entities) for federal income tax purposes. We may own additional partnerships and limited liability companies in the future. In general, entities that are classified as partnerships (or disregarded entities) for federal income tax purposes are “pass-through” entities which are not required to pay federal income tax. Rather, partners or members of such entities are allocated their pro rata shares of the items of income, gain, loss, deduction and credit of the entity, and are potentially required to pay tax thereon, without regard to whether the partners or members receive a distribution of cash from the entity. We include in our income our allocable share of the foregoing items, based on the partnership agreement, for purposes of computing our REIT taxable income. For purposes of applying the REIT income and asset tests, we include our allocable share of the income generated by and the assets held by the partnerships and limited liability companies in which we own an interest, including their shares of the income and assets of any subsidiary partnerships and limited liability companies, based on our capital interests in such entities. See “— Taxation of the Company.”

Our ownership of interests in such partnerships and limited liability companies involves special tax considerations. These special tax considerations include, for example, the possibility that the IRS might challenge the status of one or more of the partnerships or limited liability companies in which we own an interest as partnerships (or disregarded entities), as opposed to associations taxable as corporations, for federal income tax purposes. If a partnership or limited liability company in which we own an interest, or one or more of its subsidiary partnerships or limited liability companies, were treated as an association, it would be taxable as a corporation and would be required to pay an entity-level tax on its income. In this situation, the character of our assets and items of gross income would change, and could prevent us from satisfying the REIT asset tests or the REIT income tests (see “— Taxation of the Company — Asset Tests” and “— Taxation of the Company — Income Tests”). This, in turn, could prevent us from qualifying as a REIT. See “— Failure to Qualify” for a discussion of the effect of our failure to meet these tests. In addition, a change in the tax status of one or more of the partnerships or limited liability companies in which we own an interest might be treated as a taxable event. If so, we might incur a tax liability without any related cash distributions.

Treasury Regulations that apply for tax periods beginning on or after January 1, 1997, provide that a domestic business entity not otherwise organized as a corporation (an “eligible entity”) may elect to be taxed as a partnership or disregarded entity for federal income tax purposes. Unless it elects otherwise, an eligible entity in existence prior to January 1, 1997, will have the same classification for federal income tax purposes that it claimed under the entity classification Treasury Regulations in effect prior to this date. In addition, an eligible entity which did not exist or did not claim a classification prior to January 1, 1997, will be classified as a partnership or disregarded entity for federal income tax purposes unless it elects otherwise. All of the partnerships and limited liability companies in which we own an interest intend to claim classification as partnerships or disregarded entities under these Treasury Regulations. As a result, we believe that these partnerships and limited liability companies will be classified as partnerships or disregarded entities for federal income tax purposes.

Allocations of Income, Gain, Loss and Deduction. A partnership or limited liability company agreement generally will determine the allocation of income and losses among partners or members. These allocations, however, will be disregarded for tax purposes if they do not comply with the provisions of Section 704(b) of the Internal Revenue Code and the related Treasury Regulations. Generally, Section 704(b) of the Internal Revenue Code and the related Treasury Regulations require that partnership and limited liability company allocations respect the economic arrangement of the partners and members. If an allocation is not recognized for federal income tax purposes, the relevant item will be reallocated according to the partners’ or members’ interests in the partnership or limited liability company, as the case may be. This reallocation will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners or members with respect to such item. The allocations of taxable income and loss in each of the partnerships and limited liability companies in which we own an interest are intended to comply with the requirements of Section 704(b) of the Internal Revenue Code and the Treasury Regulations promulgated thereunder.

Tax Allocations With Respect to the Properties. Under Section 704(c) of the Internal Revenue Code, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership or limited liability company in exchange for an interest in the partnership or limited liability company must be allocated in a manner so that the contributing partner or member is charged with the unrealized gain or benefits from the unrealized loss associated with the property at the time of the contribution. The amount of the unrealized gain or loss is generally equal to the difference between the fair market value or book value and the adjusted tax basis of the contributed property at the time of contribution. These allocations are solely for federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners or members. Some of the partnerships and/or limited liability companies in which we own an interest were formed by way of contributions of appreciated property. The relevant partnership and/or limited liability company agreements require that allocations be made in a manner consistent with Section 704(c) of the Internal Revenue Code. These allocations could cause us to be allocated (i) lower amounts of depreciation deductions for tax purposes than would be allocated to us if all contributed properties were to have a tax basis equal to their fair market value at the time of the contribution, and (ii) taxable gain in the event of a sale of such contributed properties in excess of the economic or book income allocated to us of as a result of the sale, with a corresponding benefit to the contributing partners or members. As a result, these allocations could make it more difficult for us to satisfy the REIT distribution requirements.

Taxation of Holders of Our Common Stock

The following summary describes the principal United States federal income tax consequences to United States holders of owning and disposing of our common stock. This summary deals only with our common stock held as a “capital asset” (generally, property held for investment within the meaning of Section 1221 of the Internal Revenue Code). Your tax treatment will vary depending upon your particular situation, and this discussion does not address all the tax consequences that may be relevant to you in light of your particular circumstances. See “— Taxation of Holders of the Notes.”

Taxation of Taxable United States Stockholders Generally

Distributions Generally. Distributions out of our current or accumulated earnings and profits will be treated as dividends and, other than with respect to capital gain dividends, and certain amounts that have previously been subject to corporate level tax, discussed below, will be taxable to taxable United States holders as ordinary income. See “— Tax Rates” below. As long as we qualify as a REIT, these distributions will not be eligible for the dividends-received deduction in the case of United States holders that are corporations. For purposes of determining whether distributions to holders of our common stock are out of current or accumulated earnings and profits, our earnings and profits will be allocated first to our outstanding preferred stock and then to our outstanding common stock.

To the extent that we make distributions on our common stock in excess of our current and accumulated earnings and profits allocable to that stock, these distributions will be treated first as a tax-free return of capital to a United States holder. This treatment will reduce the United States holder’s adjusted tax basis in its shares of our common stock by the amount of the distribution, but not below zero. Distributions in excess of our current and accumulated earnings and profits and in excess of a United States holder’s adjusted tax basis in its shares will be taxable as capital gain. Such gain will be taxable as long-term capital gain if the shares have been held for more than one year. Dividends we declare in October, November, or December of any year and which are payable to a stockholder of record on a specified date in any of these months will be treated as both paid by us and received by the stockholder on December 31 of that year, provided we actually pay the dividend on or before January 31 of the following year. United States holders may not include in their own income tax returns any of our net operating losses or capital losses.

Capital Gain Dividends. Dividends that we properly designate as capital gain dividends will be taxable to our taxable United States holders as a gain from the sale or disposition of a capital asset, to the extent that such gain does not exceed our actual net capital gain for the taxable year. These gains may be taxable to non-corporate United States holders at a 15% or 25% rate. United States holders that are corporations may, however, be required to treat up to 20% of some capital gain dividends as ordinary income. If we properly designate any portion of a dividend as a capital gain dividend then, except as otherwise required by law, we presently intend to allocate a portion of the total capital gain dividends paid or made available to holders of all classes of our stock for the year to the holders of our common stock and preferred stock in proportion to the amount that our total dividends, as determined for United States federal income tax purposes, paid or made available to the holders of such stock for the year bears to the total dividends, as determined for United States federal income tax purposes, paid or made available to holders of all classes of our stock for the year.

Retention of Net Capital Gains. We may elect to retain, rather than distribute as a capital gain dividend, all or a portion of our net capital gains. If we make this election, we would pay tax on our retained net capital gains. In addition, to the extent we so elect, a United States holder generally would:

•	include its pro rata share of our undistributed net capital gains in computing its long-term capital gains in its return for its taxable year in which the last day of our taxable year falls, subject to certain limitations as to the amount that is includable;

•	be deemed to have paid the capital gains tax imposed on us on the designated amounts included in the United States holder’s long-term capital gains;

•	receive a credit or refund for the amount of tax deemed paid by it;

•	increase the adjusted basis of its common stock by the difference between the amount of includable gains and the tax deemed to have been paid by it; and

•	in the case of a United States holder that is a corporation, appropriately adjust its earnings and profits for the retained capital gains in accordance with Treasury Regulations to be promulgated by the IRS.

Passive Activity Losses and Investment Interest Limitations. Distributions we make and gain arising from the sale or exchange by a United States holder of our shares will not be treated as passive activity income. As a result, United States holders generally will not be able to apply any “passive losses” against this income or gain. A United States holder may elect to treat capital gain dividends, capital gains from the disposition of stock and qualified dividend income as investment income for purposes of computing the investment interest limitation, but in such case, the stockholder will be taxed at ordinary income rates on such amount. Other distributions made by us, to the extent they do not constitute a return of capital, generally will be treated as investment income for purposes of computing the investment interest limitation.

Dispositions of Our Common Stock. If a United States holder sells or disposes of shares of our common stock to a person other than us, it will recognize gain or loss for federal income tax purposes, except as described above under “— Market Discount,” in an amount equal to the difference between the amount of cash and the fair market value of any property received on the sale or other disposition and the holder’s adjusted basis in the shares for tax purposes. This gain or loss, except as provided below, will be long-term capital gain or loss if the holder has held the common stock for more than one year. If, however, a United States holder recognizes loss upon the sale or other disposition of our common stock that it has held for six months or less, after applying certain holding period rules, the loss recognized will be treated as a long-term capital loss to the extent the United States holder received distributions from us which were required to be treated as long-term capital gains.

Backup Withholding

We report to our United States holders and the IRS the amount of dividends paid during each calendar year, and the amount of any tax withheld. Under the backup withholding rules, a stockholder may be subject to backup withholding with respect to dividends paid unless the holder is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact, or provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with applicable requirements of the backup withholding rules. A United States holder that does not provide us with its correct taxpayer identification number may also be subject to penalties imposed by the IRS. Backup withholding is not an additional tax. Any amount paid as backup withholding will be creditable against the stockholder’s federal income tax liability. In addition, we may be required to withhold a portion of capital gain distributions to any stockholders who fail to certify their non-foreign status. See “— Taxation of Non-United States Stockholders.”

Tax Rates

The maximum tax rate for non-corporate taxpayers for (1) capital gains, including certain “capital gain dividends,” has generally been reduced to 15% (although depending on the characteristics of the assets which produced these gains and on designations which we may make, certain capital gain dividends may be taxed at a 25% rate) and (2) “qualified dividend income” has generally been reduced to 15%. In general, dividends payable by REITs are not eligible for the reduced tax rate on corporate dividends, except to the extent that certain holding requirements have been met and the REIT’s dividends are attributable to dividends received from taxable corporations (such as its taxable REIT subsidiaries) or to income that was subject to tax at the corporate/REIT level (for example, if it distributed taxable income that it retained and paid tax on in the prior taxable year). The currently applicable provisions of the United States federal income tax laws relating to the 15% tax rate are currently scheduled to “sunset” or revert to the provisions of prior law effective for taxable years beginning after December 31, 2010, at which time the capital gains tax rate will be increased to 20% and the rate applicable to dividends will be increased to the tax rate then applicable to ordinary income.

Taxation of Tax-Exempt Stockholders

Dividend income from us and gain arising upon a sale of our common stock generally will not be unrelated business taxable income to a tax-exempt stockholder, except as described below. This income or gain will be unrelated business taxable income, however, if a tax-exempt stockholder holds its shares as “debtfinanced property” within the meaning of the Internal Revenue Code or if the shares are used in a trade or business of the tax-exempt stockholder. Generally, “debt-financed property” is property, the acquisition or holding of which was financed through a borrowing by the tax-exempt stockholder.

For tax-exempt stockholders which are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, or qualified group legal services plans exempt from federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) or (c)(20) of the Internal Revenue Code, respectively, income from an investment in our common stock will constitute unrelated business taxable income unless the organization is able to properly claim a deduction for amounts set aside or placed in reserve for specific purposes so as to offset the income generated by its investment in our common stock. These prospective investors should consult their tax advisors concerning these “set aside” and reserve requirements.

Notwithstanding the above, however, a portion of the dividends paid by a “pension-held REIT” may be treated as unrelated business taxable income as to certain trusts that hold more than 10%, by value, of the interests in the REIT. A REIT will not be a “pension-held REIT” if it is able to satisfy the “not closely held” requirement without relying on the “look-through” exception with respect to certain trusts or if such REIT is not “predominantly held” by “qualified trusts.” As a result of limitations on the transfer and ownership of stock contained in our charter, we do not expect to be classified as a “pension-held REIT,” and as a result, the tax treatment described in this paragraph should be inapplicable to our stockholders. However, because our stock is publicly traded, we cannot guarantee that this will always be the case.

Taxation of Non-United States Stockholders

The following discussion addresses the rules governing United States federal income taxation of the ownership and disposition of our common stock by non-United States holders. These rules are complex, and no attempt is made herein to provide more than a brief summary of such rules. Accordingly, the discussion does not address all aspects of United States federal income taxation that may be relevant to a non-United States holder in light of its particular circumstances and does not address any state, local or foreign tax consequences. We urge non-United States holders to consult their tax advisors to determine the impact of federal, state, local and foreign income tax laws on the purchase, ownership, and disposition of shares of our common stock, including any reporting requirements.

Distributions Generally. Distributions that are neither attributable to gain from our sale or exchange of United States real property interests nor designated by us as capital gain dividends will be treated as dividends of ordinary income to the extent that they are made out of our current or accumulated earnings and profits. Such distributions ordinarily will be subject to withholding of United States federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty unless the distributions are treated as effectively connected with the conduct by the non-United States holder of a United States trade or business. Under certain treaties, however, lower withholding rates generally applicable to dividends do not apply to dividends from a REIT. Certain certification and disclosure requirements must be satisfied to be exempt from withholding under the effectively connected income exemption. Dividends that are treated as effectively connected with such a trade or business will be subject to tax on a net basis at graduated rates, in the same manner as dividends paid to United States holders are subject to tax, and are generally not subject to withholding. Any such dividends received by a non-United States holder that is a corporation may also be subject to an additional branch profits tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

We expect to withhold United States income tax at the rate of 30% on any distributions made to a non-United States holder unless:

•	a lower treaty rate applies and the non-United States holder files with us an IRS Form W-8BEN evidencing eligibility for that reduced treaty rate; or

•	the non-United States holder files an IRS Form W-8ECI with us claiming that the distribution is income effectively connected with the non-United States holder’s trade or business.

Distributions in excess of our current and accumulated earnings and profits will not be taxable to a non-United States holder to the extent that such distributions do not exceed the non-United States holder’s adjusted basis in our common stock, but rather will reduce the adjusted basis of such common stock. To the extent that these distributions exceed a non-United States holder’s adjusted basis in our common stock, they will give rise to gain from the sale or exchange of such stock. The tax treatment of this gain is described below.

For withholding purposes, we expect to treat all distributions as made out of our current or accumulated earnings and profits. However, amounts withheld should generally be refundable if it is subsequently determined that the distribution was, in fact, in excess of its current and accumulated earnings and profits.

Capital Gain Dividends and Distributions Attributable to a Sale or Exchange of United States Real Property Interests. Distributions to a non-United States holder that we properly designate as capital gain dividends, other than those arising from the disposition of a United States real property interest, generally should not be subject to United States federal income taxation, unless:

(1)	the investment in our common stock is treated as effectively connected with the non-United States holder’s United States trade or business, in which case the non-United States holder will be subject to the same treatment as United States holders with respect to such gain, except that a non-United States holder that is a foreign corporation may also be subject to the 30% branch profits tax, as discussed above; or

(2)	the non-United States holder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and certain other conditions are met, in which case the nonresident alien individual will be subject to a 30% tax on the individual’s capital gains.

Pursuant to FIRPTA, distributions to a non-United States holder that are attributable to gain from our sale or exchange of United States real property interests (whether or not designated as capital gain dividends) will cause the non-United States holder to be treated as recognizing such gain as income effectively connected with a United States trade or business. Non-United States holders would generally be taxed at the same rates applicable to United States holders, subject to a special alternative minimum tax in the case of nonresident alien individuals. We also will be required to withhold and to remit to the IRS 35% of any distribution to a non-United States holder that is designated as a capital gain dividend, or, if greater, 35% of a distribution to the non-United States holder that could have been designated as a capital gain dividend. The amount withheld is creditable against the non-United States holder’s United States federal income tax liability. However, any distribution with respect to any class of stock which is regularly traded on an established securities market located in the United States is not subject to FIRPTA, and therefore, not subject to the 35% U.S. withholding tax described above, if the non-United States stockholder did not own more than 5% of such class of stock at any time during the one-year period ending on the date of the distribution. Instead, such distributions will be treated as ordinary dividend distributions.

Retention of Net Capital Gains. Although the law is not clear on the matter, it appears that amounts designated by us as retained capital gains in respect of the common stock held by United States holders generally should be treated with respect to non-United States holders in the same manner as actual distributions by us of capital gain dividends. Under this approach, a non-United States holder would be able to offset as a credit against its United States federal income tax liability resulting from their proportionate share of the tax we pay on such retained capital gains, and to receive from the IRS a refund to the extent their proportionate share of such tax paid by us exceeds their actual United States federal income tax liability.

Sale of Our Common Stock. Gain recognized by a non-United States holder upon the sale or exchange of our common stock generally will not be subject to United States taxation unless such stock constitutes a “United States real property interest” within the meaning of FIRPTA. Our common stock will not constitute a “United States real property interest” so long as we are a “domestically-controlled qualified investment entity.” A “domestically-controlled qualified investment entity” includes a REIT in which at all times during a specified testing period less than 50% in value of its stock is held directly or indirectly by non-United States holders. We believe, but cannot guarantee, that we have been a “domestically-controlled qualified investment entity.” Even if we have been a “domestically-controlled qualified investment entity,” because our capital stock is publicly traded, no assurance can be given we will continue to be a “domestically-controlled qualified investment entity.”

Notwithstanding the foregoing, gain from the sale or exchange of our common stock not otherwise subject to FIRPTA will be taxable to a non-United States holder if either (1) the investment in our common stock is treated as effectively connected with the non-United States holder’s United States trade or business or (2) the non-United States holder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and certain other conditions are met. In addition, even if we are a domestically controlled qualified investment entity, upon disposition of our common stock (subject to the 5% exception applicable to “regularly traded” stock described above), a non-United States holder may be treated as having gain from the sale or exchange of United States real property interest if the non-United States holder (1) disposes of our common stock within a 30-day period preceding the ex-dividend date of a distribution, any portion of which, but for the disposition, would have been treated as gain from the sale or exchange of a United States real property interest and (2) acquires, or enters into a contract or option to acquire, other shares of our common stock within 30 days after such ex-dividend date.

Even if we do not qualify as a “domestically-controlled qualified investment entity” at the time a non-United States holder sells or exchanges our common stock, gain arising from such a sale or exchange would not be subject to United States taxation under FIRPTA as a sale of a “United States real property interest” if:

(1)	our common stock is “regularly traded,” as defined by applicable Treasury regulations, on an established securities market such as the NYSE; and

(2)	such non-United States holder owned, actually and constructively, 5% or less of our common stock throughout the five-year period ending on the date of the sale or exchange.

If gain on the sale or exchange of our common stock were subject to taxation under FIRPTA, the non-United States holder would be subject to regular United States federal income tax with respect to such gain in the same manner as a taxable United States holder (subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). In addition, if our common stock is not “regularly traded on an established securities market,” the purchaser of the common stock would be required to withhold and remit to the IRS 10% of the purchase price.

Backup Withholding Tax and Information Reporting. Generally, we must report annually to the IRS the amount of dividends paid to a non-United States holder, such holder’s name and address, and the amount of tax withheld, if any. A similar report is sent to the non-United States holder. Pursuant to tax treaties or other agreements, the IRS may make its reports available to tax authorities in the non-United States holder’s country of residence.

Payments of dividends or of proceeds from the disposition of stock made to a non-United States holder may be subject to information reporting and backup withholding unless such holder establishes an exemption, for example, by properly certifying its non-United States status on an IRS Form W-8BEN or another appropriate version of IRS Form W-8. Notwithstanding the foregoing, backup withholding and information reporting may apply if either we have or our paying agent has actual knowledge, or reason to know, that a non-United States holder is a United States person.

Backup withholding is not an additional tax. Rather, the United States income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund or credit may be obtained, provided that the required information is furnished to the IRS.

Other Tax Consequences

State, local and foreign income tax laws may differ substantially from the corresponding federal income tax laws, and this discussion does not purport to describe any aspect of the tax laws of any state, local or foreign jurisdiction. You should consult your tax advisor regarding the effect of state, local and foreign tax laws with respect to our tax treatment as a REIT and on an investment in the notes and our common stock.

SELLING SECURITYHOLDERS

On August 15, 2006, we issued all of the notes in a private placement to Wachovia Capital Markets, LLC and Deutsche Bank Securities Inc. as the initial purchasers (each an “initial purchaser” and together, the “initial purchasers”). These initial purchasers then resold the notes in transactions exempt from the registration requirements of the Securities Act to persons reasonably believed by the initial purchasers to be qualified institutional buyers in reliance on Rule 144A of the Securities Act. All of the notes were issued as “restricted securities” under the Securities Act. Selling securityholders may from time to time offer and sell pursuant to this prospectus any, all or none of the notes and shares of common stock that may be issuable upon conversion of the notes.

The following table sets forth information, as of November 10, 2006, with respect to the selling securityholders and the principal amounts of notes beneficially owned by each selling securityholder that may be offered from time to time pursuant to this prospectus. The information is based on information provided by or on behalf of the selling securityholders as of November 10, 2006. The selling securityholders identified below may have sold, transferred or otherwise disposed of all or a portion of their notes since the date on which they provided the information regarding their notes in transactions exempt from the registration requirements of the Securities Act. The percentage of notes outstanding beneficially owned by each selling securityholder is based on $460,000,000 aggregate principal amount of notes outstanding. The number of shares of common stock owned prior to the offering includes shares of common stock issuable upon conversion of the notes. The percentage of common stock outstanding beneficially owned by each selling securityholder is based on 50,433,434 shares of common stock outstanding as of November 6, 2006. The number of shares of common stock that may be issuable upon conversion of the notes offered hereby is based on a conversion price of approximately $55.85 per share, which is based on a maximum conversion rate of 17.9051, and a cash payment in lieu of any fractional share.

Name	Principal Amount of Notes Offered Hereby	Percentage of Outstanding Notes	Shares of Common Stock Beneficially Owned Prior to the Offering (1)	Percentage of Outstanding Common Stock (2)	Conversion Shares Offered Hereby (3)	Principal Amount of Notes Beneficially Owned After Completion of the Offering (4)	Shares of Common Stock Beneficially Owned After Completion of the Offering (4)
Aristeia Partners LP (21)	3,000,000	*	53,715	*	53,715	—	—

ATSF — Transamerica Convertible Securities (35)	1,680,000	*	30,081	*	30,081	—	—

Aviva Life Insurance Co. (20)	2,500,000	*	44,763	*	44,763	—	—

Brevan Howard Equity Strategies Master Fund Ltd. (8)	22,500,000	4.89%	402,865	*	402,865	—	—

Black Diamond Offshore Ltd. (17)	688,000	*	12,319	*	12,319	—	—

CIBC World Markets Corp (28)	2,500,000	*	44,763	*	44,763	—	—

CQS Convertible And Quantitative Strategies Master Fund (13)	15,000,000	3.26%	268,577	*	268,577	—	—

CNH CA Master Account, L.P. (14)	5,000,000	1.09%	89,526	*	89,526	—	—

Name	Principal Amount of Notes Offered Hereby	Percentage of Outstanding Notes	Shares of Common Stock Beneficially Owned Prior to the Offering (1)	Percentage of Outstanding Common Stock (2)	Conversion Shares Offered Hereby (3)	Principal Amount of Notes Beneficially Owned After Completion of the Offering (4)	Shares of Common Stock Beneficially Owned After Completion of the Offering (4)
DBAG London (7)	56,080,000	12.19%	1,004,118	1.95%	1,004,118	—	—

Deutsche Bank Securities Inc. (29)	700,000	*	12,534	*	12,534	—	—

Double Black Diamond Offshore LDC (17)	4,312,000	*	77,207	*	77,207	—	—

Hershey Foods Corporation Master Retirement Trust (10)	250,000	*	10,476	*	4,476	—	6,000

Highbridge International LLC (26)	14,250,000	3.10%	255,148	*	255,148	—	—

IDEX — Transamerica Convertible Securities Fund (35)	1,120,000	*	20,054	*	20,054	—	—

JMG Triton Offshore Fund, Ltd. (15)	3,350,000	*	59,982	*	59,982	—	—

John Hancock Funds II — Real Estate Equity Fund (10)	2,775,000	*	115,527	*	49,687	—	65,840

John Hancock Trust — Real Estate Equity Trust (10)	2,825,000	*	122,412	*	50,582	—	71,830

KBC Financial Products USA Inc. (32)	3,750,000	*	67,144	*	67,144	—	—

LDG Limited (22)	352,000	*	6,303	*	6,303	—	—

Lyxor Quest Fund, Ltd. (30)	5,000,000	1.09%	89,526	*	89,526	—	—

MSS Convertible Arbitrage I Fund c/o TQA Investors, LLC (22)	45,000	*	806	*	806	—	—

Platinum Grove Contingent Capital Master Fund Ltd. (24)	45,000,000	9.78%	805,730	1.57%	805,730	—	—

PNC Equity Securities LLC (11)	4,500,000	*	80,573	*	80,573	—	—

Pendragon (Convertibles) Fund Limited (33)	19,250,000	4.18%	344,673	*	344,673	—	—

Quest Global Convertible Master Fund, Ltd. (30)	100,000	*	1,791	*	1,791	—	—

Radcliffe SPC, Ltd for and on behalf of the Class A Convertible Crossover Segregated Portfolio (25)	21,000,000	4.57%	376,007	*	376,007	—	—

Suttonbrook Capital Portfolio LP (12)	12,500,000	2.72%	223,814	*	223,814	—	—

Silvercreek Limited Partnership (18)	7,910,000	1.72%	141,629	*	141,629	—	—

Name	Principal Amount of Notes Offered Hereby	Percentage of Outstanding Notes	Shares of Common Stock Beneficially Owned Prior to the Offering (1)	Percentage of Outstanding Common Stock (2)	Conversion Shares Offered Hereby (3)	Principal Amount of Notes Beneficially Owned After Completion of the Offering (4)	Shares of Common Stock Beneficially Owned After Completion of the Offering (4)
Silvercreek II Limited (18)	5,090,000	1.11%	91,137	*	91,137	—	—

Stonebridge Life Insurance (35)	400,000	*	7,162	*	7,162	—	—

Transamerica Life Insurance and Annuities Corp (35)	9,000,000	1.96%	161,146	*	161,146	—	—

Transamerica Occidental Life (35)	600,000	*	10,743	*	10,743	—	—

Tribecca Global Convertible Investments Ltd. (27)	8,000,000	1.74%	143,241	*	143,241	—	—

T. Rowe Price Real Estate Fund, Inc. (10)	16,150,000	3.51%	680,167	1.33%	289,167	—	391,000

TQA Master Fund, Ltd. (22)	2,708,000	*	48,487	*	48,487	—	—

TQA Master Plus Fund, Ltd. (22)	1,255,000	*	22,471	*	22,471	—	—

UBS O’Connor LLC F/B/O O’Connor Global Convertible Arbitrage Master Limited (16)	22,250,000	4.84%	398,389	*	398,389	—	—

UBS O’Connor LLC F/B/O O’Connor Global Convertible Arbitrage II Master Ltd. (16)	2,750,000	*	49,239	*	49,239	—	—

UBS AG London FBO WCBP (34)	15,000,000	3.26%	376,977	*	268,577	—	108,400

UBS Securities LLC (9)	27,500,000	5.98%	511,476	1.00%	492,390	—	19,086

Vicis Capital Master Fund (19)	3,000,000	*	53,715	*	53,715	—	—

Wachovia Capital Markets LLC (31)	7,700,000	1.67%	137,869	*	137,869	—	—

Waterstone Market Neutral MAC 51, Ltd. (23)	7,486,000	1.63%	134,038	*	134,038	—	—

Waterstone Market Neutral Master Fund, Ltd. (23)	12,574,000	2.73%	225,139	*	225,139	—	—

Zurich Institutional Benchmarks Master Fund Ltd. c/o TQA Investors LLC (22)	640,000	*	11,459	*	11,459	—	—

Any other holder of notes or future transferee, pledgee, donee or successor of any holder	59,960,000	22.98%	1,073,590	2.08%	1,073,590	—	—

Total (5)(6)	460,000,000	100.00%	8,898,508	15.00%	8,236,346	—	662,156

*	Less than one percent of the outstanding notes or common stock, as applicable.

(1)	Includes shares of common stock issuable upon conversion of the notes, assuming conversion of all of the holder’s notes into the maximum number of shares of common stock that may be issuable upon conversion of the notes at a conversion price of approximately $55.85 per share, which is based on a maximum conversion rate of 17.9051, and a cash payment in lieu of any fractional share interest. The actual number of shares of common stock issued upon conversion of the notes may be smaller. See “Description of Notes — Conversion Settlement.” The current conversion price is $71.21 per share of common stock. The conversion price is subject to adjustment as described under “Description of Notes — Conversion Rate Adjustments.”
(2)	Calculated based on Rule 13d-3(d)(1)(i) under the Exchange Act using 50,433,434 shares of common stock outstanding as of November 6, 2006. In calculating this amount, we treated as outstanding the number of shares of common stock issuable upon conversion of all of that particular holder’s notes. However, we did not assume the conversion of any other holder’s notes. The actual number of shares of common stock issued upon conversion of the notes may be smaller. See “Description of Notes — Conversion Settlement.”
(3)	Consists of shares of common stock issuable upon conversion of the notes, assuming conversion of all of the holder’s notes into the maximum number of shares of common stock that may be issuable upon conversion of the notes at a conversion price of approximately $55.85 per share, which is based on a maximum conversion rate of 17.9051, and a cash payment in lieu of any fractional share interest. The current conversion price is $71.21 per share of common stock. The conversion price is subject to adjustment as described under “Description of Notes — Conversion Rate Adjustments.”
(4)	Assumes that all of the notes and/or all of the shares of common stock that may be issuable upon conversion of the notes have been sold by the selling securityholders. Based upon this assumption, no selling securityholder will beneficially own greater than one percent of the notes or our common stock after completion of the offering.
(5)	Additional selling securityholders not named in this prospectus will be not be able to use this prospectus for resales until they are named in the selling securityholder table by prospectus supplement or post-effective amendment. Transferees, successors and donees of identified selling securityholders will not be able to use this prospectus for resales until they are named in the selling securityholder table by prospectus supplement or post-effective amendment. If required, we will add transferees, successors and donees by prospectus supplement in instances where the transferee, successor or donee has acquired its shares from holders named in this prospectus after the effective date of this prospectus.
(6)	The maximum principal amount of notes that may be sold under this prospectus will not exceed $460,000,000.
(7)	DBAG London is a subsidiary of Deutsche Bank Securities Inc., a publicly held entity.
(8)	Pursuant to the Investment Management Agreement signed and dated May 30, 2006, Brevan Howard Asset Management LLP has complete discretion to exercise voting power and investment control over registrable securities. Brevan Howard Asset Management LLP is authorized and regulated by the U.K. Financial Services Authority.
(9)	UBS Securities LLC is a subsidiary of UBS AG, a publicly held entity.
(10)	T. Rowe Price Associates, Inc. (TRPA) serves as investment adviser with power to direct investments and/or sole power to vote the shares owned by Hershey Foods Corporation Master Retirement Trust, John Hancock Funds II —Real Estate Equity Fund, John Hancock Trust — Real Estate Equity Trust and T. Rowe Price Real Estate Fund, Inc., as well as shares owned by other individual and institutional investors. For purposes of reporting requirements of the Securities Exchange Act of 1934, TRPA may be deemed to be the beneficial owner of all of the shares held by Hershey Foods Corporation Master Retirement Trust, John Hancock Funds II — Real Estate Equity Fund, John Hancock Trust — Real Estate Equity Trust and T. Rowe Price Real Estate Fund, Inc. However, TRPA expressly disclaims that it is, in fact the beneficial owner of such securities. TRPA is the wholly owned subsidiary of T. Rowe Price Group, Inc., which is a publicly traded financial services holding company.
(11)	PNC Equity Securities LLC is a subsidiary of PNC Financial Services Group, a publicly held entity.
(12)	Suttonbrook Capital Management LP is the investment manager of Suttonbrook Capital Portfolio LP, and John London and Steve Weinstein are the natural persons with control over Suttonbrook Capital Management LP.
(13)	Alan Smith, Blair Gauld, Dennis Hunter, Karla Bodden and Jim Rogers have the power to direct the voting and disposition of the securities held by CQS Convertible And Quantitative Strategies Master Fund.
(14)	CNH Partners, LLC is investment advisor to CNH CA Master Account, L.P. and has sole voting and dispositive power over the securities held by CNH CA Master Account, L.P. Robert Krail, Mark Mitchell and Todd Pulvino are investment principals of CNH Partners, LLC.
(15)	JMG Triton Offshore Fund, Ltd. (the “Fund”) is an international business company organized under the laws of the British Virgin Islands. The Fund’s investment manager is Pacific Assets Management LLC, a Delaware limited liability company (the “Manager”) that has voting and dispositive power over the Fund’s investments, including the securities offered hereby. The equity interests of the Manager are owned by Pacific Capital Management, Inc., a California corporation (“Pacific”) and Asset Alliance Holding Corp., a Delaware corporation. The equity interests of Pacific are owned by Messrs. Roger Richter, Jonathan M. Glaser and Daniel A. David. Messrs. Glaser and Richter have sole investment discretion over the Fund’s portfolio holdings.
(16)	UBS O’Connor LLC F/B/O O’Connor Global Convertible Arbitrage Master Limited, UBS O’Connor LLC F/B/O O’Connor Global Convertible Arbitrage II Master Ltd. are funds which cede investment control to UBS O’Connor LLC, which as investment adviser, makes all the investment/voting decisions. UBS O’Connor LLC is a wholly owned subsidiary of UBS AG, which is listed and traded on the New York Stock Exchange.

(17)	Clint D. Carlson has the power to direct the voting and disposition of the securities held by Black Diamond Offshore Ltd. and Double Black Diamond Offshore LDC.
(18)	Louise Morwick and Bryn Joynt, President and Vice President, respectively, of Silvercreek Management Inc. have the power to direct the voting and disposition of the securities held by Silvercreek Limited Partnership and Silvercreek II Limited.
(19)	John Succo, Shad Stastney and Sky Lucas have the power to direct the voting and disposition of the securities held by Vicis Capital Master Fund.
(20)	David Clott has the power to direct the voting and disposition of the securities held by Aviva Life Insurance Co.
(21)	Aristeia Advisers LLC is the general partner of Aristeia Partners LP. Aristeia Advisers LLC is jointly owned by Kevin Toner, Robert H. Lynch, Jr., Anthony Frascella and William R. Techar.
(22)	Robert Butman, John Idone, Paul Bucci, George Esser, Bartholomew Tesoriero, DJ Langis, Andrew Anderson, principals of TQA Investors, LLC, have the power to direct the voting and disposition of the securities held by LDG Limited , TQA Master Fund, Ltd., TQA Master Plus Fund, Ltd., Zurich Institutional Benchmarks Master Fund Ltd. c/o TQA Investors LLC and MSS Convertible Arbitrage I Fund c/o TQA Investors, LLC.
(23)	Shawn Bergerson, Chief Executive Officer, has the power to direct the voting and disposition of the securities held by Waterstone Market Neutral MAC 51, Ltd. and Waterstone Market Neutral Master Fund, Ltd.
(24)	Yan Vtorov and Peter McHugh have the power to direct the voting and disposition of the securities held by Platinum Grove Contingent Capital Master Fund Ltd.
(25)	Pursuant to an investment management agreement, RG Capital Management, L.P. (“RG Capital”) serves as the investment manager of Radcliffe SPC, Ltd.’s Class A Convertible Crossover Segregated Portfolio. RGC Management Company, LLC (“Management”) is the general partner of RG Capital. Steve Katznelson and Gerald Stahlecker serve as the managing members of Management. Each of RG Capital, Management and Messrs. Katznelson and Stahlecker disclaims beneficial ownership of the securities owned by Radcliffe SPC, Ltd. for and on behalf of the Class A Convertible Crossover Segregated Portfolio.
(26)	Highbridge Capital Management, LLC is the trading manager of Highbridge International LLC and has voting control and investment discretion over the securities held by Highbridge International LLC. Glenn Dubin and Henry Swieca control Highbridge Capital Management, LLC and have voting control and investment discretion over the securities held by Highbridge International LLC. Each of Highbridge Capital Management, LLC, Glenn Dubin and Henry Swieca disclaims beneficial ownership of the securities held by Highbridge International LLC.
(27)	Tribecca Global Convertible Investments Ltd. is a subsidiary of Citigroup Inc., a publicly held entity.
(28)	CIBC World Markets Corp is a subsidiary of CIBC World Markets Inc., a publicly held entity.
(29)	Deutsche Bank Securities Inc. is a publicly held entity.
(30)	Each of Lyxor Quest Fund, Ltd. and Quest Global Convertible Master Fund, Ltd. is an investment company or a subsidiary of an investment company, registered under the Investment Company Act of 1940, as amended.
(31)	Wachovia Capital Markets LLC is the subsidiary of Wachovia Corp., a publicly held entity.
(32)	The securities are under the total control of KBC Financial Products USA Inc. KBC Financial Products USA Inc. is a direct wholly owned subsidiary of KBC Financial Holdings, Inc., which in turn is a direct wholly owned subsidiary of KBC Bank N.V., which in turn is a direct wholly owned subsidiary of KBC Group N.V., a publicly traded entity.
(33)	Mike Read, as portfolio manager for Pendragon (Convertibles) Fund Limited (the “Fund”), has the authority to direct the voting and disposition of securities held by the Fund. Mr. Read disclaims beneficial ownership of the securities held by the Fund.
(34)	Richard Simpson has the power to direct the voting and disposition of the securities held by UBS AG London FBO WCBP.
(35)	Kirk Kim and Peter Lopez have the power to direct the voting and disposition of the securities held by ATSF - Transamerica Convertible Securities, Stonebridge Life Insurance, Transamerica Life Insurance and Annuities Corp and Transamerica Occidental Life.

To the extent that any of the selling securityholders identified above are broker-dealers, they may be deemed to be, under interpretations of the Staff of the SEC, “underwriters” within the meaning of the Securities Act.

Information concerning other selling securityholders will be set forth in prospectus supplements or post-effective amendments from time to time, if and as required. Information concerning the selling securityholders may change from time to time and any changed information will be set forth in prospectus supplements or post-effective amendments if and when necessary. In addition, the conversion price, and therefore, the number of shares of common stock issuable upon conversion of the notes, is subject to adjustment under certain circumstances. Accordingly, the number of shares of common stock into which the notes are convertible may increase or decrease. See “Description of Notes — Conversion Rate Adjustments.”

PLAN OF DISTRIBUTION

The selling securityholders and their successors, which includes their pledgees, donees, partnership distributees and other transferees receiving the notes or common stock that may be issuable upon conversion of the notes from the selling securityholders in non-sale transfers, may sell the notes and the common stock that may be issuable upon conversion of the notes directly to purchasers or through underwriters, broker-dealers or agents. Underwriters, broker-dealers or agents may receive compensation in the form of discounts, concessions or commissions from the selling securityholders or the purchasers. These discounts, concessions or commissions may be in excess of those customary in the types of transactions involved.

The notes and the common stock that may be issuable upon conversion of the notes may be sold in one or more transactions at:

•	fixed prices that may be changed;

•	prevailing market prices at the time of sale;

•	prices related to the prevailing market prices;

•	varying prices determined at the time of sale; or

•	negotiated prices.

These sales may be effected in a variety of transactions, which may involve cross or block transactions, including the following:

•	on any national securities exchange or quotation service on which the notes or the common stock that may be issuable upon conversion of the notes may be listed or quoted at the time of sale, including the New York Stock Exchange in the case of the common stock;

•	in the over-the-counter-market;

•	in transactions otherwise than on these exchanges or services or in the over-the-counter market (privately negotiated transactions);

•	through the writing and exercise of options (including the issuance of derivative securities), whether these options or such other derivative securities are listed on an options or other exchange or otherwise;

•	through the settlement of short sales; or

•	through any combination of the foregoing, or by any legally available means.

These transactions may include block transactions or crosses. Crosses are transactions in which the same broker acts as an agent on both sides of the transaction.

Selling securityholders may enter into hedging transactions with broker-dealers or other financial institutions which may in turn engage in short sales of the notes or the common stock that may be issuable upon conversion of the notes and deliver these securities to close out short positions. In addition, the selling securityholders may sell the notes and the common stock that may be issuable upon conversion of the notes short and deliver the notes and common stock that may be issuable upon conversion of the notes to close out short positions or loan or pledge the notes or the common stock that may be issuable upon conversion of the notes to broker-dealers or other financial institutions that in turn may sell such securities. Selling securityholders may also enter into option or other transactions with broker- dealers or other financial institutions that require the delivery to the broker-dealers or other financial institutions of the notes or the common stock that may be issuable upon conversion of the notes or enter into transactions in which a broker-dealer makes purchases as a principal for resale for its own account or through other types of transactions.

Selling securityholders may decide not to sell all or a portion of the notes and the common stock that may be issuable upon conversion of the notes offered by them pursuant to this prospectus or may decide not to sell any of the notes or the common stock that may be issuable upon conversion of the notes under this prospectus. In addition, selling securityholders may sell or transfer their notes and shares of common stock that may be issuable upon conversion of the notes other than by means of this prospectus. In particular, any securities covered by this prospectus that qualify for sale pursuant to Rule 144, Rule 144A or Regulation S under the Securities Act may be sold thereunder, rather than pursuant to this prospectus.

The aggregate proceeds to the selling securityholders from the sale of the notes or common stock that may be issuable upon conversion of the notes will be the purchase price of the notes or common stock less any discounts and commissions. A selling securityholder reserves the right to accept and, together with their agents, to reject any proposed purchase of notes or common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

In order to comply with the securities laws of some jurisdictions, if applicable, the holders of notes and common stock that may be issuable upon conversion of the notes may sell in some jurisdictions through registered or licensed broker dealers. In addition, under certain circumstances in some jurisdictions, the holders of notes and the common stock that may be issuable upon conversion of the notes may be required to register or qualify the securities for sale or comply with an available exemption from the registration and qualification requirements.

Our common stock is listed on the New York Stock Exchange under the symbol “BRE”. We do not intend to list the notes on any securities exchange or to include the notes in any automated quotation system. The notes originally issued in the private placement are eligible for trading on the PORTAL Market™. However, notes sold pursuant to this prospectus will no longer be eligible for trading on the PORTAL Market™. Accordingly, no assurance can be given as to the development of liquidity or any trading market for the notes.

The selling securityholders and any underwriters, broker-dealers or agents who participate in the distribution of the notes and the common stock that may be issuable upon conversion of the notes may be deemed to be “underwriters” within the meaning of the Securities Act. As a result, any profits on the sale of the notes or the common stock that may be issuable upon conversion of the notes by selling securityholders and any discounts, commissions or concessions received by any such broker-dealers or agents may be deemed to be underwriting discounts and commissions under the Securities Act. If the selling securityholders were deemed to be underwriters, the selling securityholders will be subject to the prospectus delivery requirements of the Securities Act and may be subject to liabilities including, but not limited to, those of sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act.

If the notes and the common stock that may be issuable upon conversion of the notes are sold through underwriters or broker-dealers, the selling securityholders will be responsible for underwriting discounts or commissions or agent’s commissions.

Any selling securityholder who is a “broker-dealer” may be deemed to be an “underwriter” within the meaning of Section 2(11) of the Securities Act. As a result, any such selling securityholder may be an underwriter in connection with the sale of the notes or the common stock that may be issuable upon conversion of the notes covered by this prospectus. We are not aware of any underwriting plan or agreement, underwriters’ or dealers’ compensation, or passive market making or stabilization transactions involving the purchase or distribution of those securities by such securityholders.

The selling securityholders and any other persons participating in the distribution of the notes or common stock that may be issuable upon conversion of the notes will be subject to the Exchange Act. The Exchange Act rules include, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the notes and the common stock that may be issuable upon conversion of the notes by the selling securityholders and any such other person. In addition, Regulation M of the Exchange Act may restrict the ability of any person engaged in the distribution of the notes and the common stock that may be issuable upon conversion of the notes to engage in market making activities with respect to the particular notes and common stock that may be issuable upon conversion of the notes being distributed for a period of up to five business days prior to the commencement of such distribution. This may affect the marketability of the notes and the common stock that may be issuable upon conversion of the notes and the ability to engage in market making activities with respect to the notes and the common stock that may be issuable upon conversion of the notes.

If required, the specific notes or common stock that may be issuable upon conversion of the notes to be sold, the names of the selling securityholders, the respective purchase prices and public offering prices, the names of any agent, dealer or underwriter and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement of which this prospectus is a part.

We entered into a registration rights agreement for the benefit of the holders of the notes to register the notes and common stock that may be issuable upon conversion of the notes under applicable federal securities laws under specific circumstances and specific times. Under the registration rights agreement, the selling securityholders and we have agreed to indemnify each other and our respective controlling persons against, and in certain circumstances to provide contribution with respect to, specific liabilities in connection with the offer and sale of the notes and the common stock that may be issuable upon conversion of the notes, including liabilities under the Securities Act. We will pay substantially all of the expenses incident to the registration of the notes and the common stock that may be issuable upon conversion of the notes, except that the selling securityholders will pay all brokers’ commissions and, in connection with an underwritten offering, if any, underwriting discounts and commissions.

VALIDITY OF THE SECURITIES

Latham & Watkins LLP, San Francisco, California, will pass upon certain legal matters relating to the validity of the notes, including certain of the legal matters described under “U.S. Federal Income Tax Consequences” in this prospectus. Certain legal matters relating to the validity of the common stock that may be issuable upon conversion of the notes and certain other legal matters relating to Maryland law will be passed upon by Ballard Spahr Andrews & Ingersoll, LLP, Baltimore, Maryland, our Maryland counsel.

EXPERTS

Our consolidated financial statements appearing in our Annual Report (Form 10-K) for the year ended December 31, 2005, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference.

$460,000,000 Aggregate Principal Amount of 4.125% Convertible Senior Notes due 2026

8,236,346 Shares of Common Stock That May Be Issuable Upon Conversion of the Notes

PROSPECTUS

November 13, 2006

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth the costs and expenses payable by the registrant in connection with the registration for resale of the 4.125% Convertible Senior Notes due 2026. All of the amounts shown are estimates except the Securities and Exchange Commission (“SEC”) registration fee and the New York Stock Exchange (“NYSE”) supplemental listing fee. The NYSE supplemental listing fee assumes the notes are convertible into 6,459,872 shares of common stock.

Amount
SEC Registration Fee	$49,220
NYSE Supplemental Listing Fee	31,000
Costs of Printing	20,000
Legal Fees and Expenses	150,000
Accounting Fees and Expenses	80,000
Miscellaneous	19,780

Total	$350,000

ITEM 15.	INDEMNIFICATION OF DIRECTORS AND OFFICERS.

As authorized by Section 2-418 of the Maryland General Corporation Law, Article VI of the Company’s Bylaws provides that BRE Properties, Inc. (the “Company”) shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, proceeding or investigation, whether civil, criminal or administrative, and whether external or internal to the Company (other than an action brought by or in the right of the Company) by reason of the fact that he or she is or was a director or officer of the Company, or is or was serving at the request of the Company as a director, officer, employee, trustee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including employee benefit plans, or is or was any other employee or agent of the Company (or of any such other corporation, partnership, joint venture, trust or other enterprise) to whom the Board of Directors, in its sole discretion, elects to extend, in whole or in part, such indemnification (each an “Indemnified Person”), against all expenses, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) actually and reasonably incurred by the Indemnified Person in connection with such action, suit, proceeding or investigation, or any appeal therein. However, the Company’s Bylaws provide that there shall be no such indemnification if it is established by adjudication that (i) the act or omission of the Indemnified Person was material to the matter giving rise to the proceeding and (A) was committed in bad faith or (B) was the result of active and deliberate dishonesty; (ii) the Indemnified Person actually received an improper personal benefit in money, property or services; or (iii) with respect to any criminal action or proceeding, the Indemnified Person had reasonable cause to believe that his or her conduct was unlawful. Notwithstanding the foregoing, the Company’s Bylaws provide that indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to have failed to meet the foregoing standard of conduct but only if and to the extent that a court of appropriate jurisdiction determines that, despite such adjudication but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for any expense, liability or loss which the court shall deem proper; provided, however, that no indemnification for any liability or loss (other than expenses) shall in any event be made to the extent that such person has been adjudged to have actually received an improper personal benefit.

In addition, Article VI of the Company’s Bylaws also provides that the Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed judicial action or suit brought by or in the right of the Company to procure a judgment in its favor by reason of the fact that such person is or was an Indemnified Person, against expenses (including attorneys’ fees) and amounts paid in settlement actually and reasonably incurred by such person in connection with the defense, settlement or appeal of such action or suit, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company unless and only to the extent that a court of appropriate jurisdiction shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

Furthermore, Article VI of the Company’s Bylaws provides that all costs, charges and expenses (including attorneys’ fees) incurred by an Indemnified Person in defense of any action, suit, proceeding or investigation of the nature referred to in the Bylaws or any appeal therefrom shall be paid or reimbursed by the Company in advance of the final disposition of such matter upon receipt by the Company of (i) a written affirmation by the Indemnified Person of his or her good faith belief that the standard of conduct necessary for indemnification has been satisfied; and (ii) an undertaking by or on behalf of such Indemnified Person to reimburse the Company for such payment in the event that it is ultimately determined that such person is not entitled to indemnification under the Bylaws or otherwise.

Article VI of the Company’s charter provides that, to the fullest extent permitted by law, no director or officer of the Company shall be personally liable to the Company, any subsidiary thereof or any of its stockholders for money damages. Maryland law does not, however, permit the liability of directors and officers to the corporation or its stockholders to be limited to the extent that (i) it is proved that the person actually received an improper personal benefit in money, property or services; or (ii) a judgment or other final adjudication adverse to the person is entered in a proceeding based on a finding that the person’s action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. This limitation of liability does not limit our ability, or our stockholders’ ability, to obtain other relief, such as an injunction or rescission.

The Company maintains a directors’ and officers’ insurance policy which insures the directors and officers of the Company from claims arising out of an alleged wrongful act by these persons in their respective capacities as directors and officers of the Company, subject to certain exceptions.

The Company has entered into indemnification agreements with its directors and officers.

ITEM 16.	INDEX TO EXHIBITS.

Number	Exhibit
4.1	Indenture for Senior Debt Securities between the registrant and Chase Manhattan Bank and Trust Company, National Association, as successor trustee, dated as of June 23, 1997, filed as Exhibit 4.1 to the registrant’s Current Report on Form 8-K filed with the SEC on June 23, 1997 and incorporated herein by reference.

4.2	First Supplemental Indenture dated as of April 23, 1998 between the registrant and Chase Manhattan Bank and Trust Company, National Association, as successor trustee, filed as Exhibit 4.1 to the registrant’s Quarterly Report on Form 10-Q filed with the SEC on May 14, 1998 and incorporated herein by reference.

4.3	Second Supplemental Indenture, dated as of August 15, 2006, between BRE Properties, Inc. and J.P. Morgan Trust Company, National Association, as trustee, including the form of 4.125% Convertible Senior Notes due 2026, filed as Exhibit 4.1 to the registrant’s Current Report on Form 8-K filed with the SEC on August 21, 2006 and incorporated herein by reference.

4.4	Third Supplemental Indenture, dated as of November 3, 2006, between BRE Properties, Inc. and The Bank of New York Trust Company, National Association (successor to J.P. Morgan Trust Company, National Association), as trustee, filed as Exhibit 4.1 to the registrant’s Current Report on Form 8-K filed with the SEC on November 8, 2006 and incorporated herein by reference.

4.5	Registration Rights Agreement, dated as of August 15, 2006, between BRE Properties, Inc. and Wachovia Capital Markets, LLC and Deutsche Bank Securities Inc., filed as Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed with the SEC on August 21, 2006 and incorporated herein by reference.

5.1	Opinion of Latham & Watkins LLP.

5.2	Opinion of Ballard Spahr Andrews & Ingersoll, LLP.

8.1	Opinion of Latham & Watkins LLP regarding certain federal income tax matters.

12.1	Statement of Computation of Ratios.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Latham & Watkins LLP (included in Exhibits 5.1 and 8.1).

23.3	Consent of Ballard Spahr Andrews & Ingersoll, LLP (included in Exhibit 5.2).

24.1	Power of Attorney (incorporated by reference in the signature page to the Registration Statement).

25.1	Statement of Eligibility under the Trust Indenture Act of 1939 of a Corporation Designated to Act as Trustee of The Bank of New York Trust Company, National Association (Form T-1).

ITEM 17.	UNDERTAKINGS.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the registration statement is on Form S-3 or F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on November 13, 2006.

BRE PROPERTIES, INC.

By:	/S/ EDWARD F. LANGE, JR.
Edward F. Lange, Jr. Executive Vice President, Chief Financial Officer and Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Constance B. Moore and Edward F. Lange, Jr., and each of them, with full power of substitution and full power to act without the other, such person’s true and lawful attorney-in-fact and agent to act for such person in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any related registration statement filed pursuant to Rule 462(b) under the Securities Act, and to file this registration statement, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully, to all intents and purposes, as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ CONSTANCE B. MOORE Constance B. Moore	President and Chief Executive Officer (Principal Executive Officer)	November 7, 2006

/S/ EDWARD F. LANGE, JR. Edward F. Lange, Jr.	Executive Vice President, Chief Financial Officer and Secretary (Principal Financial and Accounting Officer)	November 13, 2006

Robert A. Fiddaman	Director, Chairman of the Board

/S/ ROGER P. KUPPINGER Roger P. Kuppinger	Director	November 13, 2006

Signature	Title	Date

/S/ EDWARD E. MACE Edward E. Mace	Director	November 8, 2006

/S/ CHRISTOPHER J. MCGURK Christopher J. McGurk	Director	November 7, 2006

/S/ MATTHEW T. MEDEIROS Matthew T. Medeiros	Director	November 7, 2006

/S/ JEANNE R. MYERSON Jeanne R. Myerson	Director	November 7, 2006

/S/ IRVING F. LYONS, III Irving F. Lyons, III	Director	November 7, 2006

/S/ GREGORY M. SIMON Gregory M. Simon	Director	November 7, 2006

EXHIBIT INDEX

Number	Exhibit
4.1	Indenture for Senior Debt Securities between the registrant and Chase Manhattan Bank and Trust Company, National Association, as successor trustee, dated as of June 23, 1997, filed as Exhibit 4.1 to the registrant’s Current Report on Form 8-K filed with the SEC on June 23, 1997 and incorporated herein by reference.

4.2	First Supplemental Indenture dated as of April 23, 1998 between the registrant and Chase Manhattan Bank and Trust Company, National Association, as successor trustee, filed as Exhibit 4.1 to the registrant’s Quarterly Report on Form 10-Q filed with the SEC on May 14, 1998 and incorporated herein by reference.

4.3	Second Supplemental Indenture, dated as of August 15, 2006, between BRE Properties, Inc. and J.P. Morgan Trust Company, National Association, as trustee, including the form of 4.125% Convertible Senior Notes due 2026, filed as Exhibit 4.1 to the registrant’s Current Report on Form 8-K filed with the SEC on August 21, 2006 and incorporated herein by reference.

4.4	Third Supplemental Indenture, dated as of November 3, 2006, between BRE Properties, Inc. and The Bank of New York Trust Company, National Association (successor to J.P. Morgan Trust Company, National Association), as trustee, filed as Exhibit 4.1 to the registrant’s Current Report on Form 8-K filed with the SEC on November 8, 2006 and incorporated herein by reference.

4.5	Registration Rights Agreement, dated as of August 15, 2006, between BRE Properties, Inc. and Wachovia Capital Markets, LLC and Deutsche Bank Securities Inc., filed as Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed with the SEC on August 21, 2006 and incorporated herein by reference.

5.1	Opinion of Latham & Watkins LLP.

5.2	Opinion of Ballard Spahr Andrews & Ingersoll, LLP.

8.1	Opinion of Latham & Watkins LLP regarding certain federal income tax matters.

12.1	Statement of Computation of Ratios.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Latham & Watkins LLP (included in Exhibits 5.1 and 8.1).

23.3	Consent of Ballard Spahr Andrews & Ingersoll, LLP (included in Exhibit 5.2).

24.1	Power of Attorney (incorporated by reference in the signature page to the Registration Statement).

25.1	Statement of Eligibility under the Trust Indenture Act of 1939 of a Corporation Designated to Act as Trustee of The Bank of New York Trust Company, National Association (Form T-1).